As filed with the Securities and Exchange Commission on January 24, 2008
Registration No. 333-148366

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

Amendment No. 1

FORM SB-2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

GRANT LIFE SCIENCES, INC.
(Name of Small Business Issuer in Its Charter)

Nevada	3841	82-0490737
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1787 East Ft. Union Blvd., Suite 202,
Salt Lake City, Utah 84121
(801) 733-0878

(Address and Telephone Number of Principal Executive Offices)

Hun-Chi Lin, President
1787 East Ft. Union Blvd., Suite 202
Salt Lake City, Utah   84121
(801) 733-0878

(Name, Address and Telephone Number of Agent for Service)

Copies to:

Gregory Sichenzia, Esq.
Yoel Goldfeder, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, NY 10006
(212) 930-9700
(212) 930-9725

                Approximate Date of Commencement of Proposed Sale to the Public:

If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:
☒ ____________________________________________

                If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
☐ ____________________________________________

                If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
☐ ____________________________________________

                If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
☐ ____________________________________________

                If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.  ☐

Title of Each Class of Securities to be Registered	Amount to Be Registered (1)		Proposed Maximum Offering Price Per Unit		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common stock, $0.001 par value issuable upon conversion of callable secured convertible notes	35,087,719	(2)	$0.0195	(3)	$684,210.52	$21.01

Total	35,087,719				$684,210.52	$21.01

(1)   Includes shares of our common stock, par value $0.001 per share, which may be offered pursuant to this registration statement, of which 35,087,719 shares are issuable upon conversion of callable secured convertible notes held by the selling stockholders. In addition to the shares set forth in the table, the amount to be registered includes an indeterminate number of shares issuable upon conversion of the callable secured convertible notes, as such number may be adjusted as a result of stock splits, stock dividends and similar transactions in accordance with Rule 416. The number of shares of common stock registered hereunder represents a good faith estimate by us of the number of shares of common stock issuable upon conversion of the callable secured convertible notes. For purposes of estimating the number of shares of common stock to be included in this registration statement, we calculated a good faith estimate of the number of shares of our common stock that we believe will be issuable upon conversion of the callable secured convertible notes to account for market fluctuations, and antidilution and price protection adjustments, respectively. Should the conversion ratio result in our having insufficient shares, we will not rely upon Rule 416, but will file a new registration statement to cover the resale of such additional shares should that become necessary. In addition, should a decrease in the exercise price as a result of an issuance or sale of shares below the then current market price result in our having insufficient shares, we will not rely upon Rule 416, but will file a new registration statement to cover the resale of such additional shares should that become necessary.

(2)   Includes a good faith estimate of the shares underlying the callable secured convertible notes to account for market fluctuations.

(3)   Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based upon the average of the high and low prices of the Registrant’s common stock on December 14, 2007.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Preliminary Prospectus, subject to Completion, dated January 24, 2008

GRANT LIFE SCIENCES, INC.

35,087,719 Shares

Common Stock

                This prospectus relates to the sale by the selling stockholders of up to 35,087,719 shares of our common stock, of which 35,087,719 shares are underlying callable secured convertible notes in the principal amount of $400,000.  The callable secured convertible notes are convertible into our common stock at the lower of $0.15 or 60% of the average of the three lowest intraday trading prices for the common stock on the Over-The-Counter Bulletin Board for the 20 trading days before but not including the conversion date. The prices at which the selling stockholders may sell shares will be determined by the prevailing market price for the shares or in negotiated transactions.  We will not receive any proceeds from the sale of our shares by the selling stockholders. The selling stockholders may be deemed underwriters of the shares of common stock which they are offering. We will pay the expenses of registering these shares.

                Our common stock is listed on the Over-the-Counter Bulletin Board under the symbol “GLIF.OB.”  On January 18, 2008, the last reported price of our common stock was $0.0222 per share.

INVESTING IN OUR SECURITIES INVOLVES RISKS.  SEE “RISK FACTORS” BEGINNING ON PAGE 2.

No underwriter or person has been engaged to facilitate the sale of shares of common stock in this offering.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this Prospectus is __________, 2008.

1787 East Ft. Union Blvd., Suite 202
Salt Lake City, Utah   84121
(801) 733-0878

i

PROSPECTUS SUMMARY

This summary does not contain all of the information that you should consider before investing in our common stock.  You should carefully read the entire prospectus prior to making an investment decision.

About Grant Life Sciences, Inc. (“Grant Life Sciences” or the “Company” or “we”)

We are developing protein-based screening tests to screen women for cervical cancer and pre-cancerous conditions that typically result in cervical cancer.  We believe our tests detect the presence of certain antibodies that appear only when cervical cancer or certain pre-cancerous conditions are present in the body.  Our tests are performed by analyzing a small amount of blood taken from the patient.  In one version of our test, the blood sample is analyzed in a clinical testing laboratory using standard laboratory equipment and analytic software, which generally can produce test results in about 2 hours.  Our rapid test is designed to be administered at the point of care by a health professional in a doctor’s office, hospital, and clinic or even at home, and provides easy-to-read results in approximately 15 minutes. Our planned cervical cancer test uses proprietary technology to detect the presence of antibodies. In 2007, we acquired the rights to additional technology pertaining to antigen detection tests as well as to molecular diagnostic tests that may be useful in identifying cervical cancer and pre-cancerous conditions that typically result in cervical cancer. This newly acquired technology may complement the research we have done thus far using antibody detection tests. In addition, in the future, we believe that we may be able to use our technology to develop rapid tests for other diseases and cancers.

In conjunction with the primary diagnostic cervical cancer blood tests that we are developing, we have also acquired the exclusive worldwide rights to diagnostic devices for HIV-1, HIV-2 and dengue fever and a proprietary diagnostic reagent, a key ingredient commonly used by leading manufacturers of rapid tests as a detectable label. We acquired these rights from AccuDx Corporation in March 2005 for a period of ten years.

We have not generated any significant revenues since inception in July 1998. We have a history of losses and we expect to continue to incur losses for the foreseeable future. For the nine months ended September 30, 2007 and 2006, we had no revenues and incurred net losses of $2,856,114 and $7,297,538, respectively. Cumulative losses since inception total $17,267,244 as of September 30, 2007. As a result of recurring losses from operations, a working capital deficit and an accumulated deficit, our auditors, in their report dated March 29, 2007 (June 20, 2007 as to Note B) have expressed substantial doubt about our ability to continue as a going concern.

Executive Offices

Our executive offices are located at 3550 Wilshire Blvd., Suite 1700, Los Angeles, CA 90010, and 1787 East Ft. Union Blvd, Suite 202, Salt Lake City, UT 84121.

Origin of Grant Life Sciences

On July 30, 2004, Grant Ventures, Inc., a Nevada corporation (“Grant Ventures”), acquired Impact Diagnostics, Inc., a Utah corporation organized on July 9, 1998 (“Impact Diagnostics”), through the merger of Grant Ventures’ wholly owned subsidiary, Impact Acquisition Corporation, with Impact Diagnostics (the “Merger”). Grant Ventures was an inactive publicly registered shell corporation with no significant assets or operations. Impact Diagnostics had been organized to develop certain technologies owned by Dr. Yao Ziong Hu and was initially funded by its founders, supplemented by two additional rounds of private funding. Grant Ventures changed its name to Grant Life Sciences, Inc. in November 2004. Impact Acquisition Corporation and Impact Diagnostics were subsequently dissolved.

The Offering

By this prospectus, the selling stockholders are offering up to 35,087,719 shares of our common stock, which are issuable upon the conversion of notes held by the selling stockholders.  The selling stockholders are not required to sell their shares, and any sales of common stock by the selling stockholders are entirely at the discretion of the selling stockholders. We will receive no proceeds from the sale of the shares of common stock in this offering.

FORWARD-LOOKING STATEMENTS

This prospectus includes forward-looking statements.  You can identify these forward-looking statements when you see us using words such as “expect,” “anticipate,” “estimate,” “believe,” “intend,” “may,” “predict,” and other similar expressions.  These forward-looking statements cover, among other items:

•	our future capital needs;

•	our expectations about our ability to complete development of our cervical cancer tests;

•	our expectations about the FDA and other regulatory approval processes that will be required for our cervical cancer tests;

•	our expectations about reimbursement of our products by health insurance payors;

•	our expectations about the future performance of the cervical cancer tests that we are developing;

•	our expectations about acceptance in the market of the cervical cancer tests we are developing;

•	our expectations about the ability of our planned cervical cancer tests to compete in the market;

•	our marketing and sales plans;

•	our expectations about our financial performance; and

•	our intention to develop additional screening tests using our technology;

We have based these forward-looking statements largely on our current expectations.  However, forward-looking statements are subject to a number of risks and uncertainties, certain of which are beyond our control.  Actual results could differ materially from those anticipated as a result of the factors described under “Risk Factors” including, among others:

•	problems that we may face in successfully completing our planned cervical cancer tests;

•	our inability to raise additional capital when needed;

•	uncertainty of acceptance of our cervical cancer tests in the market;

•	reluctance or unwillingness of laboratories and physicians to accept our tests;

•	refusal of insurance companies and other third-party payors to reimburse patients, clinicians and laboratories for our tests;

•	problems that we may face in marketing and selling our tests;

•	the possibility that we may not be able to compete with established companies;

•	delays in obtaining, or our inability to obtain, approval by the FDA for our proposed tests;

•	delays in obtaining, or our inability to obtain, approval by certain foreign regulatory authorities for our proposed tests;

•	problems in acquiring and protecting intellectual property important to our business through patents, licenses and other agreements;

•	our ability to successfully defend claims that our tests may infringe the intellectual property rights of others;

•	problems that we may face in obtaining product liability insurance or defending product liability claims;

•	problems that we may face in manufacturing and distributing our proposed tests;

•	the risks we face in potential international markets; and

•	the limited market for our common stock and the adverse affect on liquidity that we may face because our common stock is considered a “penny stock”.

We do not undertake any obligation to publicly update or revise any forward-looking statements contained in this prospectus or incorporated by reference, whether as a result of new information, future events or otherwise.  Because of these risks and uncertainties, the forward-looking statements and circumstances discussed in this prospectus might not transpire.

RISK FACTORS

                Investing in our securities involves a material degree of risk.  Before making an investment decision, you should carefully consider the risk factors set forth in this prospectus and any accompanying prospectus supplement delivered with this prospectus, as well as other information we include in this prospectus and any accompanying prospectus supplement.

Risks Related to our Business:

We are a development stage company and we have no meaningful operating history on which to evaluate our business or prospects.

We acquired Impact Diagnostics on July 30, 2004.  For several years prior to that acquisition, we did not engage in any business.  Impact Diagnostics was formed in 1998 for the purpose of developing a cervical cancer screening test.  This is now our only business.  Prior to the Merger, Impact Diagnostics had only a limited operating history and had generated no revenue.  Subsequent to the Merger, we have generated only minimal amounts of revenue. Our limited operating history without meaningful revenues makes it difficult to evaluate our business prospects and future performance.  Our business prospects must be considered in light of the risks, uncertainties, expenses and difficulties frequently encountered by companies in their early stages of development, particularly companies in new and rapidly evolving markets, such as the biotechnology market.

We have not completed the development of our planned cervical cancer tests and we are not currently developing any other products.  We may not successfully develop our cervical cancer tests or any other products.

The cervical cancer tests are the only products we are developing.  We have no other products.  We may never successfully complete the development of our cervical cancer tests.  If we do not complete the development of our cervical cancer tests or develop other products, we will not be able to generate any revenues or become profitable, and, as a consequence, you may lose your entire investment in us.

We have incurred net losses to date and expect to continue to incur net losses for the foreseeable future.  We may never become profitable.

We have had substantial operating losses since our inception and have never earned a profit. We incurred net losses of $1,470,989 from inception in 1998 through December 31, 2003, $1,910,351 in 2004, $7,644,857 in 2005, $3,384,933 in 2006, and $2,856,114 for the nine months ended September 30, 2007. Our accumulated deficit at September 30, 2007 was $17,267,244.

Our losses have resulted principally from:

•	expenses associated with our research and development programs and development of our cervical cancer tests;

•	administrative and facilities costs; and

•	non-cash expenses arising from the application of fair value accounting to the derivative liability related to the Company’s convertible notes and warrants.

We expect to incur significant and increasing operating losses for the next few years as we complete development of our cervical cancer tests, initiate clinical trials, seek regulatory approval, expand our research and development, advance other product candidates into development and, if we receive regulatory approval, market and sell our products.  We may never become profitable.

We will be required to raise additional capital to fund our operations, and if we are unable to obtain funding when needed, we may need to delay completing the development of our planned cervical cancer tests, scale back our operations or close our business.

Our auditors have added an explanatory paragraph to their opinion on our financial statements because of concerns about our ability to continue as a going concern.  These concerns arise from the fact that we have not yet established an ongoing source of revenues sufficient to cover our operating costs and that we must raise additional capital in order to continue to operate our business.  If we are unable to continue as a going concern, you could lose your entire investment in us.

We will need to obtain regulatory approval before we can market and sell our planned cervical cancer tests in the United States and in many other countries.

In the United States, our planned cervical cancer tests will be subject to regulation by the U.S. Food and Drug Administration (“FDA”) under the Federal Food, Drug and Cosmetic Act.  Governmental agencies in other countries also regulate medical devices.  These domestic and foreign regulations govern the majority of the commercial activities we plan to perform, including the purposes for which our proposed tests can be used, the development, testing, labeling, storage and use of our proposed tests with other products, and the manufacturing, advertising, promotion, sales and distribution of our proposed tests for the approved purposes.  Compliance with these regulations could prove expensive and time-consuming.

Products that are used to diagnose diseases in people are considered medical devices, which are regulated in the United States by the FDA.  To obtain FDA authorization for a new medical device, a company may have to submit data relating to safety and effectiveness based upon extensive testing.  This testing, and the preparation and processing of necessary applications, is expensive and may take up to a few years to complete.  Whether a medical device requires FDA authorization and the data that must be submitted to the FDA varies depending on the nature of the medical device.

Medical devices or diagnostics fall into one of three classes (Class I, II, or III) in accordance with the FDA’s determination of controls necessary to ensure the safety and effectiveness of the device or diagnostic. As with most diagnostic products, we anticipate that our planned cervical cancer tests will be classified by the FDA as a Class II device. By definition, this means that there could be a potential for harm to the consumer if the device is not designed properly and/or otherwise does not meet strict standards. To market and sell a Class II medical device, a company must first submit a 510(k) premarket notification, also known as a 510(k). The 510(k) application is intended to demonstrate substantial equivalency to a Class II device already on the market. The FDA will still require that clinical studies of device safety and effectiveness be completed.

In the United States, prior to approval by the FDA, under certain conditions, companies can sell investigational or research kits to laboratories under the Clinical Laboratory Improvement Amendment (CLIA) of 1988. Under CLIA, companies can sell diagnostic assays or tests to "high complexity" laboratories for validation as an "analyte specific reagent". An analyte specific reagent is the active ingredient of an "in-house" diagnostic test.

In addition to any government requirements as to authorizing the marketing and sales of medical devices, there are other FDA requirements. The manufacturer must be registered with the FDA. The FDA will inspect what is being done on a routine basis to ascertain compliance with those regulations prescribing standards for medical device quality and consistency. Such standards refer to but are not limited to manufacturing, testing, distribution, storage, design control and service activities. The FDA also prohibits promoting a device for unauthorized uses and routinely reviews labeling accuracy. If the FDA finds failures in compliance, it can institute a range of enforcement actions, from a public warning letter to more severe sanctions like withdrawal of approval; denial of requests for future approval; fines, injunctions and civil penalties; recall or seizure of the product; operating restrictions, partial suspension or total shutdown of production; and criminal prosecution.

The FDA's medical device reporting regulation also will require the reporting of information on deaths or serious injuries associated with the use of our tests, as well as product malfunctions that are likely to cause or contribute to death or serious injury if the malfunction were to recur.

Regardless of FDA approval status in the U.S., we will need to obtain certification of our tests from regulatory authorities in other countries prior to marketing and selling in such countries. The amount of time needed to achieve foreign approval varies from country to country, and regulatory approval by regulatory authorities of one country cannot by itself guarantee acceptance by another country’s regulatory body. Additionally, implementation of more stringent requirements or the adoption of new requirements or policies could adversely affect our ability to sell our proposed tests in other countries. We may be required to incur significant costs to comply with these laws and regulations. If the U.S. and/or other countries do not issue patents to us, our operating results will suffer and our business may fail.

In addition to the rules and regulations of the FDA and similar foreign agencies, we may also have to comply with other federal, state, provincial and local laws, rules and regulations. Out tests could be subject to rules pertaining to the disposal of hazardous or toxic chemicals or potentially hazardous substances, infectious disease agents and other materials, and laboratory and manufacturing practices used in connection with our research and development activities. If we fail to comply with these regulations, we could be fined, may not be allowed to operate certain portions of our business, or otherwise suffer consequences that could materially harm our business.

We currently have no sales force or distribution arrangement in any market where we intend to market and sell our tests.

We currently have no sales or marketing organization for our cervical cancer tests.  When we complete the development of our cervical cancer tests and receive the required regulatory approvals, we will attempt to market and sell our tests to laboratories and directly to physicians, hospitals, clinics and other healthcare providers.  We plan to market and sell our tests to laboratories in the United States and globally through third-party distributors.  We do not currently have any arrangements with any distributors and we may not be able to enter into arrangements with qualified distributors on acceptable terms or at all.  If we are unable to enter into distribution agreements with qualified distributors on acceptable terms, we may be unable to successfully commercialize our tests.

We will not be able to sell our planned cervical cancer tests and generate revenues if laboratories and physicians do not accept them.

If we successfully complete development of our cervical cancer tests and obtain required regulatory approval, we plan to market and sell our tests initially to clinical testing laboratories in the United States, Western Europe and other countries in which there is widespread cervical cancer screening and a sophisticated testing infrastructure.  We plan to market and sell the rapid test to physicians, hospitals, clinics and other healthcare providers in some developing countries where cervical cancer screening is not widespread and where there is limited or non-standardized testing infrastructure.  In order to successfully commercialize our tests, we will have to convince both laboratories and healthcare providers that our proposed tests are an effective method of screening for cervical cancer, whether as an independent test, used in conjunction with Pap tests and/or HPV tests or as a follow-up screening method for women with equivocal Pap tests.  Pap tests have been the principal means of cervical cancer screening for over 50 years and, in recent years, HPV tests have been introduced primarily as an adjunct to Pap tests. Failure to achieve any of these goals could have an adverse material effect on our business, financial condition or results of operations.

Our planned cervical cancer tests rely on an approach that is different from the underlying technology of Pap tests and HPV tests. Healthcare professionals, women’s advocacy groups and other key constituencies may not view our planned tests as an accurate means of detecting cervical cancer or pre-cancerous conditions.  In addition, some parties may view using our proposed test along with the Pap tests and/or HPV tests for primary screening as adding unnecessary expense to the already accepted cervical cancer screening protocol, which could cause our product revenue to be negatively affected.

If third-party health insurance payors do not adequately reimburse healthcare providers or patients for our proposed cervical cancer tests, it will be more difficult for us to sell our tests.

We anticipate that if government insurance plans (including Medicare and Medicaid in the United States), managed care organizations and private insurers do not adequately reimburse users for use of our tests, it will be more difficult for us to sell our tests to laboratories and healthcare providers.  Third-party payors and managed care entities that provide health insurance coverage to approximately 225 million people in the United States currently authorize almost universal reimbursement for the Pap tests, and Pap tests are nearly fully reimbursed in other markets where we plan to market and sell our proposed tests.  HPV tests also are almost fully reimbursed for certain uses.  We will attempt to obtain reimbursement coverage in all markets in which we plan to sell our proposed cervical cancer tests to the same degree as the Pap test.

Our management will be required to expend significant time, effort and expense to provide information about the effectiveness of our planned cervical cancer tests to health insurance payors who are willing to consider reimbursement for our tests.  However, reimbursement has become increasingly limited for medical diagnostic products. Health insurance payors may not reimburse laboratories, healthcare providers or patients in the United States or elsewhere for the use of our planned tests, either as a stand-alone test or as an adjunct to Pap tests or HPV tests, which would make it difficult for us to sell our tests, which could make our business less profitable and cause our business to fail.

Our competitors are much larger and more experienced than we are and, even if we complete the development of our tests, we may not be able to successfully compete with them.

The diagnostic testing industry is highly competitive.  When completed, we expect that our cervical cancer tests will compete with the Pap tests, which have been widely accepted by the medical community for many years.  Approximately 60 million Pap tests are performed annually in the United States, and an additional 60 million Pap tests are performed annually in the rest of the world.  Manufacturers of Pap tests include Cyctc Corporation, Tripath and several other companies.  Future improvements to the Pap test could hinder our efforts to introduce our tests into the market.

Our cervical cancer tests also will compete with HPV tests, which are becoming increasingly accepted in the medical community.  Manufacturers of HPV tests include Digene Corporation, Ventana Medical Systems, Roche Diagnostics, Abbott Laboratories, and Bayer Corporation.  If market acceptance of HPV tests becomes greater, it may be more difficult for us to introduce our tests into the market.

All of the companies who manufacture Pap tests and HPV tests are more established than we are and have far greater financial, technical, research and development, sales and marketing, administrative and other resources than we do.  Even if we successfully complete the development of our tests, we may not be able to compete effectively with these much larger companies and their more established products.

If we are unable to successfully protect our intellectual property or our licensor is unsuccessful in defending the patents on our licensed technology against infringement, our ability to develop, market and sell our tests and any other product we may develop in the future will be harmed.

Our success will partly depend on our ability to obtain patents and licenses from third parties and protect our trade secrets.

We have an exclusive license from Dr. Yao Xiong Hu for certain processes that we currently include in our cervical cancer tests.  Some of Dr. Hu’s technology is covered by United States patents that have been issued, and some of the technology is covered by United States patent applications that have been filed and are pending.  The agreement with Dr. Hu also covers technology included in foreign applications presently pending as PCT applications in China and India. In the event a competitor uses our licensed technology, our licensor may be unable to successfully assert patent infringement claims. In that event, we may encounter direct competition using the same technology on which our products are based and we may be unable to compete. If we cannot compete with competitive products, our business will fail. In addition, if any third party claims that our licensed products are infringing their intellectual property rights, any resulting litigation could be costly and time consuming and would divert the attention of management and key personnel from other business issues. We also may be subject to significant damages or injunctions preventing us from selling or using some aspect of our products in the event of a successful patent or other intellectual property infringement claim. In addition, from time to time, we may be required to obtain licenses from third parties for some of the technology or components used or included in our tests.  If we are unable to obtain a required license on acceptable terms or at all, our ability to develop or sell our tests may be impaired and our revenue will be negatively affected.

We plan to file patent applications for any additional technology that we create in the future.  We cannot guarantee that our patent applications will result in patents being issued in the United States or foreign countries.  In addition, the U.S. Patent and Trademark Office may reverse its decision or delay the issuance of any patents that may be allowed.  We also cannot guarantee that any technologies or tests that we may develop in the future will be patentable.  In addition, competitors may develop products similar to ours that do not conflict with patents we may receive.  If our patents are issued, others may challenge these patents and, as a result, our patents could be narrowed or invalidated, which could have a direct adverse effect on our profitability and liquidity.

Our confidentiality agreements may not adequately protect our proprietary information, the disclosure of which could decrease our competitive edge.

Our technology and tests are believed to be, at least in part, dependent on unpatented trade secrets.  However, trade secrets are difficult to protect.  In an effort to protect our trade secrets, we generally require our employees, consultants and advisors to sign confidentiality agreements.  In addition, our employees are parties to agreements that require them to assign to us all inventions and other technology that they create while employed by us.  However, we cannot guarantee that these agreements will provide us with adequate protection if confidential information is used or disclosed improperly.  In addition, in some situations, these agreements may conflict with, or be limited by, the rights of third parties with whom our employees, consultants or advisors have prior employment or consulting relationships.  Further, others may independently develop similar proprietary information and techniques, or otherwise gain access to our trade secrets. Any of these adverse consequences could negatively impact our results of operations.

Our products may infringe on the intellectual property rights of others and may result in costly and time-consuming litigation.

Our success will depend partly on our ability to operate without infringing upon the proprietary rights of others, as well as our ability to prevent others from infringing on our proprietary rights. We may be required at times to take legal action in order to protect our proprietary rights.  Although we attempt to avoid infringing upon known proprietary rights of third parties, and are not aware of any current or threatened claims of infringement, we may be subject to legal proceedings and claims for alleged infringement by us or our licensees of third-party proprietary rights, such as patents, trade secrets, trademarks or copyrights, from time to time in the ordinary course of business. Any claims relating to the infringement of third-party proprietary rights, even if not successful or meritorious, could result in costly litigation, divert resources and management's attention or require us to enter into royalty or license agreements which are not advantageous to us. In addition, parties making these claims may be able to obtain injunctions, which could prevent us from selling our products. Any of these results could lead to liability, substantial costs and reduced growth prospects, any or all of which could negatively affect our business.

We do not have any manufacturing facilities.

We have no capacity to manufacture our proposed tests.  We may not be able to establish satisfactory arrangements with third-party manufacturers.

If we are able to market and sell our cervical cancer tests, we may be subject to product liability claims or face product recalls for which our insurance may be inadequate.

If we complete development of our cervical cancer tests and begin to sell them, we will be exposed to the risk of product liability claims and product recalls.  We currently do not market any products and therefore have obtained only general liability insurance coverage.  Any failure to obtain product liability insurance in the future that is not continually available to us on acceptable terms, or at all, or that is sufficient to protect us against product liability claims or recalls, may not have enough funds to pay legal fees and/or any judgments in connection with any such claims which would have an adverse affect on our operating results and could cause our business to fail.

If we are unable to manage our anticipated future growth, we may not be able to implement our business plan.

We currently have four part-time employees and, in addition, retain consultants on a part-time basis.  In order to complete development of our tests, obtain FDA and other regulatory approval, seek insurance reimbursement, begin to market and sell our tests, begin the production of our tests and continue and expand our research and development programs, we will need to hire significant additional qualified personnel and expand or implement our operating, administrative, information and other systems.  We cannot guarantee that we will be able to do so or that, if we do so, we will be able to effectively integrate them into our existing staff and systems.  We will also have to compete with other biotechnology companies to recruit, hire and train qualified personnel.  If we are unable to manage our growth, we may not be able to implement our business plan and our business could fail.

Risks Relating to Our Current Financing Arrangement :

There are a large number of shares underlying our callable secured convertible notes and warrants that may be available for future sale, and the sale of these shares may depress the market price of our common stock.

As of January 18, 2008, we had 311,125,613 shares of common stock issued and outstanding and callable secured convertible notes outstanding that may be converted into an estimated 97,815,087 shares of common stock based on market prices immediately preceding January 18, 2008. As of January 18, 2008, we also had outstanding warrants to purchase 33,379,542 shares of common stock. In addition, the number of shares of common stock issuable upon conversion of the outstanding callable secured convertible notes may increase if the market price of our stock declines. All of the shares issuable upon conversion of the notes and upon exercise of our warrants may be sold without restriction. The sale of these shares may adversely affect the market price of our common stock.

The adjustable conversion price feature of our callable secured convertible notes results in dilution to our existing stockholders at any market price.

Our obligation to issue shares upon conversion of our callable secured convertible notes is essentially limitless. These notes are convertible to common stock of the Company at the lower of (a) $0.15 or (b) 60% of the average of the three lowest intraday trading prices for the 20 days immediately preceding the conversion date. Since these notes are converted to common stock at a discount from market regardless of market price, they are dilutive by their nature.

The following table sets forth the number of shares of our common stock that would be issuable upon conversion of the callable secured convertible notes (excluding accrued interest), based on conversion prices 25%, 50% and 75% below the current average market price of $0.0216, based upon the high and low bid prices which existed on January 18, 2008:

% Below Market	Price Per Share	With Discount of 40%	Number of Shares Issuable	% of Outstanding Stock
25%	$.0162	$.0097	114,721,399	26.94%
50%	$.0108	$.0065	172,082,099	35.61%
75%	$.0054	$.0032	344,164,198	52.52%

As illustrated, the conversion of our callable secured convertible notes is dilutive to our existing common stockholders at any market price.

The adjustable conversion price feature of our callable secured convertible notes may encourage investors to make short sales in our common stock, which could have a depressive effect on the price of our common stock.

The callable secured convertible notes are convertible into shares of our common stock at a substantial discount to the trading price of the common stock. The significant downward pressure on the price of the common stock as the selling stockholder converts and sells material amounts of common stock could encourage short sales by investors. This could place further downward pressure on the price of the common stock. The selling stockholder could sell common stock into the market in anticipation of covering the short sale by converting their securities, which could cause the further downward pressure on the stock price. In addition, not only the sale of shares issued upon conversion or exercise of notes, warrants and options, but also the mere perception that these sales could occur, may adversely affect the market price of the common stock.

If we are required for any reason to repay our outstanding callable secured convertible notes, we would be required to deplete our working capital, if available, or raise additional funds. Our failure to repay the callable secured convertible notes, if required, could result in legal action against us, which could require the sale of substantial assets or the cessation of business.

In February and March 2007, we entered into financing arrangements involving the sale of an aggregate of $300,000 principal amount of callable secured convertible notes and stock purchase warrants to buy an aggregate of 2,000,000 shares of our common stock. The callable secured convertible notes are due and payable, with 6% interest, three years from the date of issuance, unless sooner converted into shares of our common stock. As of January 18, 2008, we had $215,092 of callable secured convertible notes outstanding with respect to these financings.

In June 2007, we entered into a subsequent financing arrangement involving the sale of an aggregate of $500,000 principal amount of callable secured convertible notes and stock purchase warrants to buy 10,000,000 shares of our common stock. The callable secured convertible notes are due and payable, with 8% interest, three years from the date of issuance, unless sooner converted into shares of our common stock. Additionally, in November 2007, we entered into another financing arrangement by which we sold an aggregate of $400,000 callable secured convertible notes and stock purchase warrants to buy 8,000,000 shares of our common stock. The callable secured convertible notes are due and payable, with 8% interest, three years from the date of issuance, unless sooner converted into shares of our common stock.

Any event of default such as our failure to repay the principal or interest when due, our failure to issue shares of common stock upon conversion by the holder, our failure to timely file a registration statement or have such registration statement declared effective, breach of any covenant, representation or warranty in the Securities Purchase Agreement or related convertible note, the assignment or appointment of a receiver to control a substantial part of our property or business, the filing of a money judgment, writ or similar process against us in excess of $50,000, the commencement of a bankruptcy, insolvency, reorganization or liquidation proceeding against us, and the delisting of our common stock could require the early repayment of the callable secured convertible notes, including a default interest rate of 15% on the outstanding principal balance of the notes if the default is not cured within the specified grace period.

As of January 18, 2008, $1,115,092 remained outstanding on the issued callable secured convertible notes for the four financing arrangements discussed above. We anticipate that the full amount of the callable secured convertible notes will be converted into shares of our common stock. However, if we are required to repay the callable secured convertible notes, we would be required to use our limited working capital and raise additional funds. If we were unable to repay the notes when required, the note holders could commence legal action against us and foreclose on all of our assets to recover the amounts due. Any such action would require us to curtail or cease operations.

Risks Related to our Common Stock:

There is only a limited market for our common stock and the price of our common stock may be affected by factors that are unrelated to the performance of our business.

If any of the risks described in these Risk Factors or other unseen risks are realized, the market price of our common stock could be materially adversely affected.  Additionally, market prices for securities of biotechnology and diagnostic companies have historically been very volatile.  The market for these securities has from time to time experienced significant price and volume fluctuations for reasons that are unrelated to the operating performance of any one company.  In particular, and in addition to the other risks described elsewhere in these Risk Factors, the following factors can adversely affect the market price of our common stock:

•	announcements of technological innovation or improved or new diagnostic products by others;

•	general market conditions;

•	changes in government regulation or patent decisions;

•	changes in insurance reimbursement practices or policies for diagnostic products.

Our common shares have traded on the Over the Counter Bulletin Board at prices below $5.00 for several years.  As a result, our shares are characterized as “penny stocks” which could adversely affect the market liquidity of our common stock.

The Securities Enforcement and Penny Stock Reform Act of 1990 requires additional disclosure relating to the market for penny stocks in connection with trades in any stock defined as a penny stock. Securities and Exchange Commission regulations generally define a penny stock to be an equity security that has a market price of less than $5.00 per share, subject to certain exceptions.  Such exceptions include any equity security listed on Nasdaq or a national securities exchange and any equity security issued by an issuer that has:

•	net tangible assets in excess of $2,000,000, if such issuer has been in continuous operation for three years;

•	net tangible assets in excess of $5,000,000, if such issuer has been in continuous operation for less than three years; or

•	average revenue of at least $6,000,000, for the last three years.

Unless an exception is available, the regulations require, prior to any transaction involving a penny stock, that a disclosure schedule explaining the penny stock market and the risks associated therewith is delivered to a prospective purchaser of the penny stock.  We currently do not qualify for an exception, and, therefore, our common stock is considered to be penny stock and is subject to these requirements.  The penny stock regulations adversely affect the market liquidity of our common shares by limiting the ability of broker/dealers to trade the shares and the ability of purchasers of our common shares to sell in the secondary market.  In addition, certain institutions and investors will not invest in penny stocks.

Nevada law provides certain anti-takeover provisions for Nevada companies that may prevent or frustrate any attempt to replace or remove our current management by the stockholders or discourage bids for our common stock. These provisions may also affect the market price of our common stock.  We have chosen not to opt out of these provisions.

We are subject to provisions of Nevada corporate law that limit the voting rights of a person who, individually or in association with others, acquires or offers to acquire at least 20% of our outstanding voting power unless a majority of our disinterested stockholders elects to grant voting rights to such person.  We are also subject to provisions of Nevada corporate law that prohibit us from engaging in any business combination with an interested stockholder, which is a person who, directly or indirectly, is the beneficial owner of 10% or more of our common stock, for a period of three years following the date that such person becomes an interested stockholder, unless the business combination is approved by our board of directors in a prescribed manner.  These provisions of Nevada law may make business combinations more time consuming or expensive and have the impact of requiring our board of directors to agree with a proposal before it is accepted and presented to stockholders for consideration. Although we have the ability to opt out of these provisions, we have not chosen to do so.  These anti-takeover provisions might discourage bids for our common stock.

Our board of directors has the authority, without further action by the stockholders, to issue, from time to time, up to 20,000,000 shares of preferred stock in one or more classes or series and to fix the rights and preferences of such preferred stock. The board of directors could use this authority to issue preferred stock to discourage an unwanted bidder from making a proposal to acquire us.

Future sales of a significant number of shares of our common stock by existing stockholders may lower the price of our common stock, which could result in losses to our stockholders.

As of January 18, 2008, we had outstanding 311,125,613 voting shares.  Some of our outstanding voting shares are eligible for sale under Rule 144, are otherwise freely tradable or will become freely tradable under Rule 144. Sales of substantial amounts of shares of our common stock into the public market could lower the market price of our common shares.

In general, under Rule 144 as currently in effect, a person (or persons whose shares are required to be aggregated) who has owned shares for at least one year would be entitled to sell within any three-month period a number of shares that does not exceed the greater of (i) 1% of the number of our common shares then outstanding (which equals approximately 3,111,256 shares of common stock) or (ii) the average weekly trading volume of our common shares during the four calendar weeks preceding the filing of a Form 144 with respect to such sale.  Sales under Rule 144 are public information about us.  Under Rule 144(k), a person who is not deemed to have been our affiliate at any time during the three months preceding a sale, and who has owned the shares proposed to be sold for at least two years, is entitled to sell his shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

USE OF PROCEEDS

This prospectus relates to shares of our common stock that may be offered and sold from time to time by selling stockholders.  We will receive no proceeds from the sale of shares of common stock in this offering.

MANAGEMENT’S PLAN OF OPERATION

Forward-Looking and Cautionary Statements

Some of the information in this Form SB-2 contains forward-looking statements that involve substantial risks and uncertainties. You can identify these statements by forward-looking words such as "may," "will," "expect," "anticipate," "believe," "estimate" and "continue," or similar words. You should read statements that contain these words carefully because they:

•	discuss our future expectations;

•	contain projections of our future results of operations or of our financial condition; and

•	state other "forward-looking" information.

We believe it is important to communicate our expectations. However, there may be events in the future that we are not able to accurately predict or over which we have no control. Our actual results and the timing of certain events could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under "Risk Factors," "Business" and elsewhere in this prospectus. See "Risk Factors."

Overview

The Company is a development stage company. From inception in 1998 through the date of this prospectus, the Company has not generated significant revenues. All audit reports issued to date have included an explanatory paragraph that there is substantial doubt as to the Company’s ability to continue as a going concern.

Plan of Operation

The Company is focused on developing technologies that will be useful in commercializing rapid test products that can screen women for cervical cancer or pre-cancerous conditions. The majority of cervical cancer is generally believed to be caused by different strains of the human papilloma virus (HPV). Most of the Company’s effort in prior years has centered on HPV antibody detection tests. In 2006, the Company signed a memorandum of understanding to in-license technology pertaining to HPV antigen detection tests. This memorandum of understanding evolved into a contract in November 2007. In June 2007, the Company signed another memorandum of understanding to in-license technology based on a molecular diagnostic test for HPV. This memorandum of understanding was also converted to a contractual arrangement in November 2007. Due to capital constraints, the Company has been unable to devote a significant amount of funds to research and development, in particular, over the past year.

The Company’s ability to conduct further research on the technologies described in the preceding paragraph is directly related to the Company’s ability to raise capital to fund such research. In addition to continued funding by debt and equity transactions, which has been the Company’s primary source of funding to date, the Company may investigate out-licensing of the technologies presently under its control, the feasibility of merging with a cash-flow positive operating company, and the feasibility of collaborating with other research and development companies that are better funded than the Company.

The Company does not anticipate making capital expenditures or adding employees in the foreseeable future.

Liquidity and Capital Resources

From inception in 1998 through September 30, 2007, the Company has relied on loans and equity infusions to fund its operations. The Company has never generated positive cash flows from operating activities. In the near term, and perhaps longer, the Company will continue to be dependent on its ability to raise debt and/or equity capital. There is no assurance that the Company will be able to continue to do so. Over a longer term, the Company’s continuation as a going concern is dependent on its ability to generate sufficient cash flows from operating activities to meet its obligations on a timely basis and to obtain additional financing as may be required. Since June 2005, the Company’s primary source of funding has been from the sale of convertible notes.

As of September 30, 2007, the Company had a working capital deficit of $710,997. The Company’s cash balance as of January 18, 2008, was $141,003. In recent months, the Company’s cash “burn rate” has ranged from $100,000 to $150,000 per month. Absent any cash inflows from revenues or other sources, the current cash position is expected to fund the Company until February 2008. There can be no assurance that the Company will be successful in obtaining adequate debt or equity financing and, as a result, the Company may not be able to continue its existence.

Results of Operations

The Company has never been profitable. Since inception through September 30, 2007, aggregate losses approximate $17,267,000. Since June 2005, the Company has incurred non-cash charges of approximately $8,806,000 related to interest expense on the Company’s convertible notes and charges arising from the change in fair value of the derivative liabilities related to the convertible notes and warrants to purchase common stock of the Company.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements as of the September 30, 2007 or as of the date of this prospectus.

MARKET FOR COMMON STOCK AND RELATED STOCKHOLDER MATTERS

Our common stock is quoted on the OTC Bulletin Board under the symbol “GLIF.OB.”  The following table sets forth, for the calendar periods indicated, the range of the high and low last reported bid prices of our common stock from January 1, 2006 through December 31, 2007, as reported by the OTC Bulletin Board.  The quotations represent inter-dealer prices without retail mark-ups, mark-downs or commissions, and may not necessarily represent actual transactions.  The quotations may be rounded for presentation.

Period	High	Low
First Quarter 2006	$0.042	$0.018
Second Quarter 2006	$0.027	$0.013
Third Quarter 2006	$0.093	$0.014
Fourth Quarter 2006	$0.265	$0.067
First Quarter 2007	$0.135	$0.045
Second Quarter 2007	$0.081	$0.025
Third Quarter 2007	$0.042	$0.014
Fourth Quarter 2007	$0.024	$0.016

On January 18, 2008, the last price of our common stock as reported on the OTC Bulletin Board was $0.0222 per share.

As of January 18, 2008, we had approximately 135 shareholders of record.  Certain of the shares of common stock are held in “street” name and may be held by numerous beneficial owners.

We have never declared nor paid cash dividends and do not expect to pay cash dividends in the foreseeable future.

DESCRIPTION OF BUSINESS

Overview of Our Business

We are developing protein-based screening tests to screen woman for cervical cancer and pre-cancerous conditions that may become cervical cancer.  Our tests detect the presence of certain antibodies that appear only when cervical cancer or certain pre-cancerous conditions are present in the body.  Our tests are performed by analyzing a small amount of the patient’s blood.

In one version of our test, the blood sample is analyzed in a clinical setting using standard laboratory equipment and analytic software, which generally can produce completed results in about 2 hours.  Our rapid test will provide easy-to-read results in approximately 15 minutes and is designed to be administered by a health professional in a doctor’s office, hospital, and clinic or even at home. This planned cervical cancer test uses proprietary technology to detect the presence of specific antibodies associated with cervical pre-cancers and cancer.  We continue to test the validity of the results and believe, that if they prove valid, in the future we may be able to use that technology to develop rapid tests for other diseases and cancers.

In November 2007, we announced the signing of a final agreement with Alphagenics Diaco Biotechnologies S.r.l. (Italy) to exclusively in-license the manufacturing and marketing rights to Alphagenics’ molecular diagnostic test for human papilloma viruses (“HPVs”) in China and the United States and non-exclusively in Europe, India, Australia and Japan.

The Alphagenics HPV test in-licensed by the Company is a DNA-based diagnostic that uses standard molecular diagnostic equipment found in most commercial laboratories. Alphagenics’ HPV DNA test complements the HPV blood test that the Company has been developing to detect the presence of antibodies produced only by cancer-causing HPV types. There are some 100 types of HPV; however, only about 7 to 15 HPV types cause most cervical cancers.

The introduction of the Alphagenics HPV test not only allows commercial laboratories to provide molecular testing but also complements the current introduction of vaccines against HPVs. The current approved vaccine in the United States provides for inoculation against four types of HPV for use in girls and women 9-to-26 years of age, who presumably have not been exposed to the viruses. However, women who have reached sexual maturity and have not been exposed to one of the four HPV-types may benefit from the vaccination, according to the Advisory Committee on Immunization Practices. Consequently, the Alphagenics test can be used by the balance of the female population to determine exposure and the possible use of the vaccine if found negative.

In addition, the Alphagenics test can be used in the current gynecological regimen to help qualify Pap test results in the case of ambiguous readings, at a cost less than the current approved molecular test.

In October 2007, we announced the signing of the final agreement with Drs. Sveshnikov and Kiselev of the Russian Republic for the in-licensing of certain of their technologies that are highly complementary to our antibody-based test for detecting cervical cancer. The technology is used to detect specific cervical cancer-causing proteins. The test utilizes antibodies against these cancer-causing proteins for detection. Thus far, the test is designed to detect specific cancer-causing proteins and, once fully validated and expanded, would be a synergistic and complementary test to existing Pap technology. It would provide for very low-cost HPV testing as currently performed in Western countries, without the need for additional cervical specimens beyond what is now taken. In addition, large capital outlays would not be required, since most laboratories can readily do the necessary testing.

Drs. Sveshnikov and Kiselev have already tested their technology in Russia and we will be further validating their tests with more specimens from Russia and the United States in controlled clinical settings.

In September 2007, we received notice from the U.S. Patent and Trademark Office that Patent No. 7,267,961—‘PEPTIDES FROM THE E7 PROTEIN OF HUMAN PAPILLOMA VIRUSES 16 AND 18 FOR DETECTING AND/OR DIAGNOSING CERVICAL AND OTHER HUMAN PAPILLOMA VIRUS ASSOCIATED CANCERS’ had been granted.

This patent further strengthens our intellectual property portfolio focusing on HPV detection and diagnostic technologies, including domestic patents, international patents and patent applications that Grant Life Sciences is overseeing. This patent would protect our investment to date in the development of our serum-based test for cervical cancer.

In January 2007, we announced the signing of a memorandum of understanding (“MOU”) with Union Clinical Laboratory (“UCL”) in Taiwan, the top laboratory serving the clinical diagnostics market in Taiwan. UCL will play a critical role to validate our assays with its professional clinical trial laboratory services; meanwhile, the diagnostics products are to be manufactured in Taiwan, which in turn offers lower cost and high quality for making them available and affordable to the global medical specialists.

We also have the exclusive worldwide rights to diagnostic devices for HIV-1, HIV-2 and dengue fever testing, and a proprietary diagnostic reagent, which is a key ingredient commonly used by leading manufacturers of rapid tests. We acquired these rights from AccuDx Corporation in March 2005 for a period of ten years.

Cervical Cancer

Invasive cervical cancer affects over 500,000 women worldwide annually, and approximately 300,000 women die each year from this disease (National Institutes of Health Notices, Federal Press Release Library Assession Number A00295; Cleveland Clinic Journal of Medicine, 70:641).  Cervical cancer is second only to breast cancer as the leading cause of cancer death among women (Cancer Journal, 9:348).  In the United States, Western Europe and other countries where there is widespread screening and a well developed testing or diagnostic infrastructure, invasive cervical cancer is less prevalent.  In Latin America, China, India and many other countries, there is a much higher incidence of invasive cervical cancer because of the lack of testing and limited diagnostic testing infrastructure.

Pap tests, a microscopic examination of cells scraped from the cervix, have been the most prevalent cervical cancer screening method for more than 50 years.  In recent years, gene- or DNA-based HPV tests have been introduced as an adjunct to the Pap test.  In the United States, more than 82% of women 25 years or older have gotten Pap tests over the last three years (Cancer, 97:1528), equated to a total of more than 50 million Pap tests performed each year (CDC Morbidity and Mortality Weekly Report, 49:1001). An equivalent number of Pap tests are performed annually across the rest of the world, mainly in Canada, Western Europe and Japan.  Outside the United States, approximately 1.7 billion women do not undergo regular cervical cancer testing (United States Census Bureau International Data Base statistics).  In many cases, this scarcity of testing is the result of a lack of economic resources, as well as social, cultural and/or religious factors which may contribute to women not undergoing cervical cancer screening.  Under these circumstances, in some nations, the mortality rate of cervical cancer is not unlike that for incidence of cervical cancer (Journal of American Medical Association, 285:3107; Annals of Oncology, 16:489). In other words, the mortality rate for those with cervical cancer may approach 100% in some places.

Virtually all-cervical cancer is caused by HPV. However, of the more than 100 specific types of HPV, the scientific community believes only 7 to 15 are positively correlated with most cervical cancers. There are two types of cervical cancer.  Squamous cell carcinoma, a cancer of the flat, scale-like cells that coat the cervix, is the most prevalent type. Adenocarcinoma is a more virulent cancer that stems from cervical cells with glandular or secretory properties that are increasing in incidence (Canadian Medical Association Journal, 164:1151) but often goes undetected by Pap tests. The non-detection of adenocarcinomas is largely due to problems in collecting and interpreting the correct cervical cells (Cancer [Cancer Cytopathology], 99:324 and 102:280).

Traditional Testing for Cervical Cancer

Pap Tests

The most common means of screening for cervical cancer is the Pap test, which has been used as the primary screen for over 50 years.  The Pap test is performed by swabbing the cervical surface to collect cells that are then placed on a microscopic slide for examination.  A specially-trained, licensed cytotechnologist, usually in a hospital or pathology laboratory, observes the cells using a microscope and other specialized equipment to determine whether abnormal cells are present.  When a cytotechnologist identifies a potential abnormality, a cytopathologist verifies the interpretation.  A second generation Pap test, known as a “liquid Pap test”, involves a special procedure that puts cells onto a microscopic slide in a manner that is intended to allow for more clear-cut scrutiny by the cytotechnologist.

Women whose Pap test results are normal do not undergo further inspection, but instead characteristically return for routine Pap screening on an annual basis.  However, women with abnormal Pap test results may be subjected to follow-up Pap tests, colposcopy (a visual examination of the cervix with the aid of a distinctive microscope) and biopsy to clearly identify cancerous conditions.  Advanced lesions may then be removed with a cauterizing device or scalpel, and in some cases women undergo a hysterectomy, or removal of the entire cervix.  If a patient’s Pap test cannot specifically be classified as normal or abnormal, the result is classified as “equivocal”, or Atypical Squamous Cells of Undetermined Significance (ASC-US).  This occurs in approximately 5-7% of cases in the United States (Modern Pathology, 12:335).  Patients with equivocal Pap test results typically will undergo multiple repeat Pap tests.  Many of these patients will also undergo a colposcopy and a biopsy.  However, 80% of women with ASC-US who undergo an expensive colposcopy do not have cervical disease or develop cervical cancer (Journal of Medical Screening, 3:29).

While Pap tests have been an important screening tool for many years and have helped reduce deaths caused by cervical cancer, they still have some significant shortcomings, including:

•           limited predictive value — In the United States, each year several million colposcopies are performed on patients with abnormal Pap test results, but only 20% of the colposcopies reveal cervical cancer or pre-cancerous lesions (Journal of the American Medical Association, 287:2382).

•          false negative results — In the United States , Pap tests fail to diagnose cervical cancer or pre-cancerous conditions that often lead to cervical cancer in approximately 30% to 60% (depending on whether a liquid Pap test or a regular Pap test is used) of the cases where cervical cancer or pre-cancerous conditions are present (Archives of Pathology & Laboratory Medicine, 122:139).

•          false positive results — Distinguishing between cervical cancer or pre-cancerous states and benign conditions mimicking them can be difficult via Pap tests. (Diagnostic Cytopathology, 28:23).

•          inability to detect adenocarcinomas — Pap tests are unable to detect the presence of the more virulent adenocarcinoma (Clinical Laboratory Medicine, 20:140).

•         invasive procedure — Pap tests require healthcare professionals to extract cells from the cervix by inserting a collecting device into the cervix.  In some non-Western countries, women may be inhibited from undergoing this procedure for social, cultural or religious reasons.

•          high costs — Highly trained physicians and other specialists are required to collect, examine and interpret the Pap test specimen, which contributes to a higher cost structure for the Pap test. Following a positive test result, colposcopies and biopsies are required, raising the overall potential cost of screening.

Some of these deficiencies may be due primarily to visual limitations associated with microscopic examination, the inadequate or inappropriate sampling of cells, other technical problems, and the subjective nature of cytology interpretation.

HPV Tests

In the past few years, HPV testing has been introduced as another element of the cervical cancer screening process.  The HPV test is a gene-based test that detects the presence or absence of certain cancer-causing HPV.  Like the Pap test, it is performed by swabbing the cervix to extract cells.  The specimen is then analyzed using expensive specialized equipment and software programs in a laboratory.

In the United States, women with ASC-US results from an initial Pap test often undergo an HPV test to determine if HPV is present.  That test can be performed using the same sample taken for a liquid Pap test or a stand-alone one.  HPV testing has also been introduced in conjunction with Pap tests as an optional screening protocol for women 30 years of age and older, even in the absence of ASC-US or worse results.

While HPV tests are helpful in detecting the presence of HPV, which is a precursor for virtually all cervical cancer, they too suffer from some significant shortcomings:

•         limited predictive value — HPV tests actually detect virus infection and not cervical cancer and/or associated pre-cancerous lesions.  Although HPV is an obligate cause of cervical cancer, only 2% of patients testing positive for HPV will eventually progress to the disease (Journal of Clinical Microbiology, 42:2470).

•          invasive procedure — Like Pap smear cytology, the HPV test requires that the attending healthcare professional get cells by inserting a collection device into the cervix. As earlier stated, women in certain non-Western cultures may be prohibited from undergoing such a procedure for social, cultural or religious reasons.

•          high cost and complex — The HPV test specimen must be processed by special and dedicated, expensive laboratory equipment and interpretational computer software by highly trained technicians, thus the higher costs associated with HPV tests. Following a positive test result, colposcopy and biopsies are required, thus further elevating diagnostic costs.

Our Planned Cervical Cancer Test

 We are developing cervical cancer tests that, if proven, will detect the presence or absence of specific antibodies and proteins that are produced only if cancer-causing HPV is present in the body, and consequent oncogenic, or cancer-promoting, changes have occurred.  Cancer-causing HPV have unique proteins that trigger the disease.  Upon disease onset, the body makes large numbers of antibodies to these unique proteins.  By detecting specific antibodies to cancer-causing HPVs, we believe that our tests will be able to more reliably determine whether a patient has cervical cancer or pre-cancerous lesions than can Pap smear cytology or HPV testing.

Our tests involve the analysis of a small amount of blood taken from the patient. The collection of small volumes of blood is widely accepted as being of “minimal risk.”   It is not necessary to probe the cervix to get results.  Given the previously discussed socio-religious hesitance or prohibitions as to obtaining cells from the cervix, we believe our tests will have greater acceptability and/or desirability than tests that involve obtaining cells from the cervix. Our tests involve the following, readily completed steps:

•         The sample is placed into a receptacle coated with proprietary detection proteins of a specific nature.

•         Only certain antibodies to cancer-causing HPVs can adhere to these proteins.

•         The container is then rinsed, thus removing everything but antibodies that have adhered to the proteins.

•         A special solution is added to the container.  This solution includes “detector” antibodies that attach to those specific antibodies to cancer-causing HPVs adhered to the special detector proteins. The solution changes color with attachment of the “detector” antibodies, an indicator of a positive result (i.e., cervical cancer or a pre-cancerous condition present).

We are developing two tests.  One, known as the Enzyme Linked Immunosorbent Assay Test (“ELISA”), is designed to be run in a laboratory.  The blood specimen is sent to the laboratory, where a laboratory technician runs the test using standard, readily available laboratory equipment.  No unique analytic or diagnostic software is required, while such software is essential for HPV testing.  While test results typically are available in about two hours, we anticipate that the typical turnaround time from the laboratory to the doctor will be approximately one day.  We believe that a doctor will be able to order this test as one of a battery of tests that is run on a patient’s blood sample after a typical office visit.

Our second generation rapid test is designed to be a point-of-care test that will be able to be administered in the hospital, physician’s office, clinic or even at home or in outdoor settings.  The test kit will contain the required container and reagents, with a color change indicating the presence of cancer-causing proteins.  We anticipate that the test will be able to produce results within 10 to 15 minutes after administration of the test.

We have not yet completed the development of our cervical cancer tests.  We are continuing to refine the existing proteins and processes currently used in our tests and are testing other proteins and processes, which may be included in our tests in the future.

We believe that, when completed, our tests will be a more accurate and efficient way to diagnose cervical cancer for the following reasons:

•          greater accuracy — Our cervical cancer tests will detect specific antibodies present only if cancer-causing HPV is present and cancer-related cellular changes have occurred.  As a result, we believe our tests will be able to more accurately diagnose cancer or pre-cancerous conditions than do Pap and HPV tests, thus making for fewer false positive or false negative results.

•          ability to detect adenocarcinomas - Our antibody detection approach is well suited for finding adenocarcinomas as well as squamous cell carcinomas since cell samples are not required.

•         less-invasive — Our tests require a small amount of blood, which may be quickly and safely taken via a finger prick or from a vein in the arm.  We believe that in countries where women are reluctant to allow a healthcare professional to sample their cervix, there will be greater willingness to allow blood sampling to ascertain cervical disease.

•         reduced costs — We believe that because our tests will be run by laboratory technicians using standard, readily available equipment or by a healthcare professional using a point-of-care test, overall costs for our screening tests will be less than experienced with Pap or HPV tests.  In addition, by providing more accurate results, we believe that our tests will reduce the number of repeated cervical cancer tests of any sort, along with expensive colposcopies, biopsies and related medical procedures.

Initial Cervical Cancer-Associated HPV Antibody Validation Studies

We have conducted initial studies to validate our planned cervical cancer tests.

In the United States, the Institutional Review Board (“IRB”) governs collection and use of patient specimens for research and testing purposes. The IRB Committee at Intermountain Health Care, the largest hospital facility in the intermountain western United States, and at St. Mark’s Hospital in Salt Lake City, Utah, approved the evaluation of our technology for screening blood serum from patients, some of whom had negative Pap tests and some of whom had previously been diagnosed with cervical cancer or intraepithelial lesions, the immediate precursor to cervical cancer. These initial non-blind studies were performed in May 2003 by Ameripath, Inc. on a total of 65 American patient samples from these IRB approved sources. Our tests detected cervical cancer or pre-cancerous conditions 94% of the time such conditions existed and were able to rule out cervical cancer or pre-cancerous conditions 82% of the time the patient did not have these conditions.

Similar testing was done in April 2003, under a Chinese IRB equivalent, at the China Cancer Institute, China Academy of Medical Sciences, on 70 samples, of which over half were from cervical cancer patients. Our tests detected cervical cancer or pre-cancerous conditions 97% of the time such conditions existed and were able to rule out cervical cancer or pre-cancerous conditions 85% of the time the patient did not have these conditions.

The initial studies conduced by Ameripath and in China used a “cut off” value or measurement standard to differentiate benign from cancerous or pre-cancerous conditions that is higher than would typically be used in a commercially available test. We currently are refining our technology in order to enable our tests to achieve similar results using a measurement standard appropriate for a commercial cervical cancer diagnostic test.

We are reformatting the assay platform and will conduct validation studies on the refined version of our cervical cancer test in the next few months. Once the test is validated we will develop a proposed protocol of clinical trials and other studies that will be used to support the submissions we intend to make to the FDA and other foreign regulatory authorities.

Cervical Cancer-Associated HPV Antigen Detection Immunoassay Program

We have signed a final licensing agreement with Drs. Peter Sveshnikov and Vsevolod Kiselev of the Russian Republic, for the in-licensing of technologies highly complementary to our antibody-based test for detecting cervical cancer. The Sveshnikov/Kiselev technology comes to us from the US State Department through its Bio-Industry Initiative (“BII”) program. The BII is designed to foster medical and other biological research and development in the former Soviet Union and to convert former biowarfare scientists to productive peacetime activities.

Sveshnikov and Kiselev have developed an ELISA test to detect specific cancer-causing proteins from HPV, the obligate cause of cervical cancer, in cervical mucous and cells (which make up liquid-based Pap samples). The test utilizes certain monoclonal antibodies against these cancer-causing HPV proteins for detection. So far, the test is designed to detect cancer-causing proteins from HPV types 16 and 18, which collectively are responsible for most cervical disease. This type-specific antigen test, once fully validated, and expanded to include additional types of HPV associated with cervical dysplasia and cancer, would be a very synergistic complement test to existing Pap technology. It will provide for very low cost HPV testing as currently performed in Western countries, without the need for additional cervical specimens beyond what is now taken. In addition, large capital outlays would not be required since most laboratories can readily do ELISA testing.

Sveshnikov and Kiselev have already looked at their technology with 1,000 Russian samples to confirm the potential of this technology. Grant Life Sciences will be further validating with more specimens from Russia and with the many cervical specimens obtained in the United States under IRB approval in controlled clinical settings.

Together, when validated, Grant Life Sciences will have two complementary cervical dysplasia or cancer diagnostic tests that will work on blood serum or cervical mucous and cells. A blood-based test is eminently suitable for the 1.7 billion women worldwide currently not tested by Pap smear cytology.

Cervical Cancer-Associated HPV DNA Detection Program

We have signed a final licensing agreement with Alphagenics Diaco Biotechnologies S.r.l. (Italy) to exclusively in-license the manufacturing and marketing rights to Alphagenics’ molecular diagnostic test for HPVs in China and the United States and non-exclusively in Europe, India, Australia and Japan.

The Alphagenics HPV test in-licensed by Grant Life Sciences is a DNA-based diagnostic that uses standard molecular diagnostic equipment found in most commercial laboratories. Alphagenics’ HPV DNA test complements the HPV blood test that Grant Life Sciences has been developing to detect the presence of antibodies produced only by cancer-causing HPV types. There are some 100 types of HPV; however, only about 7 to 15 HPV-types cause most cervical cancers. While a blood-based test to detect precancerous evidence and cancer of the cervix is still viewed by Grant Life Sciences as the preferred test-methodology to address the needs of the developing world, DNA testing is currently the approved test protocol in both the U.S. and Europe to identify the presence of different subtypes of HPV in cervix.

The introduction of the Alphagenics HPV test not only allows commercial laboratories to provide molecular testing but also complements the current introduction of vaccines against HPVs. The current approved vaccine in the U.S. provides for inoculation against four types of HPV for use in girls and women 9-to-26 years of age, who presumably have not been exposed to the viruses. However, women who have reached sexual maturity and have not been exposed to one of the four HPV-types may benefit from the vaccination, according to the Advisory Committee on Immunization Practices. Consequently, the Alphagenics test can be used by the balance of the female population to determine exposure and the possible use of the vaccine if found negative. Further, both vaccines on the market (GSK’s vaccine is approved in Australia for ages 10-to-45 and Merck’s vaccine is approved in the U.S. for ages 9-to-26) only confer protection against HPV oncogenic types 16 and 18. While these types are predominant (approximately 60+%) in the Caucasian market, there are other types that play significant roles in the Asian, African, Indian, and Hispanic populations. Fortunately, the Alphagenics test is designed to test for all the serotypes of oncogenic HPV.

In addition, the Alphagenics test can be used in the current gynecological regimen to help qualify Pap test results in the case of ambiguous readings, at a cost less than the current approved molecular test. Grant Life Sciences expects to launch the Alphagenics HPV DNA-based test in the Asian and Indian markets during the first quarter of 2008 as an Analyte Specific Reagent (“ASR”) to reference laboratories.

Regulatory Approval

In the United States, our planned cervical cancer tests will be subject to regulation by the U.S. Food and Drug Administration (“FDA”) under the Federal Food, Drug and Cosmetic Act.  Governmental agencies in other countries also regulate medical devices.  These domestic and foreign regulations govern the majority of the commercial activities we plan to perform, including the purposes for which our proposed tests can be used, the development, testing, labeling, storage and use of our proposed tests with other products and the manufacturing, advertising, promotion, sales and distribution of our proposed test for the approved purposes.  Compliance with these regulations could prove expensive and time-consuming.

Products that are used to diagnose diseases in people are considered medical devices, which are regulated in the United States by the FDA.  To obtain FDA authorization for a new medical device, a company may have to submit data relating to safety and effectiveness based upon extensive testing.  This testing, and the preparation and processing of necessary applications, are expensive and may take up to a few years to complete.  Whether a medical device requires FDA authorization and the data that must be submitted to the FDA varies depending on the nature of the medical device.

Medical devices and diagnostics fall into one of three classes (Class I, II, or III) in accordance with the FDA’s determination of controls necessary to ensure the safety and effectiveness of the device or diagnostic. As with most diagnostic products, we anticipate that our planned cervical cancer tests will be classified by the FDA as a Class II device. By definition, this means that there could be a potential for harm to the consumer if the device is not designed properly and/or otherwise does not meet strict standards. To market and sell a Class II medical device, a company must first submit a 510(k) pre-market notification, also known as a 510(k). The 510(k) application is intended to demonstrate substantial equivalency to a Class II device already on the market. The FDA will still require that clinical studies of device safety and effectiveness be completed.

In the United States, prior to approval by the FDA, under certain conditions, companies can sell investigational or research kits to laboratories under the Clinical Laboratory Improvement Amendment (“CLIA”) of 1988. Under CLIA, companies can sell diagnostic assays or tests to "high complexity" laboratories for validation as an ASR. An ASR is the active ingredient of an "in-house" diagnostic test.

We intend to sell the Alphagenics’s DNA test and the ELISA version of our cervical cancer test to high complexity laboratories for validation as an ASR or for use by such laboratories in their own in-house diagnostic assays. Such sales would not require FDA approval, but we are aware that the FDA might deny approval under CLIA for sales of our product as an ASR.

We have not yet submitted an application for approval to the FDA or regulatory agencies in any other countries of the cervical cancer tests we are developing. It is highly likely that we will have to conduct clinical trials and other studies to generate data that the FDA and other regulatory authorities will require in support of our application.  We have not yet designed or initiated any of these trials.  We anticipate it will take a minimum of one to two years to complete the review and approval process.

In addition to any government requirements as to authorizing the marketing and sales of medical devices, there are other FDA requirements. The manufacturer must be registered with the FDA. The FDA will inspect what is being done on a routine basis to ascertain compliance with those regulations prescribing standards for medical device quality and consistency. Such standards refer to, but are not limited to, manufacturing, testing, distribution, storage, design, control and service activities. The FDA also prohibits promoting a device for unauthorized uses and routinely reviews labeling accuracy. If the FDA finds failures in compliance, it can institute a range of enforcement actions, from a public warning letter to more severe sanctions like withdrawal of approval; denial of requests for future approval; fines, injunctions and civil penalties; recall or seizure of the product; operating restrictions, partial suspension or total shutdown of production; and criminal prosecution.

The FDA's medical device reporting regulation also will require the reporting of information on deaths or serious injuries associated with the use of our tests, as well as product malfunctions that are likely to cause or contribute to death or serious injury if the malfunction were to recur.

Regardless of FDA approval status in the U.S, we will need to obtain certification of our tests from regulatory authorities in other countries prior to marketing and selling in such countries. The amount of time needed to achieve foreign approval varies from country to country, and regulatory approval by regulatory authorities of one country cannot by itself determine acceptance by another country's regulatory body. Additionally, implementation of more stringent requirements or the adoption of new requirements or policies could adversely affect our ability to sell our proposed tests in other countries in the world. We may be required to incur significant costs to comply with these laws and regulations.

In addition to the rules and regulations of the FDA and similar foreign agencies, we may also have to comply with other federal, state, provincial and local laws, rules and regulations. Our tests could be subject to rules pertaining to the disposal of hazardous or toxic chemicals or potentially hazardous substances, infectious disease agents and other materials, and laboratory and manufacturing practices used in connection with our research and development activities. If we fail to comply with these regulations, we could be fined, may not be allowed to operate certain portions of our business, or otherwise suffer consequences that could materially harm our business.

Competition

We are not aware of other companies that are developing a protein-based screening test that detects antibodies to cervical cancer.  However, when completed, we expect that our cervical cancer tests will compete with the Pap tests, which have been widely accepted by the medical community for over 50 years.  Approximately 60 million Pap tests are performed annually in the United States, and an additional 60 million Pap tests are performed annually in the rest of the world.  Manufacturers of Pap tests include Cyctc Corporation, TriPath Imaging, Inc. and several other companies.

Our cervical cancer test also will compete with HPV tests, which are becoming increasingly accepted in the medical community.  Manufacturers of HPV tests include Digene Corporation, Ventana Medical Systems, Roche Diagnostics, Abbott Laboratories, and Bayer Corporation.

All of the companies who make Pap tests and HPV tests have far greater financial, technical, research and development, sales and marketing, administrative and other resources than we do.

For our proposed tests to become accepted in the medical community, we will need to convince those who use established tests that our proposed tests are more reliable for the screening of cervical cancer, either as stand-alone tests or in conjunction with the Pap and/or HPV tests.

 In addition, we will need to obtain reimbursement coverage for our proposed cervical cancer tests.  In the United States, the American Medical Association assigns specific Current Procedural Terminology, or CPT, codes necessary for reimbursement.  Third-party payors and managed care entities that provide health insurance coverage to approximately 225 million people in the United States currently authorize almost universal reimbursement for the Pap test, and the Pap test is nearly fully reimbursed in other markets where we will sell our proposed tests. The HPV test now has full reimbursement for certain uses. We will attempt to obtain reimbursement for our planned cervical cancer tests to the same degree as the Pap test, but it is possible that we will be unable to obtain third-party reimbursement for these tests.

Sales and Marketing

 When we have completed the development of our cervical cancer tests and received any required regulatory approval, we plan to market and sell our ELISA test to laboratories in the United States, Canada, Western Europe, Japan and other countries with established cervical cancer screening programs for use as a screening test.  Initially, we do not plan to sell our test in these countries directly to primary healthcare providers.

In developing nations and other markets where cervical cancer screening is not widespread and where there are few laboratories or other testing facilities, we plan to market and sell our rapid test to primary healthcare providers as a stand alone point-of-care test.  In some of these countries, we plan to sell our proposed test directly to the governments or to other national healthcare distributors who distribute tests to national healthcare providers.

We do not currently have a marketing or sales force or a distribution arrangement in place.  We will need to expend resources to develop our own marketing and sales force or enter into third-party distribution arrangements.

HIV and Dengue Fever Tests

In conjunction with the primary diagnostic cervical cancer blood test that we are developing, we have also acquired the exclusive worldwide rights to diagnostic devices for HIV-1, HIV-2 and dengue fever, and a proprietary diagnostic reagent, which is a key ingredient commonly used by leading manufacturers of rapid tests as a detectable label. We acquired these rights from AccuDx in 2005.

As access to antiretroviral treatment is scaled up in low income countries, there is a critical opportunity to expand access to HIV prevention. Among the interventions which play a critical role both in treatment and prevention, HIV testing and counseling stands out as paramount. An estimated 40 million people are now living with HIV/AIDS of which nearly 18 million are women (UNAIDS Report: The Global Coalition on Women and AIDS, November 2004) and 2 million children (WHO, Regional Offices for South-East Asia: HIV/AIDS Facts and Figures). In 2004 alone, over 5 million new infections were reported. (UNAIDS Report, Regional HIV/AIDS Statistics and Features, end of 2004). Determination of the specific anti-HIV antibodies still forms the primary screening/diagnostic procedure for HIV infection.

The AccuDx AIDS test device consists of a blood sample pad containing HIV-antigen gold conjugate, a capillary membrane with three capture lines for HIV-1, HIV-2 and a control line, and a fluid absorption pad. When test strips are placed in the tube containing the test serum or plasma, the liquid migrates upwardly by capillary action. Colloidal gold conjugates of the HIV antigen react with anti-HIV-1 and anti-HIV-2 antibodies in the samples which then are captured on specific antigen lines as they migrate up the membrane and into the fluid absorption pad. The results are visual and easy to interpret. For example, a single pink line corresponding to the control is a negative, while two lines corresponding to the control and HIV-1 is an HIV-1 positive sample. The test is simple to use and performance characteristics are comparable to laboratory-based assays. We believe that extensive utilization of HIV antibody point-of-care tests should help to combat the current HIV/AIDS pandemic worldwide.

Another global illness, dengue fever, which is transmitted by mosquitoes, has had a dramatic increase in incidence in recent decades. Dengue fever, dengue haemorrhagic fever (“DHF”) and dengue shock syndrome (“DDS”) occur in over 100 countries and territories and threaten the health of more than 2.5 billion people in urban, peri-urban and rural areas of the tropics and subtropics (Dengue fever WHO Fact Sheet No. 117, April 2002). The disease is endemic in Africa, the Americas, the Eastern Mediterranean, Southeast Asia and the Western Pacific. Although the major disease burden is in Southeast Asia and the Western Pacific, rising trends are also reflected in increased reporting of dengue fever and DHF cases in the Americas. In 1998, a total of 1.2 million cases of dengue and DHF were reported to WHO including 15,000 deaths (USDA, Agricultural Research Services, Center for Medical, Agricultural and Veterinary Entomology, March 2003).

Globally, the annual number of infections is much higher than is indicated by the number of reported cases. Based on statistical modeling methods there are an estimated 51 million infections each year (USDA, Agricultural Research Services, Center for Medical, Agricultural and Veterinary Entomology, March 2003).

Rapid and reliable tests for primary and secondary infections of dengue fever are essential for patient management. Primary dengue infection is associated with mild to high fever, headache, muscle pain and skin rash. Secondary infections often result in high fever and in many cases, with haemorrhagic events and circulatory failure. Secondary infections induce Immunoglobulins of type M (“IgM”) response after 20 days of infection and Immunoglobulins of G type (“IgG”) rise within 1-2 days after the onset of symptoms. A reliable and sensitive rapid test that can simultaneously detect the presence of anti-dengue IgG and IgM is of great clinical utility.

Intellectual Property

We rely on patents, licenses from third parties, trade secrets, trademarks, copyright registrations and non-disclosure agreements to establish and protect our proprietary rights in our technologies and products.

We entered into an exclusive license with Dr. Yao Xiong Hu on July 20, 2004, for certain processes that we currently include in our cervical cancer tests based on antibodies.  Some of the technology owned by Dr. Hu is covered by United States patents that have been issued, and some of the technology is covered by United States patent applications that have been filed and are pending. The agreement with Dr. Hu also covers technology included in foreign applications presently pending as PCT applications in China and India. The initial term of this license is 17 years, and it automatically renews for successive one-year periods unless voluntarily terminated by us or by Dr. Hu in the event of our insolvency.  Under the license agreement, we are required to pay Dr. Hu a minimum licensing fee of $48,000 per year, which is paid in monthly installments of $4,000. If the annual royalty exceeds $48,000, we will also be required to pay to Dr. Hu royalties on a quarterly basis ranging from 1% to 3% depending on the net sales of our product.

We plan to file patent applications for any additional technology that we create in the future.

We anticipate that we may need to license additional technology for use in our planned cervical cancer tests from other third parties. We may be unable to obtain these licenses on acceptable terms or at all.

Our technology is also dependent upon unpatented trade secrets.  However, trade secrets are difficult to protect.  In an effort to protect our trade secrets, we have a policy of requiring our employees, consultants and advisors to execute non-disclosure agreements.  These agreements provide that confidential information developed or made known to an individual during the course of their relationship with us must be kept confidential, and may not be used, except in specified circumstances.  In addition, our employees are parties to agreements that require them to assign to us all inventions and other technology that they create while employed by us.

Research and Development

Our research and development program is focused on completing development of our cervical cancer tests.  We continue to refine existing technology and develop further improvements to our tests.

We believe that in the future we may be able to apply our technology to develop rapid tests for other diseases and certain other cancers.  We plan to pursue development of these other tests.

We have signed a MOU with Union Clinical Laboratory in Taiwan, the top laboratory serving the clinical diagnostics market in Taiwan in the Greater China region to validate our technologies.

For the fiscal years ended December 31, 2006 and 2005, we spent $244,189 (including $151,204 associated with the grant of stock options) and $502,325 (including $386,410 associated with the grant of stock options), respectively, on research and development. For the nine months ended September 30, 2007, we spent $28,557 (none associated with the grant of stock options) on research and development. Our ability to conduct the research and development necessary to validate our technology will depend on our ability to raise sufficient capital going forward to adequately fund the required research and development activities.

Manufacturing

We plan to outsource the manufacturing and assembly of our planned cervical cancer and other tests to third parties.  We do not currently have arrangements in place with any such third parties.

Suppliers

We develop the processes, including proteins and other technology that we use in our proposed tests, and license certain other technology from third parties.  We believe that the reagents and other supplies we will need to manufacture our test will be readily obtained from multiple suppliers.

Origin of Grant Life Sciences

On July 30, 2004, Grant Ventures, Inc., a Nevada corporation (“Grant Ventures”), acquired Impact Diagnostics, Inc., a Utah corporation organized on July 9, 1998 (“Impact Diagnostics”), through the merger of Grant Ventures’ wholly owned subsidiary, Impact Acquisition Corporation, with Impact Diagnostics. Grant Ventures was an inactive publicly registered shell corporation with no significant assets or operations. Impact Diagnostics had been organized to develop certain technologies owned by Dr. Yao Ziong Hu and was initially funded by its founders, supplemented by two additional rounds of private funding. Grant Ventures changed its name to Grant Life Sciences, Inc. in November 2004. Impact Acquisition Corporation and Impact Diagnostics were subsequently dissolved.

Employees

As of January 18, 2008, we had four part-time employees and retained three consultants.  Our employees consist of three executive officers and one administrative assistant.  It is not likely that we will be adding employees in the foreseeable future.

Available Information

Our electronic filings with the United States Securities and Exchange Commission (including our annual report on Form 10-KSB, quarterly reports on Form 10-QSB and current reports on Form 8-K, and any amendments to these reports) are available free of charge on the Securities and Exchange Commission’s website at http://www.sec.gov.

DESCRIPTION OF PROPERTY

We currently lease office space in Los Angeles, California and Salt Lake City, Utah.  Part of our Los Angeles office space is subleased for $490 per month on a month to month basis. We believe that our existing facilities will be adequate for our current needs and that additional space will be available as needed.  The material terms of our property leases are set forth in the table below.

Location	Use	Square Feet	Rent Payments	Term	Leased From
3550 Wilshire Blvd., Ste 1700, Los Angeles CA 90010	Offices	Approximately 500 square feet	$979 per month	Month to month	Wilshire Business Center, LLC
1787 E. Ft. Union Blvd., Ste. 202, Salt Lake City, UT	Offices	Approximately 700 square feet	$875 per month	April 30, 2008	Lowder Properties

LEGAL PROCEEDINGS

We are not currently a party to any litigation.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Set forth below is certain information regarding our directors and executive officers.  Our Board of Directors is comprised of four directors.  There are no family relationships between any of our directors or executive officers. Each of our directors is elected to serve until our next annual meeting of our stockholders and until his successor is elected and qualified or until such director’s earlier death, removal or termination.

Director and Officer Information

Name	Age	Position
Stan Yakatan	65	Chairman of the Board of Directors
Dr. Hun-Chi Lin	54	President, Chief Scientific Officer, Director
Doyle Judd	63	Chief Financial Officer
Michael Ahlin	59	Vice President and Director
Jack Levine	57	Director, Chairman of Audit Committee

Stan Yakatan.  Mr. Yakatan has been the Chairman of the Board of Directors since July 2004, and was the Chief Executive Officer from July 2004 until August 2005. From September 1984 to the present, Mr. Yakatan has been the Chairman, President and Chief Executive Officer of Katan Associates, a life sciences advisory business.  From 2000 to 2005, Mr. Yakatan was also a director of Lifepoint, Inc., a manufacturer of drug and alcohol testing systems, and is a strategic advisor to the state government of Victoria, Australia.  Between 1968 and 1989, Mr. Yakatan held various senior executive positions with New England Nuclear Corporation (a division of E.I. DuPont), ICN Pharmaceuticals, Inc., New Brunswick Scientific Co., Inc. and Biosearch.

Dr. Hun-Chi Lin. Dr. Lin has been the President, Chief Scientific Officer, and a Director since October 2005. Since 2003, Dr. Hun-Chi Lin has been co-founder and President of XepMed, Inc., which develops medical devices used for separating blood components and treating infectious diseases. From 1999 to present, Dr. Lin has been co-founder and President of BioMedical Research Laboratories, Inc., which developed a Web-based healthcare partner-connectivity system to be used by individual health maintenance organizations, individuals, and in clinical trials. From 1996 to 1999, Dr. Lin was Director of Clinical Trials at Specialty Laboratories, where he built and managed a clinical trials division that had the broadest esoteric-testing capabilities in the contract research organization industry.

Doyle Judd. Mr. Judd has been Chief Financial Officer since April 2007. Mr. Judd has been a member of Tatum LLC, a national CFO services firm, since April 2006 and serves other Tatum clients concurrent with his service to the Company. Prior to his engagement by the Company, Mr. Judd served other Tatum clients in a variety of industries. From May 2004 through March 2006, Mr. Judd was Chief Financial Officer of The LoveSac Corporation, an operator and franchisor of specialty retail stores, which filed for bankruptcy protection in January 2006. From July 1994 through June 2003, Mr. Judd was Chief Financial Officer of Slaymaker Group, Inc., which operated causal theme restaurants in six intermountain states.

Michael Ahlin.  Mr. Ahlin was one of the original founders of Impact Diagnostics, the predecessor company of Grant Life Sciences.  From July 1998 to May 2004, Mr. Ahlin was the Chairman of the Board, President and Chief Executive Officer of Impact Diagnostics. Since May 2004, Mr. Ahlin has retained the positions of Vice President and Director. Mr. Ahlin has been President of WetCor, Inc., a land development company, since 1983.

Jack Levine.  Mr. Levine has been a Director since July 2004.  Since 1984, Mr. Levine has been the President of Jack Levine, PA, a certified public accounting firm.  In addition, since July 2003, Mr. Levine has served as a Director of RealCast Corporation, an internet streaming company.  From 1999 until October 2007, Mr. Levine served as a Director and Chairman of the Audit Committee of PharmaNet Development Group, Inc. (formerly, SFBC International Inc.), a global drug development company.  He also served as Chairman of the Board of Directors of this company from January 2006 until October 2007. Mr. Levine served as a Director, Chairman of the Audit and Asset Liability Committees, and a member of the Executive Committee of Beach Bank from May 2000 until December 2006, and as a Director and Chairman of the Audit Committee of The Prairie Fund, a mutual fund, from August 2000 until December 2006. Mr. Levine is a certified public accountant currently licensed by the State of Florida. He also is a member of the National Association of Corporate Directors, Washington, DC, and a member of the Association of Audit Committee Members, Inc.

Code of Ethics

On December 15, 2004, we adopted a written code of ethics that governs all of our officers, directors and finance and accounting employees. The code of ethics is incorporated by reference herewith as Exhibit 14.1 and is posted on our website at www.grantlifesciences.com .

EXECUTIVE COMPENSATION

The following table sets forth information concerning the total compensation that we have paid or that has accrued on behalf of our Chief Executive Officer and other executive officers during fiscal 2007  and 2006.

Summary Compensation Table

Name and Principal position	Year	Salary ($)	Option Awards ($)	Total ($)

Stan Yakatan, Chairman and Former Chief Executive Officer (1)	2007	30,000	79,739	109,739
	2006	18,000	-0-	18,000
Michael Ahlin, Vice President and Director (2)	2007	30,000	59,805	89,805
	2006	40,000	-0-	40,000
Dr Hun-Chi Lin, President, Chief Scientific Officer and Director (3)	2007	90,000	136,805	226,805
	2006	60,000	5,868	65,868
Donald Rutherford Former Chief Financial Officer (4)	2007	29,607	59,736	89,343
	2006	116,625	60,892	177,517
Doyle Judd Chief Financial Officer (5)	2007	90,050	77,013	167,063
	2006	-0-	-0-	-0-

(1) Mr. Yakatan resigned from the position of Chief Executive Officer in August 2005, after which he was paid $1,500 per month as Chairman of the Board of Directors. In 2007, this compensation was increased to $2,500 per month. Mr. Yakatan does not have an employment contract with the Company. In 2007, Mr. Yakatan was granted 3,359,531 share options, of which approximately 40% vested immediately, 40% vest in 2008, and 20% vest in 2009.

(2) Mr. Ahlin had an employment contract with the company which set his monthly salary at $12,000. The employment contract can be terminated by the Company at any time. During 2005 the pay rate was reduced to $5,000 per month and, during 2006, to $2,500 per month. In 2007, Mr. Ahlin was granted 3,000,000 share options, of which one-third vested immediately, one-third vest in 2008 and one-third vest in 2009.

(3) Dr. Lin joined the Company as President, Chief Scientific Officer and Director in October 2005 with a monthly salary of $5,000. He was also entitled to 500,000 share options with an exercise price of $0.05 per share, one-third vesting effective the date of hiring and the remaining two-thirds vesting quarterly over 2 years. On May 23, 2006, Dr. Lin received additional compensation in the form of 100,000 share options, vesting one-third on the grant date, one-third on the first anniversary of the grant date and one-third on the second anniversary of the grant date. In 2007, Dr. Lin’s compensation was increased to $7,500 per month and he was granted 3,961,204 share options, of which approximately 57% vested immediately, 31% vest in 2008, and 12% vest in 2009.

(4) Mr. Rutherford joined the Company as Chief Financial Officer on April 1, 2005 at an annual salary of $104,167 for work on a part-time basis. Mr. Rutherford was granted 750,000 share options , one-third vesting immediately and the remainder on a monthly basis over two years. In 2007, Mr. Rutherford was granted 2,500,000 share options, of which one-third vested immediately, one-third vests in 2008, and one-third vests in 2009.  He was replaced by Doyle Judd, who joined the Company as Chief Financial Officer on April 9, 2007.

(5) Mr. Judd joined the Company as Chief Financial Officer on April 9, 2007 at an annual salary of $99,000 for work on a half-time basis.  Mr. Judd was granted 2,500,000 share options, 56% of which vested immediately with the remainder vesting in 2008.

For the year ended December 31, 2007, we did not have any benefit plans, except the 2004 Stock Incentive Plan which was approved on September 30, 2004 by a majority of the shareholders (the “2004 Plan”) and the 2007 Stock Incentive Plan which was adopted by the Board of Directors on June 27, 2007 (the “2007 Plan”).

The following table sets forth information concerning individual grants of stock options outstanding to the Company’s named executive officers  as of  December 31, 2007,  under the Company’s 2004 Plan and 2007 Plan.

Outstanding Equity Awards at Fiscal Year End

	Option Awards							Stock Awards
Name	Option Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Stan Yakatan, Chairman	7/6/04	1,720,952				$0.180	7/6/14
	6/27/07	1,333,335	2,026,196			$0.030	6/27/17

Michael Ahlin, Vice President, Director	6/27/07	1,000,000	2,000,000			$0.030	6/27/17

Dr. Hun-Chi Lin, President, Director	5/23/06	500,000				$0.050	5/23/16	-	-	-	-
	5/23/06	66,666	33,334	(2)		$0.018	5/23/16	-	-	-	-
	6/27/07	2,266,668	1,694,538			$0.030	6/27/17

Don Rutherford, Former CFO	4/1/05	750,000				$0.180	4/1/15
	6/27/07	833,334	1,666,666			$0.030	6/27/17

Doyle Judd, CFO	6/27/07	1,400,000	1,100,000			$0.030	6/27/17

(1) Vesting schedule by individual for 2007 share option grants is included in footnotes to Summary Compensation Table above.
(2) Shares vest on May 23, 2008.

Employment Contracts and Termination of Employment and Change-In-Control Arrangements

We have the following employment contracts with the named executive officers:

Dr. Hun-Chi Lin has an employment agreement with the Company.  Pursuant to this employment agreement, Dr. Lin  was paid an annual salary of $60,000 through 2006 (increased to $90,000 effective January 1, 2007) for approximately 50% of his time and the Board of Directors of the Company has the discretion to grant an annual bonus.  Dr. Lin has been granted 500,000 share options at $0.05 per share vesting quarterly over 2 years from date of hiring. On June 27, 2007, he was granted 3,961,204 share options, of which approximately 57% vested immediately, 31% vest in 2008, and 12% vest in 2009. Dr. Lin is entitled to participate in all employee benefit plans or programs that are available to management employees of the Company and all other benefit plans or programs as may be specified by the Board of Directors of the Company. The employment agreement provides that either we or Dr. Lin may terminate the agreement at any time upon 30 days written notice.

Doyle Judd has an employment agreement with the Company.  Pursuant to this employment agreement Mr. Judd is  paid an annual salary of $99,000 for approximately 20 hours per week, depending on the needs of the Company.  Mr. Judd was granted 2,500,000 share options on June 27, 2007 at an exercise price per share equal to the closing price of the common stock on the date the options were granted, of which 1,400,000 options vested  immediately with the remainder vesting in 2008.  Mr. Judd is entitled to participate in all employee benefit plans or programs that are available to management employees of the Company and all other benefit plans or programs as may be specified by the Board of Directors of the Company. The employment agreement provides that either we or Mr. Judd may terminate upon 30 days written notice.

Michael Ahlin has an employment agreement with the Company. Under the terms of the agreement he  was to receive as compensation a monthly salary of $12,000. In 2006, Mr. Ahlin agreed to reduce his monthly salary to $2,500. The Board of Directors has the discretion to grant an annual bonus to Mr. Ahlin. Mr. Ahlin was granted 3,000,000 share options on June 27, 2007, of which one-third vested immediately, one-third vest in 2008 and one-third vest in 2009.  Mr. Ahlin is entitled to participate in all employee benefit plans or programs that are available to management employees of the Company. The Company currently has no benefit plans. The employment agreement provides that either we or Mr. Ahlin may terminate the agreement at any time.

Compensation of Directors

We pay our directors compensation in the form of options to purchase shares for each year that they serve as directors.  These options have an exercise price equal to the market value at the time they are granted.  The vesting schedule is established on the grant date with a typical vesting schedule of  one third of the options becom ing exercisable on the grant date, plus one-third on each of the first and second anniversaries of the date of their grant.  Mr. Yakatan became a non-employee director after his resignation as CEO in 2005 and  was paid a fee of $1,500 per month for his services as Chairman of the Board of Directors. In 2007, this compensation has been increased to $2,500 per month.

The compensation of all directors other than Jack Levine has been reflected in the Summary Compensation Table above. The amount of stock option expense recognized in the 2007 and 2006 statements of operations with respect to stock options previously granted to Mr. Levine totaled $80,348  and $3,784, respectively.

INDEMNIFICATION OF OFFICERS AND DIRECTORS

Section 78.7502 of the Nevada Revised Statutes allows a corporation to indemnify any officer, director, employee or agent who is a party or is threatened to be made a party to a litigation by reason of the fact that he or she is or was an officer, director, employee or agent of the corporation, or is or was serving at the request of the corporation as an officer, director, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by such director or officer if:

•         there was no breach by the officer, director, employee or agent of his or her fiduciary duties to the corporation involving intentional misconduct, fraud or knowing violation of law; or

•         the officer, director, employee or agent acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Our Amended and Restated Articles of Incorporation provide for the indemnification of our officers and directors to the maximum extent permitted by Nevada law, and also provide that:

•         the indemnification right is a contract right that may be enforced in any manner by our officers and directors,

•         the expenses of our officers and directors incurred in any proceeding for which they are to be indemnified are to be paid to them as they are incurred, with such payments to be returned to us if it is determined that an officer or director is not entitled to be indemnified,

•         the indemnification right is not exclusive of any other rights that our officers and directors have or may acquire and includes any other rights of indemnification under any bylaw, agreement, vote of stockholders or provision of law,

•         our Board of Directors may adopt bylaws to provide for the fullest indemnification permitted by Nevada law,

•         our Board of Directors may cause us to purchase and maintain insurance for our officers and directors against any liability asserted against them while acting in their capacity as our officers or directors, and

•         these indemnification rights shall continue to apply after any officer or director has ceased being an officer or director and shall apply to their respective heirs, executors and administrators.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Grant Life Sciences pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

These provisions of our Amended and Restated Articles of Incorporation became effective November 12, 2004.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table lists stock ownership of our common stock as of  January 18, 2008.  The information includes beneficial ownership by (i) holders of more than 5% of our common stock, (ii) each of our current directors and executive officers and (iii) all of our directors and executive officers as a group.  The information is determined in accordance with Rule 13d-3 promulgated under the Exchange Act based upon information furnished by the persons listed or contained in filings made by them with the Commission.  Except as noted below, to our knowledge, each person named in the table has sole voting and investment power with respect to all shares of our common stock beneficially owned by them.

Name and Address of Beneficial Owner	Director/Officer	Amount and Nature of Beneficial Ownership (1)		Percentage of Class (1)

Stan Yakatan 245 33rd Street Hermosa Beach, CA 90254	Chairman of the Board of Directors	3,720,953	(2)	1.20%

Jack Levine 16855 N.E. 2 nd Avenue, Suite 303 N. Miami Beach, FL 33162	Director	3,535,806	(3)	1.14

Dr. Hun-Chi Lin 17th Floor 3550 Wilshire Blvd. Los Angeles, CA 90010	President, Chief Scientific Officer and Director	3,966,667	(4)	1.28

Michael Ahlin 1787 E. Fort Union Blvd., Suite 202 Salt Lake City, UT 84121	Vice President and Director	5,227,164	(5)	1.68

Doyle Judd 1787 E. Fort Union Blvd., Suite 202 Salt Lake City, UT 84121	Chief Financial Officer	1,400,000	(6)	0.45

All directors and officers as a group		17,850,590	(7)	5.75%

(1) Applicable percentage ownership is based on 311,125,613 shares of common stock outstanding as of January 18, 2008 , together with securities exercisable or convertible into shares of common stock within 60 days of January 18, 2008  for each stockholder. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock that are currently exercisable or exercisable within 60 days of January 18, 2008  are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.
(2)  Represents options to purchase 3,720,953 shares of our common stock beneficially owned by Mr. Yakatan exercisable within 60 days. Does not include options to purchase 1,359,530 shares of our common stock that are not exercisable within 60 days.
(3) Includes options to purchase 2,175,001 shares of our common stock beneficially owned by Mr. Levine that are exercisable within 60 days. Does not include options to purchase 1,359,530 shares of our common stock that are not exercisable within 60 days.
(4) Represents options to purchase 3,966,667 shares of our common stock beneficially owned by Mr. Lin that are exercisable within 60 days. Does not include options to purchase 561,203 shares of our common stock that are not exercisable within 60 days.
(5) Includes options to purchase 1,500,000 shares of our common stock beneficially owned by Mr. Ahlin that are exercisable within 60 days. Does not include options to purchase 1,500,000 shares of our common stock that are not exercisable within 60 days.
(6) Represents options to purchase 1,400,000 shares of our common stock beneficially owned by Mr. Judd that are exercisable within 60 days. Does not include options to purchase  1,100,000 shares of our common stock not exercisable within 60 days. Mr. Judd replaced Don Rutherford as Chief Financial Officer in April 2007. Mr. Rutherford maintains ownership of options of purchase 2,416,667 shares of our common stock that are exercisable within 60 days. Such ownership does not include options to purchase 833,333 shares of our common stock that are not exercisable within 60 days.
(7) Includes options to purchase 12,762,621 shares of our common stock exercisable within 60 days. Does not include options to purchase  5,880,263 shares of our common stock that are not exercisable within 60 days.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table gives information about the Company’s common stock that may be issued upon the exercise of options  granted to employees, directors and consultants, under its 2004 Plan and 2007 Plan as of December 31, 2007.

Equity Compensation Plan Information

Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plan
Equity Compensation approved by Security Holders (1)	7,120,867	$0.088	1,325,000
Equity Compensation not approved by Security Holders (2) (3)	15,355,351	$0.032	14,894,649
TOTAL	22,476,218	$0.050

(1)	The 2004 Plan was approved by stockholders.
(2)	The 2007 Plan has not yet been approved by stockholders.
(3)	Includes 250,000 warrants to purchase shares at $0.180 per share issued to a consultant for performing research services on our behalf, prior to the Merger in July 2004.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Except as set forth below, there have been no material transactions during the past two years between us and any officer, director or any stockholder owning greater than 5% of our outstanding shares, or any of their immediate family members.

Seth Yakatan has been contracted as a consultant to us in the business development area since November 1, 2004, at a fee of $5,000 each month. Mr. Yakatan is the son of Stan Yakatan, our Board Chairman

In October 2007, Mr. Ahlin advanced $7,000 to the Company. He was repaid in full, without interest, in December 2007.

We believe that these transactions were on terms as favorable as could have been obtained from unaffiliated third parties. Any future transactions we enter into with our directors, executive officers and other affiliated persons will be on terms no less favorable to us than can be obtained from an unaffiliated party and will be approved by a majority of the independent, disinterested members of our board of directors, who have access, at our expense, to independent legal counsel.

SELLING STOCKHOLDERS

The following table details the name of each selling stockholder, the number of shares owned by that selling stockholder, and the number of shares that may be offered by each selling stockholder for resale under this prospectus.  The selling stockholders may sell up to 35,087,719 shares of our common stock from time to time in one or more offerings under this prospectus, all shares of which are issuable upon the conversion of notes held by certain selling stockholders.  Because each selling stockholder may offer all, some or none of the shares it holds, and because, based upon information provided to us, there are currently no agreements, arrangements, or understandings with respect to the sale of any of the shares, no definitive estimate as to the number of shares that will be held by each selling stockholder after the offering can be provided. The following table has been prepared on the assumption that all shares offered under this prospectus will be sold to parties unaffiliated with the selling stockholders. Except as indicated below, no selling stockholder nor any of their affiliates have held a position or office, or had any other material relationship, with us.

Name of Selling Stockholder *	Total Shares of Common Stock and Common Stock Issuable Upon Conversion of Notes and Warrants**	Total Percentage of Common Stock, Assuming Full Conversion	Shares of Common Stock Included in Prospectus	Beneficial Ownership Before the Offering ***		Percentage of Common Stock Owned Before Offering ***	Ownership After Completion of Offering ****
New Millenium Capital Partners II, LLC (1)	1,923,454	0.62%	Up to 456,140 shares of common stock	15,560,504	(2)	4.99%	0

AJW Master Fund, Ltd. (1)	88,771,474	28.53%	Up to 32,771,930 shares of common stock	15,560,504	(2)	4.99%	0

AJW Partners, LLC (1)	7,714,568	2.48%	Up to 1,859,649 shares of common stock	15,560,504	(2)	4.99%	0

* Except as set forth below, we have been notified by the selling stockholders that they are not broker-dealers or affiliates of broker-dealers and that they believe they are not required to be broker-dealers.

** This column includes shares underlying 8,000,000 warrants and represents an estimated number based on a current conversion price of $.019, divided into the principal amount.

*** These columns represent the aggregate maximum number and percentage of shares that the selling stockholders can own at one time (and therefore, offer for resale at any one time) due to their 4.99% limitation.

**** Assumes that all securities registered will be sold.

The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, as amended, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling stockholders has sole or shared voting power or investment power and also any shares, which the selling stockholders has the right to acquire within 60 days. The actual number of shares of common stock issuable upon the conversion of the secured convertible notes is subject to adjustment depending on, among other factors, the future market price of the common stock, and could be materially less or more than the number estimated in the table.

(1) Some of the selling stockholders are affiliates of each other because they are under common control. AJW Partners, LLC is a private investment funds that is owned by its investors and managed by SMS Group, LLC. SMS Group, LLC, of which Mr. Corey S. Ribotsky is the fund manager, has voting and investment control over the shares listed below owned by AJW Partners, LLC. New Millennium Capital Partners II, LLC and AJW Master Fund, Ltd. are private investment funds that are owned by their investors and managed by First Street Manager II, LLC.

(2) The actual number of shares of common stock offered in this prospectus, and included in the registration statement of which this prospectus is a part, includes such additional number of shares of common stock as may be issued or issuable upon conversion of the secured convertible notes, in accordance with Rule 416 under the Securities Act of 1933, as amended. However the selling stockholders have contractually agreed to restrict their ability to convert their secured convertible notes and receive shares of our common stock such that the number of shares of common stock held by them in the aggregate and their affiliates after such conversion does not exceed 4.99% of the then issued and outstanding shares of common stock as determined in accordance with Section 13(d) of the Exchange Act. Accordingly, the number of shares of common stock set forth in the table for the selling stockholders exceeds the number of shares of common stock that the selling stockholders could own beneficially at any given time through their ownership of the secured convertible notes. In that regard, the beneficial ownership of the common stock by the selling stockholder set forth in the table is not determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended.

PLAN OF DISTRIBUTION

The common stock offered by this prospectus is being offered by the selling stockholders.  The common stock may be sold or distributed from time to time by the selling stockholders directly to one or more purchasers or through brokers, dealers or underwriters who may act solely as agents at market prices prevailing at the time of sale, at prices related to the prevailing market prices, at negotiated prices, or at fixed prices, which may be changed.  The sale of the common stock offered by this prospectus may be effected in one or more of the following methods:

•	ordinary brokers’ transactions,

•	through brokers, dealers, or underwriters who may act solely as agents,

•	“at the market” into an existing market for the common stock,

•	in other ways not involving market makers or established trading markets, including direct sales to purchasers or sales effected through agents,

•	in privately negotiated transactions, and

•	any combination of the foregoing.

In order to comply with the securities laws of certain states, if applicable, the shares may be sold only through registered or licensed brokers or dealers. In addition, in certain states, the shares may not be sold unless they have been registered or qualified for sale in the state or an exemption from the registration or qualification requirement is available and complied with.

The selling stockholders may pledge their shares to their brokers under the margin provisions of customer agreements. If a selling stockholder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares. Broker-dealers engaged by a selling stockholder may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated.

The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended, in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act of 1933, as amended.

We will pay all of the expenses incident to the registration, offering, and sale of the shares to the public other than commissions or discounts of underwriters, broker-dealers, or agents. We have also agreed to indemnify the selling stockholders and related persons against specified liabilities, including liabilities under the Securities Act.

While they are engaged in a distribution of the shares included in this prospectus the selling stockholders are required to comply with Regulation M promulgated under the Securities Exchange Act of 1934, as amended. With certain exceptions, Regulation M precludes the selling stockholders, any affiliated purchasers, and any broker-dealer or other person who participates in the distribution, from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the shares offered by this prospectus.

The selling stockholders may also sell shares under Rule 144 promulgated under the Securities Act of 1933, as amended, rather than selling under this prospectus. This offering will terminate on the date that all shares offered by this prospectus have been sold by the selling stockholders or are eligible for sale under Rule 144(k).  In general, under Rule 144 as currently in effect, a person (or persons whose shares are required to be aggregated) who has owned shares for at least one year would be entitled to sell within any three-month period a number of shares that does not exceed the greater of (i) 1% of the number of shares of our common stock then outstanding, (which will equal approximately 3,111,256 shares of common stock) or (ii) the average weekly trading volume of our shares of common stock during the four calendar weeks preceding the filing of a Form 144 with respect to such sale. Under Rule 144(k), a person who is not deemed to have been our affiliate at any time during the three months preceding a sale, and who has owned the shares proposed to be sold for at least two years, is entitled to sell his shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

DESCRIPTION OF SECURITIES

Our authorized capital stock currently consists of 750,000,000 shares of common stock and 20,000,000 shares of preferred stock. Each share of common stock is entitled to one vote on all matters voted upon by our stockholders.  Holders of our common stock have no preemptive or other rights to subscribe for additional shares or other securities.  There are no cumulative voting rights.

Holders of our common stock are entitled to dividends in such amounts as may be declared by our board of directors from time to time from funds legally available therefore.  We have not declared or paid cash dividends or made distributions in the past on our common stock, and we do not anticipate that we will pay cash dividends or make distributions in the foreseeable future.  We currently intend to retain and invest future earnings to finance operations.

Our Amended and Restated Articles of Incorporation allow our Board of Directors the authorization, without further stockholder approval, to issue up to 20,000,000 shares of preferred stock from time to time in one or more series and to fix the number of shares and the relative dividend rights, conversion rights, voting rights and other rights and qualifications of any such series.  The Board has not fixed any series of preferred stock and no shares of preferred stock are issued and outstanding.

LEGAL MATTERS

Sichenzia Ross Friedman Ference LLP, New York, New York will issue an opinion with respect to the validity of the shares of common stock being offered hereby.

EXPERTS

Our audited financial statements for the years ended December 31, 2006 and 2005 have been audited by Singer, Lewak, Greenbaum and Goldstein, LLP, an independent registered public accounting firm.  The report of this independent registered public accounting firm, which appears elsewhere herein, includes an explanatory paragraph as to substantial doubt about our ability to continue as a going concern and an explanatory paragraph regarding the restatement of our financial statements.  Our financial statements are included in reliance upon such reports and upon the authority of said firm as experts in auditing and accounting.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

On January 24, 2005, the Audit Committee of Grant Life Sciences engaged Russell Bedford Stefanou Mirchandani LLP (“RBSM”) as our independent registered public accounting firm to audit the Company’s financial statements for the year ended December 31, 2004. Prior to engaging RBSM, neither the Company, nor anyone on our behalf, consulted with RBSM regarding the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, or any other matters.

On January 24, 2006, Grant Life Sciences dismissed RBSM as our independent registered public accounting firm. Effective January 24, 2006, we engaged Singer, Lewak, Greenbaum & Goldstein LLP (“SLGG”) as our new independent registered public accounting firm. Our board of directors approved the dismissal of RBSM and the appointment of SLGG as our new independent registered public accounting firm.

From the date of RBSM's appointment through the date of their dismissal on January 24, 2006, there were no disagreements between our company and RBSM on any matter listed under Item 304 Section (a)(1)(iv) A to E of Regulation S-B, including accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of RBSM would have caused RBSM to make reference to the matter in its reports on our financial statements.. The report on the financial statements prepared by RBSM for the year ended December 31, 2004 contained a paragraph with respect to there being substantial doubt about our ability to continue as a going concern.

Prior to engaging SLGG, we did not consult SLGG regarding either:

1.
the application of accounting principles to any specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, and neither a written report was provided to our company nor oral advice was provided that SLGG concluded was an important factor considered by our company in reaching a decision as to the accounting, auditing or financial reporting issue; or

2.
any matter that was either the subject of disagreement or event, as defined in Item 304(a)(1)(iv)(A) of Regulation S-B and the related instruction to Item 304 of Regulation S-B, or a reportable event, as that term is explained in Item 304(a)(1)(iv)(A) of Regulation S-B.

Prior to engaging SLGG, SLGG did not provide our company with either written or oral advice that was an important factor considered by our company in reaching a decision to change our independent registered public accounting firm from RBSM to SLGG.

On April 17, 2007, Grant Life Sciences dismissed SLGG as its independent registered public accounting firm. Effective April 17, 2007, we engaged Tanner LC as our new independent registered public accounting firm. Our board of directors has approved the dismissal of SLGG and the appointment of Tanner LC as our new independent registered public accounting firm.

From the date of SLGG's appointment through the date of their dismissal on April 17, 2007, there were no disagreements between our company and SLGG on any matter listed under Item 304 Section (a)(1)(iv) A to E of Regulation S-B, including accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of SLGG would have caused SLGG to make reference to the matter in its reports on our financial statements. The report prepared by SLGG on the Company’s financial statements for the years ended December 31, 2006 and 2005, contained neither an adverse opinion nor a disclaimer of opinion; however, such report contained qualifying paragraphs setting forth that there was substantial doubt as to our ability to continue as a going concern and the restatement of the financial statements.

Prior to engaging Tanner LC, we did not consult Tanner LC regarding either:

1.
the application of accounting principles to any specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, and neither a written report was provided to our Company nor oral advice was provided by Tanner LC that was an important factor considered by our Company in reaching a decision as to the accounting, auditing or financial reporting issue; or

2.
any matter that was either the subject of disagreement or event, as defined in Item 304(a)(1)(iv)(A) of Regulation S-B and the related instruction to Item 304 of Regulation S-B, or a reportable event, as that term is explained in Item 304(a)(1)(iv)(A) of Regulation S-B.

Prior to engaging Tanner LC, Tanner LC did not provide our Company with either written or oral advice that was an important factor considered by our Company in reaching a decision to change our independent registered public accounting firm from SLGG to Tanner LC.

FURTHER INFORMATION

We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, and file reports, proxy statements and other information with the Securities and Exchange Commission.  These reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Securities and Exchange Commission’s regional offices.  You can obtain copies of these materials from the Public Reference Section of the Securities an Exchange Commission upon payment of fees prescribed by the Securities and Exchange Commission.  You may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330.  The Securities and Exchange Commission’s Web site contains reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission.  The address of that site is http://www.sec.gov.

INDEX TO FINANCIAL STATEMENTS

GRANT LIFE SCIENCES, INC.
(A Development Stage Company)

Page
For the Nine Months Ended September 30, 2007 and September 30, 2006
Condensed Consolidated Balance Sheets - September 30, 2007 and December 31, 2006	F-2
Condensed Consolidated Statement of Operations - three months and nine months ended September 30, 2007 and 2006 and for the period July 9, 1998 (date of inception) through September 30, 2007	F-3
Condensed Consolidated Statement of Deficiency in Stockholder’s Equity- July 9, 1998
(date of inception) through September 30, 2007	F-4
Condensed Consolidated Statement of Cash Flows - nine months ended September 30, 2007 and
2006 and July 9, 1998 (date of inception) through September 30, 2007	F-7
Notes to Condensed Consolidated Financial Statements	F-9

For the Years Ended December 31, 2006 and December 31, 2005
Report of Independent Registered Public Accounting Firm	F-14
Consolidated Balance Sheet (Restated) as of December 31, 2006 and 2005	F-15
Consolidated Statements of Losses (Restated) for the years ended December 31, 2006 and 2005 and for the period July 9, 1998 (date of inception) through December 31, 2006	F-16
Consolidated Statement of Deficiency in Stockholders’ Equity (Restated) for the period July 9, 1998 (date of inception) through December 31, 2006	F-17
Consolidated Statements of Cash Flows (Restated) for the years ended December 31, 2006 and 2005 and for the period July 9, 1998 (date of inception) through December 31, 2006	F-18
Notes to Restated Consolidated Financial Statements	F-20

GRANT LIFE SCIENCES, INC.
(A Development Stage Company)
CONDENSED BALANCE SHEETS
(Unaudited)

	September 30,	December 31,
	2007	2006
ASSETS
Current assets:
Cash	$38,329	$287,992
Accounts receivable	2,550	1,338
Prepaid expenses	11,667	1,875
Deposits and other	24,038	4,375
Total current assets	76,584	295,580

Furniture and equipment, net of accumulated depreciation of $17,567 and $19,922 as of September 30, 2007 and December 31, 2006, respectively	4,068	10,772

Patents, net of accumulated amortization of $2,722 and $1,555 as of September 30, 2007 and December 31, 2006, respectively	20,612	21,779

Deferred financing fees, net of accumulated amortization of $92,660 and $38,542 as of September 30, 2007 and December 31, 2006, respectively	34,790	48,908

Total assets	$136,054	$377,039

LIABILITIES AND DEFICIENCY IN STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$46,861	$276,715
Accrued liabilities	117,935	50,000
Accrued interest payable	259,660	153,559
Notes payable	363,125	365,523
Total current liabilities	787,581	845,797

Long-term liabilities:
Convertible notes payable, net of discount of $692,603 and $1,201,765 as of September 30, 2007 and December 31, 2006, respectively	107,397	683,015
Derivative liability related to convertible notes	1,546,910	4,233,656
Derivative liability related to warrants	418,863	1,274,600
Total long-term liabilities	2,073,170	6,191,271

Total liabilities	2,860,751	7,037,068

Contingencies (Note A)

Deficiency in stockholders' equity:
Common stock, par value $.001; authorized 750,000,000 shares; 294,050,019 and 136,420,423 shares issued and outstanding as of September 30, 2007 and December 31, 2006, respectively	294,050	136,420
Additional paid-in capital	14,248,497	7,614,681
Deficit accumulated during the development stage	(17,267,244)	(14,411,130)
Total deficiency in stockholders' equity	(2,724,697)	(6,660,029)

Total liabilities and deficiency in stockholders' equity	$136,054	$377,039

See accompanying notes to condensed financial statements.

GRANT LIFE SCIENCES, INC.
(A Development Stage Company)
CONDENSED STATEMENTS OF OPERATIONS
(Unaudited)

					For the
					Period from
					July 9, 1998
					(Inception)
	For the Three Months		For the Nine Months		through
	Ended September 30		Ended September 30		September 30,
	2007	2006	2007	2006	2007
		(Restated)		(Restated)
Sales	$-	$-	$-	$-	$72,675
Cost of sales					62,805
Gross margin	-	-	-	-	9,870

Operating expenses:
General and administrative	363,936	198,712	1,245,235	856,796	7,173,457
Research and development	7,500	99,966	28,557	227,576	1,741,252
Total	371,436	298,678	1,273,792	1,084,372	8,914,709

Loss from operations	(371,436)	(298,678)	(1,273,792)	(1,084,372)	(8,904,839)

Other income (expense):
Change in fair value of derivative liability related to convertible notes and warrants	480,852	(6,779,546)	(84,218)	(5,748,227)	(5,276,154)
Interest expense and financing costs	(694,418)	(168,671)	(1,498,104)	(464,939)	(3,530,244)
Gain on extinguishment of debt					510,105
Acquisition costs					(65,812)

Loss before income taxes	(585,002)	(7,246,895)	(2,856,114)	(7,297,538)	(17,266,944)
Provision for income taxes					(300)
Net loss	$(585,002)	$(7,246,895)	$(2,856,114)	$(7,297,538)	$(17,267,244)

Net loss per common share - basic and diluted	$(0.00)	$(0.06)	$(0.02)	$(0.06)	n/a

Weighted average shares outstanding - basic and diluted	237,982,075	127,685,236	184,062,640	126,890,482	n/a

See accompanying notes to condensed financial statements.

GRANT LIFE SCIENCES, INC.
(A Development Stage Company)
CONDENSED STATEMENTS OF DEFICIENCY IN STOCKHOLDERS’ EQUITY
FOR THE PERIOD JULY 9, 1998 (Date of Inception) THROUGH
SEPTEMBER 30, 2007
(Unaudited)

						Deficit	Total
						Accumulated	Deficiency
	Number of				Additional	During the	in
	Common	Common	Subscription	Deferred	Paid-in	Development	Stockholders'
	Shares	Stock	Receivable	Compensation	Capital	Stage	Equity
Balance, July 9, 1998 (inception)	9,272,200	$9,272	$-	$-	$(9,272)	$-	$-
Issued stock for subscription receivable at $0.005 per share	18,795,000	18,795	(100,000)		81,205		-
Balance, December 31, 1998	28,067,200	28,067	(100,000)	-	71,933	-	-

Issued stock for cash at $0.004 per share	1,253,000	1,253			3,747		5,000
Net loss						(5,053)	(5,053)
Balance, December 31, 1999	29,320,200	29,320	(100,000)	-	75,680	(5,053)	(53)

Payment of subscription receivable			100,000				100,000
Net loss						(43,641)	(43,641)
Balance, December 31, 2000	29,320,200	29,320	-	-	75,680	(48,694)	56,306

Issued stock for cash at $0.004 per share	250,600	251			749		1,000
Net loss						(522,213)	(522,213)
Balance, December 31, 2001	29,570,800	29,571	-	-	76,429	(570,907)	(464,907)

Issued stock for cash at $0.13 per share	689,150	689			91,811		92,500
Issued stock for services at $0.06 per share	1,591,310	1,591			101,659		103,250
Issued stock in satisfaction of debt at $0.14 per share	1,790,000	1,790			248,210		250,000
Net loss						(646,201)	(646,201)
Balance, December 31, 2002	33,641,260	33,641	-	-	518,109	(1,217,108)	(665,358)

Issued stock for cash at $0.13 per share	930,800	931			119,069		120,000
Net loss						(253,881)	(253,881)
Balance, December 31, 2003	34,572,060	34,572	-	-	637,178	(1,470,989)	(799,239)

Issued stock for cash at $0.0838 per share	238,660	239			19,761		20,000
Issued stock for services at $0.08 per share	500,000	500			39,500		40,000
Issued stock for cash at $0.1835 per share	9,560,596	9,561			1,485,376		1,494,937
Reverse merger with Grant Ventures, Inc.	6,000,000	6,000					6,000
Warrants issued as part of restructuring of debt (89,500 valued at $0.03779)					3,382		3,382
Recognition of beneficial conversion feature on issuance of note payable					200,000		200,000
Conversion of note payable and accrued interest at $0.07569 per share	2,720,000	2,720			203,165		205,885
Issued stock in satisfaction of debt at $0.1835 per share	249,475	249			45,530		45,779
Exercise of $0.01 warrants	2,403,000	2,403			21,627		24,030
Issued 250,000 warrants for services					11,000		11,000
Stock options issued to employees, directors, consultants				(1,523,966)	1,523,966		-
Vesting of deferred compensation				426,081			426,081
Net loss						(1,910,351)	(1,910,351)
Balance, December 31, 2004	56,243,791	$56,244	$-	$(1,097,885)	$4,190,485	$(3,381,340)	$(232,496)

(Continued on Next Page)

GRANT LIFE SCIENCES, INC.
(A Development Stage Company)
CONDENSED STATEMENTS OF DEFICIENCY IN STOCKHOLDERS’ EQUITY
FOR THE PERIOD JULY 9, 1998 (Date of Inception) THROUGH
SEPTEMBER 30, 2007
(Unaudited)
(Continued from Preceding Page)

						Deficit	Total
						Accumulated	Deficiency
	Number of				Additional	During the	in
	Common	Common	Subscription	Deferred	Paid-in	Development	Stockholders'
	Shares	Stock	Receivable	Compensation	Capital	Stage	Equity
Balance, December 31, 2004	56,243,791	$56,244	$-	$(1,097,885)	$4,190,485	$(3,381,340)	$(232,496)
Conversion of notes payable and accrued interest at $0.092178 per share	1,395,322	1,395			127,225		128,620
Stock options issued to new director				(26,725)	26,725		-
Value of 250,000 warrants issued as part of bridge loan					65,540		65,540
Shares issued for services at $0.40 per share	500,000	500			199,500		200,000
Stock options granted to employee				(327,197)	327,197		-
Stock options exercised	50,000	50			8,950		9,000
Reclassify warrants to liability (restated)					(656,607)		(656,607)
Shares issued for legal services at $0.22 per share	200,000	200			43,800		44,000
Conversion of convertible notes payable at conversion rates ranging from $0.00423 to $0.0105 per share, including applicable derivative value	67,580,405	67,581			2,708,685		2,776,266
Stock options issued to interim CEO				(3,762)	3,762		-
Shares issued on exercise of warrant	250,000	250			2,500		2,750
Shares issued at $0.09 on exercise of warrant	267,000	267			2,403		2,670
Vesting of deferred compensation				976,987			976,987
Cancellation of stock options				193,275			193,275
Net loss						(7,644,857)	(7,644,857)
Balance, December 31, 2005	126,486,518	126,487	-	(285,307)	7,050,165	(11,026,197)	(4,134,852)

Vesting of deferred compensation				84,972			84,972
Reclassification of deferred compenstion				200,335	(200,335)		-
Vesting of stock options					153,577		153,577
Conversion of convertible notes at conversion rates ranging from $0.00633 to $0.0278 per share, including applicable derivative value	2,594,644	2,595			241,973		244,568
Issued stock at $0.01 per share in satisfaction of debt	5,226,534	5,226			47,039		52,265
Issued stock at $0.038 per share for services rendered	1,150,627	1,150			163,397		164,547
Issued stock on exercise of options at $0.18 per share	150,000	150			26,850		27,000
Repricing of warrants					17,422		17,422
Cashless exercise of $0.01 warrants, includng applicable derivative value	812,100	812			114,593		115,405
Net loss						(3,384,933)	(3,384,933)
Balance, December 31, 2006	136,420,423	$136,420	$-	$-	$7,614,681	$(14,411,130)	$(6,660,029)

(Continued on Next Page)

GRANT LIFE SCIENCES, INC.
(A Development Stage Company)
CONDENSED STATEMENTS OF DEFICIENCY IN STOCKHOLDERS’ EQUITY
FOR THE PERIOD JULY 9, 1998 (Date of Inception) THROUGH
SEPTEMBER 30, 2007
(Unaudited)
(Continued from Preceding Page)

						Deficit	Total
						Accumulated	Deficiency
	Number of				Additional	During the	in
	Common	Common	Subscription	Deferred	Paid-in	Development	Stockholders'
	Shares	Stock	Receivable	Compensation	Capital	Stage	Equity
Balance, December 31, 2006	136,420,423	$136,420	$-	$-	$7,614,681	$(14,411,130)	$(6,660,029)
Conversion of convertible notes payable at conversion rates ranging from $0.0096 to $0.0387 per share, including applicable derivative value	154,118,242	154,118			6,153,409		6,307,527
Issued stock at $0.0782 per share for services rendered	95,000	95			7,331		7,426
Issued stock at $0.01333 per share in settlement of liability	470,250	471			5,799		6,270
Issued stock at $0.0217 per share for legal services	2,075,000	2,075			42,925		45,000
Cashless exercise of $0.01 warrants, including applicable derivative value	64,879	65			2,465		2,530
Exercise of warrant at $0.01 per share, including applicable derivative value	98,092	98			2,306		2,404
Issued stock at $0.06 per share for prior unpaid compensation	708,133	708			41,780		42,488
Vesting of stock options					377,801		377,801
Net loss						(2,856,114)	(2,856,114)
Balance, September 30, 2007	294,050,019	$294,050	$-	$-	$14,248,497	$(17,267,244)	$(2,724,697)

See accompanying notes to condensed financial statements.

GRANT LIFE SCIENCES, INC.
(A Development Stage Company)
CONDENSED STATEMENTS OF CASH FLOWS
(Unaudited)

			For the
			Period from
			July 9, 1998
			(Inception)
	For the Nine Months		through
	Ended September 30		September 30,
	2007	2006	2007
		(Restated)
Cash flows from operating activities:
Net loss	$(2,856,114)	$(7,297,538)	$(17,267,244)
Adjustments to reconcile net loss to cash used in operating activities:
Depreciation and amortization	4,533	31,404	102,061
Change in fair value of derivative liabilities related to convertible notes and warrants	84,218	5,748,227	5,276,154
Loss on abandonment of assets	4,304		8,094
Vesting of stock options	377,801	212,305	2,019,417
Common stock or warrants issued in exchange for services	101,184		565,974
Cancellation of stock options			193,275
Accreted interest on convertible notes payable	1,363,279	332,619	2,442,243
Beneficial conversion feature discount			298,507
Gain on extinguishment of debt			(510,105)
Acquisition costs			65,812
Change in working capital components:
Accounts receivable	(1,212)	51,337	(2,550)
Prepaid expenses	(9,792)	36,000	(11,667)
Deposits and other assets	(19,663)	3,822	(75,998)
Accounts payable	(229,854)	30,122	368
Short-term notes payable	(2,398)	(6,195)	13,125
Accrued liabilities	67,935	45,958	144,765
Accrued interest payable	106,101	56,777	502,387
Net cash used in operating activities	(1,009,678)	(755,162)	(6,235,382)

Cash flows from investing activities:
Purchases of furniture and equipment	(966)	(3,854)	(42,334)
Net cash used in investing activities	(966)	(3,854)	(42,334)

Cash flows from financing activities:
Proceeds from sale of common stock and exercise of warrants, net	981		2,080,039
Proceeds from issuance of notes payable, net of origination fees	760,000		4,252,805
Other			(16,799)
Net cash provided by financing activities	760,981	-	6,316,045

Net increase (decrease) in cash	(249,663)	(759,016)	38,329
Cash at beginning of the period	287,992	800,472	-
Cash at end of the period	$38,329	$41,456	$38,329

(Continued on Next Page)

G RANT LIFE SCIENCES, INC.
(A Development Stage Company)
CONDENSED STATEMENTS OF CASH FLOWS
(Unaudited)
(Continued from Preceding Page)

Supplemental disclosure of non-cash investing and financing activities:

During the nine months ended September 30, 2007, the Company issued 154,118,242 shares of common stock upon conversion of $1,884,779 of secured convertible notes payable. The value of the related derivative at the time of conversion was $4,422,748, which was credited to additional paid-in capital.

During the nine months ended September 30, 2007, the Company issued 64,879 shares of common stock upon the cashless exercise of a warrant. The value of the related derivative at the time of conversion was $2,530.

See accompanying notes to condensed financial statements.

GRANT LIFE SCIENCES, INC.
(A Development Stage Company)
NOTES TO CONDENSED FINANCIAL STATEMENTS
SEPTEMBER 30, 2007 and 2006
(Unaudited)

NOTE A - ORGANIZATION AND BASIS OF PRESENTATION

Organization and Business

On July 30, 2004, Grant Ventures, Inc., a Nevada corporation, acquired Impact Diagnostics, Inc., a Utah corporation organized on July 9, 1998, through the merger of Grant Ventures, Inc.’s wholly owned subsidiary, Impact Acquisition Corporation, with Impact Diagnostics, Inc. Grant Ventures, Inc. was an inactive publicly registered shell corporation with no significant assets or operations. For accounting purposes, the merger was treated as a recapitalization. Grant Ventures, Inc. changed its name to Grant Life Sciences, Inc. (the Company) in November 2004. Impact Acquisition Corporation and Impact Diagnostics, Inc. were subsequently dissolved.

The Company’s purpose is to research, develop, market and sell diagnostic kits for detecting disease with emphasis on the detection of low-grade cervical cancer.

Development Stage Company

Since July 9, 1998 (date of inception), the Company has operated as a development stage company as defined in Statement of Financial Accounting Standards No. 7, Accounting and Reporting by Development Stage Companies. The Company’s development stage activities have consisted primarily of the development of medical diagnostic kits. These development stage activities have been funded primarily through debt and equity financing. The Company has not yet established a significant source of revenue.

Going Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. Continuing as a going concern is dependent upon successfully obtaining additional working capital through debt or equity financing and, eventually, achieving profitable operations. There can be no assurance of either obtaining additional funding or achieving profitable operations. No adjustments have been made to the accompanying condensed financial statements that might result from the outcome of this uncertainty.

Interim Financial Information

The interim financial information as of September 30, 2007, and for the three and nine-month periods ended September 30, 2007 and 2006, is unaudited. The condensed balance sheet as of December 31, 2006 is derived from audited financial statements, the report on which included an explanatory paragraph that there is substantial doubt as to the Company’s ability to continue as a going concern. The accompanying financial statements have been prepared in accordance with U.S. generally accepted accounting principles for interim financial information. Accordingly, they do not include all of the information and notes required by U.S. generally accepted accounting principles for complete financial statements. The accompanying condensed financial statements and notes should be read in conjunction with the financial statements and notes included in the Company's Annual Report on Form 10-KSB/A for the year ended December 31, 2006.

In the opinion of management, all adjustments that are necessary for a fair presentation of the financial information for the interim periods reported have been made, which consist only of normal recurring adjustments. The results of operations for the three and nine-month periods ended September 30, 2007 are not necessarily indicative of the results that can be expected for the entire year ending December 31, 2007.

Certain reclassifications have been made to prior period financial statements to conform with the current presentation.

NOTE B - SIGNIFICANT ACCOUNTING POLICIES

Cash Equivalents

The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

Concentration of Credit Risk

Financial instruments and related items that potentially subject the Company to concentrations of credit risk consist primarily of cash. The Company places its cash and temporary cash investments with credit quality institutions. At times, such investments may be in excess of the insurance limit of the Federal Deposit Insurance Corporation.

Furniture and Equipment

Furniture and equipment are stated at cost less accumulated depreciation. Depreciation is computed using the straight-line method based on the estimated useful lives of the assets. Furniture is depreciated over seven years and equipment over three to five years. When assets are retired or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized.

Patents

Patents are stated at cost less accumulated amortization. Amortization is computed using the straight-line method based on an estimated useful life of fifteen years. When patents are retired or otherwise disposed of, the cost and related accumulated amortization are removed from the accounts and any resulting gain or loss is recognized.

Long-Lived Assets

Long-lived tangible and intangible assets held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Events relating to recoverability may include significant unfavorable changes in business conditions, recurring losses, or a forecasted inability to achieve break-even operating results over an extended period. The Company evaluates the recoverability of long-lived assets based upon forecasted, undiscounted cash flows. Should a material impairment in value be indicated, the carrying value of intangible assets is adjusted based on estimates of future discounted cash flows resulting from the use and ultimate disposition of the asset.

Convertible Notes and Related Discount

The convertible notes give the holder the right to convert such notes to common stock at a specified discount from the market price of the Company’s common stock at the time of conversion. The size of the discount provides the holder with substantial incentive to convert the notes to common stock, such that it is expected that the notes will be converted to common stock rather than repaid. Thus, when a convertible note is issued, a note discount equivalent to the face amount of the note is established. The note discount is subsequently accreted to interest expense over the life of the note.

Derivative Liability Related to Convertible Notes and Warrants

The derivative liability related to convertible notes and warrants arises because the conversion price of the Company’s convertible notes is solely a function of the market price of the Company’s common stock. Thus, the number of shares that may be issued upon conversion of such notes is indeterminate, which gives rise to the possibility that the Company may not be able to fully settle its convertible note and warrant obligations by the issuance of common stock.

The derivative liability related to convertible notes and warrants is adjusted to fair value as of each date that a note is converted or a warrant is exercised, as well as at each reporting date, using the Black-Scholes pricing model. Any change in fair value between reporting dates that arises because of changes in market conditions is recognized as a gain or loss. To the extent the derivative liability is reduced as a consequence of the conversion of notes or the exercise of warrants, such reduction is recognized as additional paid-in capital as of the conversion or exercise date.

Revenue Recognition

Revenues are recognized in the period that the following four criteria are met: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred; (3) the selling price is fixed or determinable; and (4) collectibility is reasonably assured. Determination of criteria (3) and (4) are based on management's judgments regarding the fixed nature of the selling prices of the products delivered and the collectibility of those amounts. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded. The Company defers any revenue for which the product has not been delivered or is subject to refund until such time that the Company and the customer jointly determine that the product has been delivered or no refund will be required.

Stock-Based Compensation

The cost of employee and board member services received in exchange for an award of an equity instrument is based on the grant-date fair value of the award, determined by using the Black-Scholes pricing model. This cost is recognized over the period during which the award recipient is required to provide service in exchange for the award, which generally corresponds to the vesting period.

Research and Development Costs

Research and development costs are expensed as incurred. These costs include direct expenditures for goods and services, as well as some indirect expenditures such as consulting fees.

Deferred Income Taxes

Deferred income taxes are provided using the asset and liability method for financial reporting purposes. Under this method, deferred income tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be removed or settled. The effect on deferred income tax assets and liabilities of a change in income tax rates is recognized in the statements of operations in the period that includes the enactment date. Valuation allowances are provided when it is more likely than not that some or all of the net deferred income tax assets may not be realized.

Net Loss Per Common Share

The computation of basic net loss per common share is based on the weighted average number of shares outstanding during each period. The computation of diluted earnings per common share is based on the weighted average number of common shares outstanding during the period plus common stock equivalents, unless the effect of their inclusion is anti-dilutive. During periods of net losses, basic and diluted net loss per common share are equivalent.

Use of Estimates in the Preparation of Financial Statements

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of reporting dates and the reported amounts of revenue and expenses during the reporting periods. Actual results could differ from those estimates.

New Accounting Pronouncements Applicable to the Company

In June 2006, the Financial Accounting Standards Board (FASB) issued FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes - an interpretation of FASB Statement No. 109 (FIN 48), which clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with Statement of Financial Accounting Standards (SFAS) No. 109, Accounting for Income Taxes. The interpretation prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN 48 requires recognition of tax benefits that satisfy a greater than 50% probability threshold. FIN 48 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. FIN 48 became effective for the Company beginning January 1, 2007. The adoption of FIN 48 had no impact on the Company’s financial statements.

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements, which defines fair value, establishes a framework for measuring fair value in U.S. generally accepted accounting principles, and expands disclosures about fair value measurements. SFAS No. 157 does not require any new fair value measurements, but provides guidance on how to measure fair value by providing a fair value hierarchy used to classify the source of the information. This statement is effective for the Company beginning January 1, 2008. The Company is currently assessing the potential impact that adoption of SFAS No. 157 will have on its financial statements.

In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities-Including an Amendment of SFAS No. 115. SFAS No. 159 permits entities to choose to measure many financial instruments and certain other items at fair value. Most of the provisions of this statement apply only to entities that elect the fair value option. This statement is effective for the Company beginning January 1, 2008. The Company is currently assessing the potential impact that adoption of SFAS No. 159 will have on its financial statements.

NOTE C  - RESTATEMENT OF FINANCIAL STATEMENTS

In June 2005, the Company issued $2,000,000 of convertible notes and, subsequently, has issued additional convertible notes. At the holder’s option, these notes are convertible into common stock of the Company at a specified discount from the market price of the Company’s common stock. As a consequence of this provision, an indeterminate number of shares are issuable upon conversion. While convertible notes are normally exempt from derivative accounting and are viewed as an equity instrument with the expectation that they will be settled by issuing stock, pursuant to the provisions of Emerging Issues Task Force Issue 00-19 (EITF 00-19), the conversion feature of the Company’s convertible notes results in the requirement to use derivative accounting since the possibility exists that the Company will not be able to settle its convertible notes by issuing stock.

In addition to its applicability to the Company’s convertible notes, EITF 00-19 also applies to other contracts, except those pertaining to employee compensation, normally settled by issuing stock. Thus, warrants issued by the Company to non-employees which entitle the holder to purchase common stock of the Company at a specified price also become subject to derivative accounting as a consequence of the conversion feature of the Company’s convertible notes.

When the Company initially applied derivative accounting as a consequence of the foregoing in 2005, it inadvertently excluded warrants already issued as of June 2005 from its derivative calculations and only applied derivative accounting to warrants issued on a prospective basis. Further, the intrinsic value method, which is not generally considered to be a measure of fair value as defined in SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, was used to value the derivative liability arising from the convertible notes. Finally, on reporting dates subsequent to June 2005, when the Company revalued the derivative liability applicable to its convertible notes and warrants, it failed to segregate the change in value arising from note conversions and the exercise of warrants from the change in value arising from changes in market conditions. Thus, the accounting process used by the Company, in essence, recognized gains from the conversion of notes and the exercise of warrants rather than treating such changes as additions to additional paid-in capital.

The Company restated its 2006 and 2005 financial statements (as reported in its Annual Report on Form 10-KSB/A) to (1) recognize the derivative liability arising from all of its warrants, regardless of when issued; (2) value the derivative liability arising from its convertible notes using the Black-Scholes pricing model, which is widely accepted as a measurement of fair value; and (3) recognize the fair value of converted notes and exercised warrants as additional paid-in capital, rather than as a gain, at the point of conversion or exercise.

As a consequence of the foregoing restatement, the reported net income (loss) for the three and nine-month periods ended September 30, 2006, were changed from that initially reported in the Form 10-QSB for the third quarter of 2006, as follows:

Net Income (Loss)	Previously Reported	Change	As Restated
For the three months ended September 30, 2006	$(7,415,840)	$168,945	$(7,246,895)
For the nine months ended September 30, 2006	(7,480,568)	183,030	(7,297,538)

NOTE D - CONVERTIBLE NOTES PAYABLE AND WARRANTS

During the first nine months of 2007, the Company issued 154,118,242 common shares upon the conversion of $1,884,779 of convertible notes payable in several separate transactions. The fair values of the related derivative liabilities at the dates of the respective conversions totaled $4,422,748 which amounts were credited to additional paid-in capital.

Also during the first nine months of 2007, the Company issued an additional $800,000 of convertible notes plus warrants to purchase an additional 12,000,000 shares of the Company’s common stock.

As of September 30, 2007, the remaining convertible notes were convertible into 87,912,088 shares of the Company’s common stock based on the market price of the common stock.

The following table summarizes changes in outstanding warrants during the nine months ended September 30, 2007, plus the related weighted average exercise price and the related remaining term of such warrants:

		Weighted
		Average
	Number of	Exercise
	Shares	Price	Expiration Date
Balances, December 31, 2006	13,549,432	$0.310	July 2009 to December 2013
Issued	12,000,000	$0.065	February 2014 to June 2014
Exercised	(169,890)	$0.010

Balances, September 30, 2007	25,379,542	$0.195	July 2009 to June 2014

NOTE E - STOCK OPTIONS

On June 27, 2007, the Company’s board of directors approved establishment of the 2007 Stock Incentive Plan (the “2007 Plan”) under which options to purchase up to 30,000,000 shares of the Company’s common stock can be granted. Terms of the 2007 Plan are essentially equivalent to the 2004 Stock Incentive Plan (the “2004 Plan”) previously approved by the Company’s shareholders. After consideration of the grants described in the following paragraph and subsequent forfeitures, options to purchase an aggregate of 1,325,000 and 14,894,649 shares of the Company’s common stock can be granted under the 2004 Plan and 2007 Plan, respectively.

During the second quarter of 2007, the Company granted directors, officers, employees and a consultant options to purchase an aggregate of 19,080,266 shares of the Company’s common stock. The exercise price of those options is $0.03 per share, which was the closing price of the Company’s common stock on the grant date. The options vest over a period of up to two years; however, vesting is accelerated, subject to certain restrictions, in the event of a merger, the acquisition of the Company by another entity or other similar transaction. The options have a contractual life of ten years.

The fair value of the stock options issued, as described in the preceding paragraph, was determined using the Black-Scholes pricing model, an expected term of five years, a volatility rate of 201%, a quarterly dividend rate of 0.00%, and a risk free interest rate of 4.47%.

The Company recorded $126,857 and $377,801 of compensation expense related to these option grants plus previously issued option grants existing as of December 31, 2006, for the three and nine-month periods ended September 30, 2007, respectively. Compensation expense during the corresponding periods of 2006 was $35,921 and $212,305, respectively.

The following table summarizes changes in outstanding stock options during the nine months ended September 30, 2007, and the related weighted average exercise price:

	Total Options		Vested Options		Unvested Options
		Weighted		Weighted		Weighted
		Average		Average		Average
	Number of	Exercise	Number of	Exercise	Number of	Exercise
	Shares	Price	Shares	Price	Shares	Price
Balances, December 31, 2006	4,620,952	$0.170	4,037,618	$0.170	583,334	$0.170
Grants	19,080,266	$0.030	8,300,006	$0.030	10,780,260	$0.030
Forfeitures	(1,475,000)	$0.165	(1,116,666)	$0.173	(358,334)	$0.138
Vesting			233,333	$0.110	(233,333)	$0.110

Balances, September 30, 2007	22,226,218	$0.049	11,454,291	$0.066	10,771,927	$0.030

Unrecognized compensation expense applicable to unvested options as of September 30, 2007, was $188,978.

NOTE F - INCOME TAXES

The Company incurred a net loss of $585,002 and $7,246,895 for the three months ended September 30, 2007 and 2006, respectively, and $2,856,114 and $7,297,538 for the nine months ended September 30, 2007 and 2006, respectively. The Company has established a valuation allowance to fully reserve against all of its net deferred income tax assets, as management has determined that it is more likely than not that those assets will not be realized based on the Company’s operating history. As a result, there are no net deferred income tax assets presented in the Company’s condensed balance sheets.

Section 382 of the Internal Revenue Code places limitations on the amount of taxable income which can be offset by net operating loss carryforwards and other tax attributes after a change in control of a loss corporation. As a result, there can be no assurance that some or all of the Company’s net operating loss carryforwards and other tax attributes will be available to offset future taxable income and associated tax, if any.

As of September 30, 2007, the Company has net operating loss carryforwards of approximately $8,290,000, which begin expiring in 2019.

NOTE G - SUBSEQUENT EVENTS

Subsequent to September 30, 2007 and through December 21, 2007, the Company issued 13,783,727 shares of common stock upon the conversion of $84,908 of convertible notes.

On November 27, 2007, the Company issued an additional $400,000 of convertible notes plus additional warrants to purchase 8,000,000 shares of the Company’s common stock. These notes and warrants were issued on essentially the same terms and conditions as previously issued convertible notes and stock purchase warrants.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Grant Life Sciences, Inc.
Los Angeles, CA

We have audited the restated consolidated balance sheets of Grant Life Sciences, Inc. and subsidiary (a development stage company) as of December 31, 2006 and 2005, and the related restated consolidated statements of losses, deficiency in stockholders’ equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the restated consolidated financial statements referred to above present fairly, in all material respects, the financial position of Grant Life Sciences, Inc. and subsidiary (a development stage company) as of December 31, 2006 and 2005, and the restated results of their operations and their cash flows for the years then ended in conformity with U.S. generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note C to the consolidated financial statements, the Company is in the development stage and has not established a significant source of revenues. This raises substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note C. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

As described in Note B to the consolidated financial statements, the Company has restated its consolidated financial statements for each of the two years in the period ended December 31, 2006 for corrections of errors related to the incomplete and/or incorrect application of derivative accounting to convertible notes and warrants.

SINGER LEWAK GREENBAUM & GOLDSTEIN LLP
Los Angeles, California

March 29, 2007, except for Note B, as to which the date is June 20, 2007

GRANT LIFE SCIENCES, INC.
(A development stage company)
CONSOLIDATED BALANCE SHEETS
(Restated - Note B)

	December 31,
	2006	2005
ASSETS
Current assets:
Cash and cash equivalents	$287,992	$800,472
Accounts receivable	1,338	72,675
Prepaid expenses	1,875	69,125
Deposits & other assets	4,375	21,875
Total current assets	295,580	964,147

Property and equipment, net of accumulated depreciation of $19,922
and $12,519 at December 31, 2006 and 2005, respectively (Note E)	10,772	14,321
Patents, net of accumulated amortization of $1,555 and $0 at December 31,
2006 and December 31, 2005 respectively	21,779	23,334
Deferred financing fees, net of accumulated amortization of $25,000
and $13,542, at December 31, 2006 and December 31, 2005, respectively	48,908	61,458

Total assets	$377,039	$1,063,260

LIABILITIES AND DEFICIENCY IN STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$276,715	$124,846
Accrued liabilities	50,000	130,555
Accrued interest payable	153,559	106,637
Accrued payroll liabilities	-	94,680
Notes payable, current portion (Note G)	365,523	21,875
Total current liabilities	845,797	478,593

Long-term liabilities:
Notes payable - long term (Note G)	-	350,000
Convertible notes payable (Note G)	683,015	240,491
Derivative liability related to convertible notes	4,233,656	3,915,506
Warrant liability related to convertible notes	1,274,600	213,522
Total Liabilities	7,037,068	5,198,112
Commitments and contingencies (Note K)	-	-
Deficiency in stockholders' equity:
Preferred stock, par value: $.001, authorized 20,000,000 shares; no shares
issued and outstanding at December 31, 2006 and 2005 (Note H)	-	-
Common stock, par value; $.001, authorized 750,000,000 shares at
December 31, 2006 and 2005, 136,420,423 and 67,803,070 shares issued
and outstanding at December 31, 2006 and 2005, respectively (Note H)	136,420	126,487
Additional paid in capital	7,614,681	7,050,165
Deferred compensation	-	(285,307)
Deficit accumulated during development stage	(14,411,130)	(11,026,197)
Total deficiency in stockholders' equity:	(6,660,029)	(4,134,852)

Total liabilities and deficiency in stockholders' equity:	$377,039	$1,063,260

See accompanying notes to consolidated financial statements

GRANT LIFE SCIENCES, INC.
(A development stage company)
CONSOLIDATED STATEMENTS OF LOSSES
(Restated - Note B)

	For the Year Ended December 31,		For the Period July 9, 1998 (date of inception) through December 31,
	2006	2005	2006

Sales	$-	$72,675	$72,675
Cost of Sales	-	62,805	62,805
Gross Margin	-	9,870	9,870

Operating Expenses:
General and administrative	1,176,688	2,385,740	5,901,416
Depreciation (Note E)	7,403	6,662	26,806
Acquisition cost (Note D)	-	-	65,812
Research and development	244,189	502,325	1,712,695
Total Operating Expenses	1,428,280	2,894,727	7,706,729

Loss from Operations	(1,428,280)	(2,884,857)	(7,696,859)

Other income (expenses):
Gain on extinguishment of debt (Note G)	-	-	510,105
Change in fair value related to adjustment of
derivative and warrant liability to fair value of underlying securities	(1,294,293)	(3,897,643)	(5,191,936)

Interest expense	(662,160)	(862,257)	(2,032,140)

Loss before income taxes	(3,384,733)	(7,644,757)	(14,410,830)
Income tax expense	(200)	(100)	(300)
Net loss	$(3,384,933)	$(7,644,857)	$(14,411,130)

Net loss per common share -
basic and diluted (Note A)	$(0.03)	$(0.11)	n/a
Weighted average shares -
basic and diluted	132,810,185	67,803,070	n/a

See accompanying notes to consolidated financial statements

GRANT LIFE SCIENCES, INC.
(A development stage company)
CONSOLIDATED STATEMENTS OF DEFICIENCY IN STOCKHOLDERS’ EQUITY
FOR THE PERIOD JULY 9, 1998 (Date of Inception) THROUGH
DECEMBER 31, 2006
(Restated - Note B)

	Common Shares	Common Shares Amount	Subscription Receivable	Deferred Compensation	Additional Paid In Capital	Accumulated Deficit	Total (Deficiency) In Stockholders Equity
Balance July 9, 1998
(date of inception)	9,272,200	$9,272	$-	$-	$(9,272)	$-	$-
Issued stock for subscription
receivable at $0.005 per share	18,795,000	18,795	(100,000)	-	81,205	-	-
Balance, December 31, 1998	28,067,200	28,067	(100,000)	-	71,933	-	-
Issued stock for cash at $0.004 per share	1,253,000	1,253	-	-	3,747	-	5,000
Net loss	-	-	-	-	-	(5,053)	(5,053)
Balance, December 31, 1999	29,320,200	29,320	(100,000)	-	75,680	(5,053)	(53)
Payment of subscriptions receivable	-	-	100,000	-	-	-	100,000
Net loss	-	-	-	-	-	(43,641)	(43,641)
Balance, December 31, 2000	29,320,200	29,320	-	-	75,680	(48,694)	56,306
Issued stock for cash at $0.004 per share	250,600	251	-	-	749	-	1,000
Net loss	-	-	-	-	-	(522,213)	(522,213)
Balance, December 31, 2001	29,570,800	29,571	-	-	76,429	(570,907)	(464,907)
Beneficial conversion feature on issuance of debt	-	-	-	-	98,507	-	98,507
Gain on extinguishment of debt	-	-	-	-	(98,507)	-	(98,507)
Issued stock for cash at $0.13 per share	689,150	689	-	-	91,811	-	92,500
Issued stock for services at $0.06 per share	1,591,310	1,591	-	-	101,659	-	103,250
Issued stock in satisfaction of debt at $0.14 per share	1,790,000	1,790	-	-	248,210	-	250,000
Net loss	-	-	-	-	-	(646,201)	(646,201)
Balance, December 31, 2002	33,641,260	33,641	-	-	518,109	(1,217,108)	(665,358)
Issued stock for cash at $0.13 per share	930,800	931	-	-	119,069	-	120,000
Net loss	-	-	-	-	-	(253,881)	(253,881)
Balance, December 31, 2003	34,572,060	34,572	-	-	637,178	(1,470,989)	(799,239)
Issued stock for cash at $0.0838 per share	238,660	239	-	-	19,761	-	20,000
Issued stock for services at $0.08 per share	500,000	500	-	-	39,500	-	40,000
Issued stock for cash at $0.1835 per share	9,560,596	9,561	-	-	1,485,376	-	1,494,937
Reverse merger with Grant Ventures, Inc.	6,000,000	6,000	-	-	-	-	6,000
Warrants issued as part of restructuring of debt (89,500 valued at $0.03779)	-	-	-	-	3,382	-	3,382
Recognition of beneficial conversion feature on issuance of note payable	-	-	-	-	200,000	-	200,000
Conversion of note payable and accrued interest at $0.07569 per share	2,720,000	2,720	-	-	203,165	-	205,885
Issued stock in satisfaction of debt at $0.1835 per share	249,475	249	-	-	45,530	-	45,779
Exercise of $0.01 warrants	2,403,000	2,403	-	-	21,627	-	24,030
Issued 250,000 warrants for services	-	-	-	-	11,000	-	11,000
Stock options issued to employees, directors, consultants	-	-	-	(1,523,966)	1,523,966	-	-
Vesting of deferred compensation	-	-	-	426,081	-	-	426,081
Net loss	-	-	-	-	-	(1,910,351)	(1,910,351)
Balance, December 31, 2004	56,243,791	56,244	-	(1,097,885)	4,190,485	(3,381,340)	(232,496)
Conversion of notes payable and accrued interest at $0.092178 per share on 3/31/05	1,395,322	1,395	-	-	127,225	-	128,620
Stock options issued to new director on 2/21/05	-	-	-	(26,725)	26,725	-	-
Value of 250,000 warrants issued as part of bridge loan on 3/15/05	-	-	-	-	65,540	-	65,540
Shares issued 4/28/05 for services at $0.40	500,000	500	-	-	199,500		200,000
Stock options granted to employee 4/1/05	-	-	-	(327,197)	327,197	-	-
Stock options exercised 6/2/05	50,000	50	-	-	8,950	-	9,000
Reclassify warrants to liability 6/14/05	-	-	-	-	(656,607)	-	(656,607)
Shares issued 9/28 for legal services at $0.22	200,000	200	-	-	43,800		44,000
Partial conversion of convertible notes payable between 9/8/05 and 12/16/05 at conversion rates ranging from $0.00423 to $0.0105 per share	67,580,405	67,581	-	-	2,708,685	-	2,776,266
Stock options issued to
interim CEO 9/28	-	-	-	(3,762)	3,762	-	-
Shares issued on exercise
of warrant CAMFO II	250,000	250	-	-	2,500	-	2,750
Shares issued at $0.09 on exercise of warrant	267,000	267	-	-	2,403	-	2,670
Vesting of deferred compensation	-	-	-	976,987	-	-	976,987
Cancellation of stock options	-	-	-	193,275	-	-	193,275
Net loss for the year	-	-	-	-	-	(7,644,857)	(7,644,857)
Balance, December 31, 2005	126,486,518	126,487		(285,307)	7,050,165	(11,026,197)	(4,134,852)
Vesting of deferred compensation	-	-	-	84,972	-	-	84,972
Adjustment of presentation of Deferred Compensation	-	-	-	200,335	(200,335)	-	-
Stock option expense	-	-	-	-	153,577	-	153,577
Partial conversion of convertible notes payable on 8/1/06 and 10/31/06 at conversion rates $0.0063 to $0.0278 per share, respectively	2,594,644	2,595	-	-	241,973	-	244,568
Issued stock in satisfaction of debt	5,226,534	5,226	-	-	47,039	-	52,265
Issued stock in exchange for services rendered at $$0.038 per share	1,150,627	1,150	-	-	163,397	-	164,547
Exercise of 150,000 options at $0.18 per share	150,000	150	-	-	26,850	-	27,000
Repricing of warrants	-	-	-	-	17,422	-	17,422
Issue shares on exercise of warrants	812,100	812	-	-	114,593	-	115,405
Net loss for the year	-	-	-	-	-	(3,384,933)	(3,384,933)

Balance, December 31, 2006	136,420,423	$136,420	$-	$-	$7,614,681	$(14,411,130)	$(6,660,029)

See accompanying notes to consolidated financial statements

GRANT LIFE SCIENCES, INC.
(A development stage company)
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Restated - Note B)

	For the Year Ended December 31,		For the Period July 9, 1998 (date of inception) through December 31,
	2006	2005	2006
Cash flows from operating activities:
Net loss	$(3,384,933)	$(7,644,857)	$(14,411,130)
Adjustments to reconcile net loss to cash used in operations:
Depreciation (Note E)	7,403	6,662	26,806
Amortization	44,055	26,667	70,722
Change in fair value related to adjustment of derivative and
warrant liability to fair value of underlying securities	1,294,293	3,897,643	5,191,936
Loss on abandonment of assets (Note E)	-	-	3,790
Deferred compensation (Note J)	238,550	976,986	1,641,616
Common stock issued in exchange for services rendered (Note H)	-	244,000	388,250
Cancellation of stock options	-	193,275	193,275
Interest on convertible notes payable	487,430	591,534	1,078,964
Warrants issued in connection with bridge loan	-	65,540	65,540
Warrants issued in exchange for services rendered (Note J)	-	-	11,000
Beneficial conversion feature discount (Note G)	-	-	298,507
Gain on extinguishment of debt (Note G)	-	-	(510,105)
Write off of accounts payable due to stockholders	-	(1,230)	(2,108)
Acquisition cost (Note D)	-	-	65,812
Decrease (increase) in:
Accounts receivable	71,337	(69,675)	(1,338)
Employee receivables	-	334	-
Prepaid expense	67,250	(63,912)	(1,875)
Deferred financing costs	(12,450)	-	(12,450)
Deposits & other	-	(55,070)	(56,335)
(Decrease) increase in:			-
Accounts payable	166,417	29,007	288,736
Notes payable	(6,352)	21,875	15,523
Accounts payable - assumed liabilities	-	-	(17,506)
Accounts payable - stockholders	-	-	(38,900)
Accrued expenses	(51,726)	93,556	76,830
Accrued payroll liabilities	(94,680)	81,521	-
Accrued interest payable	99,188	106,981	396,286
Net cash (used in) operating activities	(1,074,218)	(1,499,163)	(5,238,154)

Cash flows from investing activities:
Payments for property and equipment	(3,854)	(5,743)	(41,368)
Net cash used in investing activities	(3,854)	(5,743)	(41,368)

Cash flows from financing activities:
Proceeds from sale of common stock, net of costs and fees (Note H)	148,170	14,420	1,919,058
Net proceeds from notes payable (Note G)	400,000	1,925,000	3,505,255
Proceeds from re-pricing of warrants	17,422	-	17,422
Proceeds from related party notes payable	-	-	60,000
Payments for related party notes payable	-	-	(34,221)
Proceeds from stock subscriptions receivable	-	-	100,000
Net cash provided by financing activities	565,592	1,939,420	5,567,514

Net increase (decrease) in cash and cash equivalents	(512,480)	434,514	287,992
Cash and cash equivalents at beginning of the period	800,472	365,958	-
Cash and cash equivalents at end of the period	$287,992	$800,472	$287,992

See accompanying notes to consolidated financial statements

Supplemental cash flow information for the years ended December 31, 2006 and 2005 and July 9, 1998 (date of inception) through December 31, 2006 is as follows:

	2006	2005	July 9, 1998 (date of inception) through December 31, 2006
Cash paid for interest	$-	$48,114	$116,417
Cash paid for income taxes	-	-	-

Non Cash Investing and Financing Transactions:
Loss on abandonment of assets	-	-	3,790
Deferred compensation	238,550	976,987	1,641,646
Common stock issued in exchange for services rendered(H)	-	244,000	144,250
Warrants issued in exchange for services rendered	-	-	11,000
Gain on extinguishment of debt	-	-	(510,105)
Write off of accounts payable due to stockholders	-	(1,230)	(2,108)

Merger with Impact:
Common stock retained	-	-	6,000
Liabilities assumed in excess of assets acquired	-	-	59,812
Acquisition cost recognized	-	-	65,812

NOTE A - SUMMARY OF ACCOUNTING POLICIES

Business and Basis or Presentation

Grant Life Sciences, Inc. (formerly Impact Diagnostics, Inc.) (the “Company”) was organized under the laws of the State of Utah on July 9, 1998. The Company’s purpose is to research, develop, market and sell diagnostic kits for detecting disease with emphasis on the detection of low-grade cervical disease.

On July 30, 2004, the Company became a wholly owned subsidiary of Grant Ventures, Inc., a Nevada Corporation, by merging with Impact Acquisition Corporation, a Utah corporation and wholly owned subsidiary of Grant Ventures, Inc. Grant Ventures, Inc. was an inactive publicly registered shell corporation with no significant assets or operations. For accounting purposes the merger was treated as a recapitalization of the Company. Grant Ventures, Inc. changed its name to Grant Life Sciences, Inc. in November 2004.

The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary, Impact Diagnostics. All intercompany transactions and balances have been eliminated in consolidation.

Development Stage Company

Effective July 9, 1998 (date of inception), the Company is considered a development stage Company as defined in SFAS No. 7. The Company’s development stage activities consist of the development of medical diagnostic kits. Sources of financing for these development stage activities have been primarily debt and equity financing. The Company has, at the present time, not paid any dividends and any dividends that may be paid in the future will depend upon the financial requirements of the Company and other relevant factors.

Cash and Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less to be cash equivalents.

Concentration of Credit Risk

Financial instruments and related items, which potentially subject the Company to concentrations of credit risk, consist primarily of cash and cash equivalents. The Company places its cash and temporary cash investments with credit quality institutions. At times, such investments may be in excess of the FDIC insurance limit.

Property and Equipment

Furniture and equipment is stated at cost less accumulated depreciation. Depreciation is computed using a straight-line basis based on the estimated useful lives of the assets. Equipment is depreciated over 3 to 5 years and furniture over 7 years. When assets are retired or otherwise disposed of, the cost and related accumulated depreciation are removed and any resulting gain or loss is recognized.

Long-Lived Assets

The Company has adopted Statement of Financial Accounting Standards No. 144 (“SFAS No. 144”). The Statement requires that long-lived assets and certain identifiable intangibles held and used by the Company be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Events relating to recoverability may include significant unfavorable changes in business conditions, recurring losses, or a forecasted inability to achieve break-even operating results over an extended period. The Company evaluates the recoverability of long-lived assets based upon forecasted undiscounted cash flows. Should impairment in value be indicated, the carrying value of intangible assets will be adjusted, based on estimates of future discounted cash flows resulting from the use and ultimate disposition of the asset. SFAS No. 144 also requires assets to be disposed of, be reported at the lower of the carrying amount or the fair value less costs to sell.

Fair Value of Financial Instruments

Statement of Financial Accounting Standards No. 107, "Disclosures About Fair Value of Financial Instruments," requires disclosure of the fair value of certain financial instruments. The carrying value of cash and cash equivalents, accounts receivable, accounts payable and short-term borrowings, as reflected in the balance sheets, approximate fair value because of the short-term maturity of these instruments.

Revenue Recognition

Revenues are recognized in the period that services are provided. For revenue from product sales, the Company recognizes revenue in accordance with Staff Accounting Bulletin No. 104, “Revenue Recognition” ("SAB No. 104"), which superseded Staff Accounting Bulletin No. 101, “Revenue Recognition In Financial Statements” ("SAB No. 101"). SAB No. 101 requires that four basic criteria must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred; (3) the selling price is fixed and determinable; and (4) collectibility is reasonably assured. Determination of criteria (3) and (4) are based on management's judgments regarding the fixed nature of the selling prices of the products delivered and the collectibility of those amounts. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded. The Company defers any revenue for which the product has not been delivered or is subject to refund until such time that the Company and the customer jointly determine that the product has been delivered or no refund will be required.

SAB No. 104 incorporates Emerging Issues Task Force No. 00-21, “Multiple-Deliverable Revenue Arrangements” ("EITF 00-21"). EITF 00-21 addresses accounting for arrangements that may involve the delivery or performance of multiple products, services and/or rights to use assets. The effect of implementing EITF 00-21 on the Company's consolidated financial position and results of operations was not significant.

Research and Development Costs

Research and development costs are expensed as incurred. These costs include direct expenditures for goods and services, as well as indirect expenditures such as salaries and various allocated costs.

Liquidity

As shown in the accompanying consolidated financial statements, the Company has incurred a net loss of $3,384,933 and $7,644,857 during the years ended December 31, 2006 and 2005, respectively. Consequently, its operations are subject to all risks inherent in the establishment of a new business enterprise.

Income Taxes

Income taxes are provided based on the liability method for financial reporting purposes in accordance with the provisions of Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes.” Under this method deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be removed or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the statements of operations in the period that includes the enactment date.

Net Loss Per Common Share

The computation of net loss per common share is based on the weighted average number of shares outstanding during each period. The computation of diluted earnings per common share is based on the weighted average number of shares outstanding during the period plus the common stock equivalents which would arise from the exercise of stock options and warrants outstanding using the treasury stock method and the average market price per share during the period. At year end December 31, 2006, there were 13,549,432 warrants, 4,037,618 vested stock options and 583,334 unvested options outstanding. As well there was $1,484,779 of the $2,000,000 10%, convertible note and $400,000 of the 6% convertible notes outstanding. The notes were convertible at 43% and 60% respectively of the average of the three lowest intraday trading prices for the common stock during the 20 trading days before, but not including, the conversion date. As of December 31, 2006, the average of the three lowest intraday trading prices for the common stock during the preceding 20 trading days as reported on the Over-The-Counter Bulletin Board was $.09 and, therefore, the conversion prices for the secured convertible notes were $0.039 and $0.054 respectively, Therefore based on these conversion prices, the convertible notes, excluding interest, would be convertible into 45,773,790 shares of common stock. These options, warrants and potential shares on conversion of notes were not included in the diluted loss per share calculation because the effect would have been anti dilutive. At year end December 31, 2005, there were 10,405,010 warrants, 3,187,618 vested stock options and 983.334 unvested options outstanding. These options and warrants were not included in the diluted loss per share calculation because the effect would have been anti dilutive.

Stock-Based Compensation

In December 2004, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payment” (SFAS No.123R). This Statement requires public entities to measure the cost of equity awards to employees based on the grant-date value of the award. The Company elected early adoption of this Statement, effective for 2004, in advance of the Company's required adoption date of December 15, 2005.

The Company began granting options to its employees, directors, and consultants in the 3rd quarter of 2004 under the Company's Stock Incentive Plan. In 2006 a total of 600,000 options and in 2005 a total of 950,000 options were granted, all of which vest over time periods ranging from 0 to 3 years. Fair value at the date of grant was estimated using the Black-Scholes pricing model with the following assumptions: 2006: dividend yield of 0%, expected volatility of 420%, risk-free interest rate of 4.8% and an expected life of 3 years, and 2005: dividend yield of 0%, expected volatility of 107%, risk-free interest rate of 3.6% and an expected life of 3 years. In 2006 the exercise price was $0.018 for 100,000 options and $0.05 for 500,000 options. The exercise price for all but 100,000 options was granted in 2005 was $0.18, with 100,000 options having an exercise price of $0.40 The weighted average grant date fair value for the options granted in 2006 was $0.018 and the weighted average grant date fair value for the options granted in 2005 was $0.43.

Use of Estimates in the Preparation of Financial Statements

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the end of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

New Accounting Pronouncements

In May 2005, the FASB issued SFAS No. 154, “Accounting Changes and Error Corrections” (“SFAS No. 154”), an amendment to Accounting Principles Bulletin Opinion No. 20, “Accounting Changes” (“APB No. 20”), and SFAS No. 3, “Reporting Accounting Changes in Interim Financial Statements”. Though SFAS No. 154 carries forward the guidance in APB No.20 and SFAS No.3 with respect to accounting for changes in estimates, changes in reporting entity, and the correction of errors, SFAS No. 154 establishes new standards on accounting for changes in accounting principles, whereby all such changes must be accounted for by retrospective application to the financial statements of prior periods unless it is impracticable to do so. SFAS No. 154 is effective for accounting changes and error corrections made in fiscal years beginning after December 15, 2005, with early adoption permitted for changes and corrections made in years beginning after May 2005. The Company implemented SFAS No. 154 in its fiscal year beginning January 1, 2006. The Company does not believe that SFAS No. 156 will have a material impact on its financial position, results of operations or cash flows.

In February 2006, the FASB issued SFAS No. 155, “Accounting for Certain Hybrid Financial Instruments”, which amends SFAS No. 133, “Accounting for Derivatives Instruments and Hedging Activities” and SFAS No. 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities”. SFAS No. 155 amends SFAS No. 133 to narrow the scope exception for interest-only and principal-only strips on debt instruments to include only such strips representing rights to receive a specified portion of the contractual interest or principle cash flows. SFAS No. 155 also amends SFAS No. 140 to allow qualifying special-purpose entities to hold a passive derivative financial instrument pertaining to beneficial interests that itself is a derivative instrument. The Company is currently evaluating the impact this new Standard but believes that it will not have a material impact on the Company’s financial position, results of operations, or cash flows.

In March 2006, the FASB issued SFAS No. 156, “Accounting for Servicing of Financial Assets” (“SFAS NO. 156”), which provides an approach to simplify efforts to obtain hedge-like (offset) accounting. This Statement amends FASB Statement No. 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities”, with respect to the accounting for separately recognized servicing assets and servicing liabilities. The Statement (1) requires an entity to recognize a servicing asset or servicing liability each time it undertakes an obligation to service a financial asset by entering into a servicing contract in certain situations; (2) requires that a separately recognized servicing asset or servicing liability be initially measured at fair value, if practicable; (3) permits an entity to choose either the amortization method or the fair value method for subsequent measurement for each class of separately recognized servicing assets or servicing liabilities; (4) permits at initial adoption a one-time reclassification of available-for-sale securities to trading securities by an entity with recognized servicing rights, provided the securities reclassified offset the entity’s exposure to changes in the fair value of the servicing assets or liabilities; and (5) requires separate presentation of servicing assets and servicing liabilities subsequently measured at fair value in the balance sheet and additional disclosures for all separately recognized servicing assets and servicing liabilities. SFAS No. 156 is effective for all separately recognized servicing assets and liabilities as of the beginning of an entity’s fiscal year that begins after September 15, 2006, with earlier adoption permitted in certain circumstances. The Statement also describes the manner in which it should be initially applied. The Company does not believe that SFAS No. 156 will have a material impact on its financial position, results of operations or cash flows.

In June 2006, the FASB issued FIN No. 48, Accounting for Uncertainty in Income Taxes - an interpretation of FASB Statement No. 109, which clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with FASB Statement No. 109, Accounting for Income Taxes. The interpretation prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN No. 48 requires recognition of tax benefits that satisfy a greater than 50% probability threshold. FIN No. 48 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. FIN No. 48 is effective for us beginning January 1, 2007. We are currently assessing the potential impact that adoption of FIN No. 48 will have on our financial statements.

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements, which defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. SFAS No. 157 does not require any new fair value measurements, but provides guidance on how to measure fair value by providing a fair value hierarchy used to classify the source of the information. This statement is effective for us beginning January 1, 2008. We are currently assessing the potential impact that adoption of SFAS No. 157 will have on our financial statements.

In September 2006, the Securities and Exchange Commission issued Staff Accounting Bulletin (“SAB”) No. 108, Considering the Effects of Prior Year Misstatements when Quantifying Current Year Misstatements. SAB No. 108 requires analysis of misstatements using both an income statement (rollover) approach and a balance sheet (iron curtain) approach in assessing materiality and provides for a one-time cumulative effect transition adjustment. SAB No. 108 is effective for our fiscal year 2007 annual financial statements. We are currently assessing the potential impact that adoption of SAB No. 108 will have on our financial statements.

In September 2006, the FASB issued Statement No. 158, “Employer’s Accounting for Defined Benefit Pension and Other Postretirement Plans - an amendment of FASB Statements No. 87, 88, 106, and 132(R) ( “FASB 158” ). FASB 158 requires the full recognition, as an asset or liability, of the overfunded or underfunded status of a company-sponsored postretirement benefit plan. Adoption of FASB 158 is required effective for the Company’s fiscal year ending December 31, 2007. We are currently assessing the potential impact that adoption of FASB 158 may have on our financial statements.

In February 2007, the FASB issued SFAS No. 159, "The Fair Value Option for Financial Assets and Financial Liabilities" (SFAS 159). Under the provisions of SFAS 159, Companies may choose to account for eligible financial instruments, warranties and insurance contracts at fair value on a contract-by-contract basis. Changes in fair value will be recognized in earnings each reporting period. SFAS 159 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. The Company is required to and plans to adopt the provisions of SFAS 159 beginning in the first quarter of 2008. The Company is currently assessing the impact of the adoption of SFAS 159.

NOTE B - RESTATEMENT OF CONSOLIDATED FINANCIAL STATEMENTS

In June 2005, the Company issued $2,000,000 of convertible notes and, subsequently, has issued additional convertible notes. At the holder’s option these notes are convertible into common stock of the Company using a formula calculated at the time of conversion as explained more fully in Note G. As a consequence of this provision, an indeterminate number of shares are issuable upon conversion. While convertible notes are normally excepted from derivative accounting and are viewed as an equity instrument with the expectation that they will be settled by issuing stock, pursuant to the provisions of Emerging Issues Task Force Issue 00-19 (“EITF 00-19”), the conversion feature of the Company’s convertible notes results in the requirement to use derivative accounting since the possibility exists that the Company will not have a sufficient number of authorized shares to settle its convertible notes by issuing stock.

In addition to its applicability to the Company’s convertible notes, EITF 00-19 also applies to other contracts, except those pertaining to employee compensation, normally settled by issuing stock. Thus, warrants issued by the Company which entitle the holder to purchase common stock of the Company at a specified price also become subject to derivative accounting as a consequence of the conversion feature of the Company’s convertible notes being determined to be a derivative.

When the Company initially applied derivative accounting as a consequence of the foregoing in 2005, it inadvertently excluded warrants already issued as of June 2005 from its derivative calculations but, rather, only applied derivative accounting to warrants issued on a prospective basis. Further, the intrinsic value method, which is not generally considered to be a measure of fair value as defined in SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, was used to value the derivative liability arising from the convertible notes. Finally, on reporting dates subsequent to June 2005, when the Company revalued the derivative liability applicable to its convertible notes and warrants, it failed to segregate the change in value arising from note conversions and the exercise of warrants from the change in value arising from changes in market conditions. Thus, the accounting process used by the Company recognized gains from the conversion of notes and the exercise of warrants rather than treating such changes as additions to additional paid-in capital.

The Company has restated its 2006 and 2005 financial statements to (1) recognize the derivative liability arising from all of its warrants, regardless of when issued; (2) value the derivative liability arising from its convertible notes using the Black-Scholes valuation method, which is widely accepted as a measurement of fair value; and (3) recognize the fair value of the derivative liability related to converted notes and exercised warrants as an addition to paid-in capital, rather than as a gain, at the point of conversion or exercise.

As a consequence of the foregoing restatement, the following line items of the Company’s consolidated balance sheet as of December 31, 2006, as included in the 2006 Form 10-KSB originally filed, differ from those included in the Company’s consolidated balance sheet as of December 31, 2006, presented herein:

Line Item Caption	Previously Reported	Increase or (Decrease)	Restated
Derivative liability related to convertible notes	$2,692,600	$1,541,056	$4,233,656
Warrant liability related to convertible notes	1,103,918	170,682	1,274,600
Additional paid-in capital	5,650,271	1,964,410	7,614,681
Accumulated deficit	(10,734,982)	(3,676,148)	(14,411,130)
Net change	$(1,288,193)	$0	$(1,288,193)

For 2005, the equivalent differences in the consolidated balance sheet are as follows:

Line Item Caption	Previously Reported	Increase or (Decrease)	Restated
Derivative liability related to convertible notes	$2,606,377	$1,309,129	$3,915,506
Warrant liability related to convertible notes	161,472	52,050	213,522
Additional paid-in capital	5,400,819	1,649,346	7,050,165
Accumulated deficit	(8,015,672)	(3,010,525)	(11,026,197)
Net change	$152,996	$0	$152,996

As a consequence of the restatement, the following line items of the Company’s consolidated statement of losses for the year ended December 31, 2006, as included in the 2006 Form 10-KSB originally filed, differ from those included in the Company’s consolidated statement of losses for the year ended December 31, 2006, presented herein:

Line Item Caption	Previously Reported	Change	Restated
Change in fair value related to adjustment of derivative and warrant liability to fair value of underlying securities - gain (loss)	$(628,670)	$(665,623)	$(1,294,293)
Net loss before income taxes	$(2,719,110)	$(665,623)	$(3,384,733)
Net loss	$(2,719,310)	$(665,623)	$(3,384,933)
Net loss per common share - basic and diluted	$(0.02)	$(0.01)	$(0.03)

For 2005, the equivalent differences in the consolidated statement of losses are as follows:

Line Item Caption	Previously Reported	Change	Restated
Change in fair value related to adjustment of derivative and warrant liability to fair value of underlying securities - gain (loss)	$(887,118)	$(3,010,525)	$(3,897,643)
Net loss before income taxes	$(4,634,232)	$(3,010,525)	$(7,644,757)
Net loss	$(4,634,332)	$(3,010,525)	$(7,644,857)
Net loss per common share - basic and diluted	$(0.07)	$(0.04)	$(0.11)

From inception through December 31, 2006, the equivalent differences in the consolidated statement of losses are as follows:

Line Item Caption	Previously Reported	Change	Restated
Change in fair value related to adjustment of derivative and warrant liability to fair value of underlying securities - gain (loss)	$(1,515,788)	$(3,676,148)	$(5,191,936)
Net loss before income taxes	$(10,734,682)	$(3,676,148)	$(14,410,830)
Net loss	$(10,734,982)	$(3,676,148)	$(14,411,130)

Within the Company’s consolidated statements of cash flows, the changes in line item captions (“net loss” and “change in fair value related to adjustment of derivative and warrant liability to fair value of underlying securities”) are the same as the changes presented above for the same line item captions pertaining to the changes in the Company’s consolidated statement of losses for the years ended December 31, 2006 and 2005, and for the period from inception through December 31, 2006. The restatement did not affect net cash used in operating activities or cash balances.

NOTE C - GOING CONCERN

The accompanying statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As shown in the consolidated financial statements during the years ended December 31, 2006 and 2005, the Company incurred losses from operations of $3,384,733 and $7,644,857, respectively, and has a deficit accumulated during the development stage of $14,411,130 as of December 31, 2006. In addition, the Company has had negative cash flow from operating activities since inception. These factors among others may indicate that the Company will be unable to continue as a going concern for a reasonable period of time.

The Company’s existence is dependent upon management’s ability to develop profitable operations and resolve its liquidity problems. Management anticipates the Company will attain profitable status and improve its liquidity through the continued development and sale of its products and additional equity investment in the Company. The accompanying financial statements do not include any adjustments that might result should the Company be unable to continue as a going concern.

In order to improve the Company’s liquidity, the Company is actively pursing additional debt and equity financing through discussions with investment bankers and private investors. There can be no assurance the Company will be successful in its effort to secure additional equity financing.

NOTE D - BUSINESS COMBINATION AND CORPORATE RESTRUCTURE

On July 30, 2004, the Company completed a merger transaction with Impact Diagnostics, Inc. (“Impact”), a privately held Utah company, pursuant to an agreement dated July 6, 2004. As a result of the merger, there was a change in control of the public entity. Impact Diagnostics is a wholly owned subsidiary of the Company.

In accordance with SFAS No. 141, Impact was the acquiring entity. While the transaction is accounted for using the purchase method of accounting, in substance the Agreement is a recapitalization of the Impact’s capital structure.

For accounting purposes, the Company accounted for the transaction as a reverse acquisition and Impact is the surviving entity. The total purchase price and carrying value of net assets acquired was $65,812. The Company did not recognize goodwill or any intangible assets in connection with the transaction. From 1999 until the date of the Agreement, Grant was an inactive corporation with no significant assets and liabilities.

Effective with the Agreement, all 35,060,720 previously outstanding shares owned by the Impact’s members were exchanged on a share for share basis with shares of the Company’s common stock.

On September 20, 2004, the Company’s Board of Directors approved a change in the Company’s name to Grant Life Sciences, Inc. The accompanying financial statements have been changed to reflect the change as if it had happened at the beginning of the periods presented. Stockholders approved this change effective November 12, 2004.

The total consideration was $65,812 and the significant components of the transaction are as follows:

Common stock retained	$6,000
Assets acquired	-
Liabilities assumed - accounts payable	20,034
Liabilities assumed - accounts payable - stockholder	39,778
Cash paid	-
Total consideration paid/organization cost	$65,812

In accordance with SOP No. 98-5, the Company expensed $65,812 as organization costs.

NOTE E - PROPERTY AND EQUIPMENT

Major classes of property and equipment at December 31, 2006 and 2005 consist of the followings:

	2006	2005
Furniture and fixtures	$23,501	$23,501
Equipment	7,193	3,339
	30,694	26,840
Less: Accumulated Depreciation	(19,922)	(12,519)

Net Property and Equipment	$10,772	$14,321

Depreciation expense was $7,403 and $6,662 for the years ended December 31, 2006 and 2005, respectively.

NOTE F - RELATED PARTY TRANSACTIONS

Messrs. Seth Yakatan and Clifford Mintz have been contracted as consultants to us in the business development area since November 1, 2004 and August 1, 2004, respectively. They were paid $5,000 each month for their services Mr. Mintz’ services were terminated on March 31, 2005. Mr. Yakatan is the son of Stan Yakatan, our Board Chairman. Mr. Mintz is an affiliate of Katan Associates, of which Stan Yakatan is the Chairman.

As of December 31, 2006 and 2005, the Company had no receivables from employees.

NOTE G - NOTES PAYABLE

Notes payable at December 31, 2006 and December 31, 2005 are as follows:

	December 31, 2006	December 31, 2005
10% note payable, unsecured, originally due on 11/30/2002. The note payable was in default as of December 31, 2002. The venture capital firm that issued the loan has since been placed in receivership. As of December 31, 2003 the note balance was $587,753 with accrued interest payable of $141,501. In August 2004, this note for $587,753 and accrued interest of $175,787 was restructured into a 3-year convertible note of $350,000 plus 89,500 5-year warrants to purchase additional shares at $0.01 per share. The note is convertible into shares of common stock at a conversion price of $0.83798 per share. Interest is payable quarterly at 6% per year. The 89,500 warrants have an option value of $0.0378 per share. The conversion resulted in a $411,597 gain on extinguishment of debt in 2004.
	350,000	350,000

$2,000,000 10% and $400,000 6% convertible debenture with interest due quarterly subject to certain conditions, due three years from the date of the notes. The holder has the option to convert unpaid principal of the $2,000,000 notes to the Company's common stock at the lower of (i) $0.40 or (ii) 43% of the average of the three lowest intraday trading prices for the common stock on a principal market for the twenty trading days before, but not including, conversion date, and of the $400,000 notes at the lower of (i) $0.15 or (ii) 60% of the average of the three lowest intraday trading prices for the common stock on a principal market for the twenty trading days before, but not including, conversion date. The Company granted the note holder a security interest in substantially all of the Company's assets and intellectual property and registration rights. (see below) In 2006 $44,908 of the $2,000,000 convertible note was converted into 2,594,644 shares at an average conversion rate of $0.017 per share, and in 2005 $470,313 of the $2,000,000 note principal was converted into 67,580,405 shares at an average conversion rate of $0.007 per share.
	683,015	240,491

6% note payable, unsecured, interest and principal to be paid in eight equal quarterly payments beginning 6/07/05. Final payment was due 3/7/2007 and remains unpaid.	15,523	21,875

Total notes payable	1,048,538	612,366

Less: current portion	(365,523)	(21,875)

Balance notes payable (long term portion)	$683,015	$590,491

In March 2005, convertible notes totaling $122,500 plus accrued interest of $7,350 converted into 1,395,322 shares of stock, per the terms of the notes. $1,230 of interest was forgiven.

On March 15, 2005, the Company obtained bridge financing of $200,000 from a shareholder who owns 5.2% of the Company’s outstanding shares. The Company signed a $200,000 note, secured by the Company's assets, with an interest rate of 8% due June 15, 2005 or when the Company receives proceeds of $2,000,000 from the sale of stock or debt securities, whichever is sooner. Interest is payable in cash at the end of each month. The Company issued 250,000 5-year warrants, with an exercise price of $0.40, to the lender. The exercise price of the warrants is adjustable downward if equity is issued in the future for a price less than the exercise price of these warrants. The note was paid off on the due date of June 15, 2005 with the proceeds from the sale of convertible debt on June 14, 2005.

The Company entered into a Securities Purchase Agreement with four accredited investors on June 14, 2005 and on December 28, 2006 for the issuance of an aggregate of $2,000,000 and $400,000 of convertible notes respectively ("Convertible Notes"), and attached to the Convertible Notes were warrants to purchase 11,692,308 shares of the Company's common stock. The $2,000,000 of Convertible Notes accrue interest at 10% per annum, payable quarterly, and are due three years from the date of the note. The $400,000 of Convertible Notes accrue interest at 6% per annum, payable quarterly, and are due three years from the date of the note. The note holder has the option to convert any unpaid note principal of the $2,000,000 of notes to the Company's common stock at a rate of the lower of (i) $0.45 or (ii) 43% of the average of the three lowest intraday trading prices for the common stock on a principal market for the 20 trading days before but not including conversion date. The note holder has the option to convert any unpaid note principal of the $400,000 of notes to the Company's common stock at a rate of the lower of (i) $0.15 or (ii) 60% of the average of the three lowest intraday trading prices for the common stock on a principal market for the 20 trading days before but not including conversion date.

As of December 31, 2006, the Company issued to the investors Convertible Notes in a total amount of $2,400,000 in exchange for net proceeds of $1,761,670. The proceeds that the Company received were net of prepaid interest of $133,330 representing the first eight month's interest calculated at 10% per annum for the aggregate of $2,000,000 of convertible notes, $30,000 that was placed into an escrow fund to purchase key man life insurance, and related costs of $75,000. Prepaid interest is amortized over the first eight months of the note and capitalized financing costs are amortized over the maturity period (three years) of the convertible notes.

The transactions, to the extent that it is to be satisfied with common stock of the Company, would normally be included as equity obligations. However, in the instant case, due to the indeterminate number of shares which might be issued under the embedded convertible host debt conversion feature, the Company is required to record a liability for the fair value of the detachable warrants and the embedded convertible feature of the note payable (included in the liabilities as a "derivative liability").

The accompanying financial statements comply with current requirements relating to warrants and embedded conversion features as described in FAS 133, EITF 98-5, 00-19, and 00-27, and APB 14 as follows:

•    The Company allocated the proceeds received between convertible debt and the detachable warrants based upon the relative fair market values on the dates the proceeds were received.

•    Subsequent to the initial recording, the change in the fair value of the detachable warrants, determined under the Black-Scholes option pricing formula, and the change in the fair value of the embedded derivative in the conversion feature of the convertible debentures, also determined under the Black-Scholes option pricing formula, are recorded as adjustments to the liabilities at December 31, 2006 and 2005.

•    The expense relating to the change in the fair value of the Company's stock reflected in the change in the fair value of the warrants and derivatives (noted above) is included as other income (expense).

•    Accreted interest of $1,078,967 as of December 31, 2006 and $591,534 as of December 31, 2005.

During 2006, $44,908 of the June 14 th convertible note was converted into 2,594,644 shares at an average conversion rate of $0.017, and during 2005, $470,311 of the June 14 th convertible note was converted into 67,580,405 shares at an average conversion rate of $0.007 according to the terms of the note.

The following table summarizes the various components of the convertible notes as of December 31, 2006 and 2005:

	December 31,
	2006	2005
	(Restated)	(Restated)
Convertible notes	$683,015	$240,491
Warrant liability	1,274,600	213,522
Derivative liability	4,233,656	3,915,506

	6,191,271	4,369,519

Change in fair value of warrants and convertible notes	(5,191,936)	(3,897,643)
Credited to additional paid-in capital upon conversion of notes or exercise of warrants	1,964,410	1,649,347
Accretion of interest related to convertible debenture	(1,078,966)	(591,534)
Converted to common shares	515,221	470,311

Total convertible notes	$2,400,000	$2,000,000

NOTE H - COMMON STOCK

The Company is authorized to issue 750,000,000 shares of common stock with $0.001 par value per share. As of December 31, 2006, the Company has issued and outstanding 136,420,423 shares of common stock. Also, the Company is authorized to issue 20,000,000 shares of preferred stock with $0.001 par value per share. No shares of preferred stock have been issued to date.

In 1998, the Company issued 18,795,000 shares of its common stock at $0.005 per share for $100,000 which is shown as subscription receivable until it was settled in the year 2000.

In 1999 the Company issued 1,253,000 shares of its common stock at $0.004 per share for $5,000 in cash.

In 2001 the Company issued 250,600 shares of its common stock at $0.004 per share for $1,000 in cash.

In 2002 the Company issued 689,150 shares of its common stock at $0.13 per share for $92,500 in cash.

In 2002 the Company issued 1,591,310 shares of its common stock at $0.06 per share in return for services valued at $103,250.

In 2002 the Company issued 1,790,000 shares of its common stock at $0.14 per share in satisfaction of $250,000 of debt.

In 2003 the Company issued 930,800 shares of its common stock at $0.13 per share for $120,000 in cash.

In July 2004, per the Agreement and Plan of Merger with Impact Diagnostics, Inc. all previously outstanding 35,060,720 shares of common stock owned by the Impact’s stockholders were exchanged for the same number of shares of the Company’s common stock. The value of the stock that was issued was the historical cost of the Company’s net tangible assets, which did not differ materially from their fair value.

In connection with the Merger, on July 5, 2004, the board of directors of Impact Diagnostics, Inc. approved a stock split of 3.58 shares to 1. As a result of the split, the outstanding common stock of Impact Diagnostics, Inc. increased from 9,793,497 to 35,060,720 shares. Pursuant to the Merger Agreement, each share of Impact Diagnostics common stock was exchanged for one share of Grant Life Sciences common stock. All numbers, in the financial statements and notes to the financial statements have been adjusted to reflect the stock split for all periods presented.

On September 20, 2004, the Company’s Board of Directors approved a change in the Company’s name to Grant Life Sciences, Inc. The accompanying financial statements have been changed to reflect the change as if it had happened at the beginning of the periods presented. Stockholders approved this change effective November 12, 2004.

In March and April of 2004, the Company issued 238,660 shares of common stock for cash at $0.0838 per share for $20,000.

In June 2004, the Company issued 500,000 shares of common stock in exchange for services valued at $40,000 to consultants. The stock issued was valued at  $.08 per share, which represents the fair value of the stock issued, which did not differ materially from the value of the services rendered. Expense of $20,000, related to financial consulting, is included in general administrative expense and expense of $20,000 related to R&D consulting is included in R&D expense.

On August 19, 2004, the Company completed a private placement of 9,560,596 shares to accredited investors at a price of $0.1835 per share. As an additional enticement to purchase the shares, one 5-year warrant to purchase stock at $0.1835 was issued for each 5 shares of stock purchased. The private placement resulted in net proceeds to the company of approximately $1,494,937. The Company also issued warrants to purchase 2,670,000 shares at an exercise price of $0.01 per warrant and warrants to purchase 411,104 shares at an exercise price of $0.185 per warrant to its placement agent in connection with the Merger and private placement.

A bridge loan of $50,000, made to the Company on July 6, 2004, was converted to equity on July 31, 2004 as part of the private placement. In addition to the warrants received as part of the offering, 50,000 warrants with an exercise price of $0.1835 were issued to the lender.

In July, 2004, the Company issued 2,720,000 shares of common stock for a convertible note payable and accrued interest of $205,885.

In August 2004, the Company issued 249,475 shares of common stock at $0.1835 per share in satisfaction of two related party notes payable of $45,779. Accrued interest was forgiven by the lenders.

In November 2004, the Company issued 2,403,000 shares of common stock for exercise of warrants at $0.01 strike price, for total cash proceeds of $24,030. These warrants were originally issued in connection with the Merger and private placement of common stock.

In March 2005, convertible notes, maturing in January and February 2005, were converted into 1,395,322 shares of stock. The conversion price per share was $0.092178, as stated in the notes, which originated in January and February of 2004.

In April 2005, the Company issued 500,000 shares of common stock to its financial advisory group in exchange for services rendered over the 2005 calendar year. The stock issued was valued at $0.40 per share, which represents the fair value of the stock issued, which did not differ materially from the value of the services rendered.

In June 2005, the Company issued 50,000 shares of common stock for exercise of stock options for cash $9,000.

In September 2005, 200,000 shares were issued in exchange for legal services at $.22 per share. The commitment to issue the shares was made on June 14, 2005.

From September 2005 to December 2005, $470,311 of principal of the Senior 10% convertible notes converted into 67,580,405 shares. The average conversion price per share was $0.0070.

During the fourth quarter of 2005 warrants for 517,000 shares were exercised for $5,420 in cash.

During the third and fourth quarters of 2006, $44,908 of principal of the Senior 10% convertible notes converted into 2,594,644 shares. The average conversion price per share was $0.017.

In July 2006, the Company issued 5,226,534 shares of common stock in settlement of indebtedness of resulting from the settlement of a lawsuit at $0.01 per share. The settlement included the payment of $17,422 which amount was subsequently repaid to the Company in exchange for the repricing the price per warrant to $0.01 of 1,317,013 warrants originally issued in 2004 at $0.18. During the last quarter of 2006 the Company issued 812,100 shares in exchange for the cashless exercise of 855,578,of the $0.01warrants.

In October 2006, 1,150,627 shares were issued in exchange for services at an average price of $.037 per share.

In November 2006, the Company issued 150,000 shares of common stock for exercise of stock options for cash $27,000.

NOTE I - INCOME TAXES

The Company has adopted Financial Accounting Standard No. 109 which requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statement or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between financial statements and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. Temporary differences between taxable income reported for financial reporting purposes and income tax purposes are insignificant.

For income tax reporting purposes, the Company’s aggregate unused net operating losses approximate $7,016,000 and unused credits of $80,342 which expire through 2026, subject to limitations of Section 382 of the Internal Revenue Code, as amended. The Company has provided a valuation reserve against the full amount of the net operating loss benefit, because in the opinion of management based upon the earning history of the Company, it is more likely than not that the benefits will not be realized.

Components of deferred tax assets as of December 31, 2006 and 2005 are as follows:

	2006	2005
	(Restated)	(Restated)
Non current
Net Operating Loss Carryforwards	$2,729,867	$1,883,717
Accrued Interest	57,299	38,610
R&D Credit	80,342	43,200
Stock Options	556,231	595,899
Unrealized Loss	2,024,855	1,520,080
Amortization	-	10,400
Contribution Carryover	156	156
Less Valuation Allowance	(5,267,056)	(4,005,835)
Total Deferred Tax Assets	$181,694	$86,227

Deferred Tax Liability
State Taxes	$(181,694)	$(86,227)
Total Deferred Tax Liabilities	$(181,694)	$(86,227)
Net Deferred Tax Assets	$0	$0

The following table presents the current and deferred income tax provision for (benefit from) federal and state income taxes for the years ended December 31, 2006 and 2005:

	2006
	Federal	Utah	Other	Total
Provision for income tax
Current provision	$-	$200		$200
Deferred provision

Deferred tax- beginning of year	-	-
Deferred tax - end of year	-	-
Change in deferred tax provision	-		-	-

Total provision	$-	$200	$-	$200

	2005
	Federal	Utah	Other	Total
Provision for income tax
Current provision	$-	$100		$100
Deferred provision

Deferred tax- beginning of year	-	-
Deferred tax - end of year	-	-
Change in deferred tax provision	-		-	-

Total provision	$-	$100	$-	$100

The provision for income taxes differs from the amount that would result from applying the federal statutory rate for the years ended December 31, 2006, and 2005 as follows:

	2006	2005
Calculation of rate of taxes on income
Tax @ statutory rate	34%	34%

Permanent differences:
R&D credit	1%	1%
State tax (net of fed benefit)	3%	3%
Change in valuation allowance	-38%	-38%
Total	0	0%

R&D credit for the year 2006 is $13,244

NOTE J - STOCK OPTIONS AND WARRANTS

The Company's has a Stock Incentive Plan. The options granted under the Plan may be either qualified or non-qualified options. Up to 25,000,000 options may be granted to employees, directors and consultants under the plan. Options may be granted with different vesting terms and expire no later than 10 years from the date of grant. In 2006, 600,000 options were granted, 500,000 with an exercise price of $0.05 and 100,000 with an exercise price of $0.018. In 2005, 950,000 options were granted under the plan, 850,000 with an exercise price of $0.18 and 100,000 with an exercise price of $0.04. 150,000 options were exercised in 2006 and 50,000 were exercised in 2005. Stockholders approved the plan effective November 12, 2004.

Stock Options

Transactions involving stock options issued to employees, directors and consultants under the Company’s 2004 Stock Incentive Plan are summarized below. Options issued under the plan have a maximum life of 10 years. The following table summarizes the options outstanding and the related exercise prices for the shares of the Company’s common stock issued under the 2004 Stock Incentive plan and as of December 31, 2006:

Options Outstanding				Options Exercisable
Exercise Prices	Number Outstanding	Weighted Average Remaining Contractual Life (Years)	Weighed Average Exercise Price	Number Exercisable	Weighted Average Exercise Price
$0.18	4,020,952	7.5		3,637,618
$0.05	500,000	9.4		366,667
$0.018	100,000	9.4		33,333
	4,620,952	7.8	$0.17	4,037,618	$0.17

	Number of options	Weighted average exercise price
Outstanding at December 31, 2004 (613,150 options exerciseable at weighted average exercise price of $ 0.18)	5,243,254	$0.18
Granted (weighted average fair value $ 0.38)	950,000	$0.19
Exercised (total fair value $6,264)	(50,000)	$0.18
Cancelled	(1,972,302)	$0.18
Outstanding at December 31, 2005 (3,187,618 options exerciseable at weighted average exercise price of $ 0.18)	4,170,952	$0.18
Granted (weighted average fair value $ 0.012)	600,000	$0.05
Exercised (total fair value $27,000)	(150,000)	$0.18
Cancelled	-	-
Outstanding at December 31, 2006 (4,037,618 options exerciseable at weighted average exercise price of $ 0.17)	4,620,952	$0.17

A summary of the status of the Company’s nonvested options as of December 31, 2005 and changes during the year ended December 31, 2006 is as follows:

Nonvested Options	Number of options	Weighted average grant date fair value
Nonvested at December 31, 2004	4,629,604	$0.31
Granted	950,000	$0.38
Vested	(2,918,968)	$0.27
Forfeited	(1,677,302)	$0.20
Nonvested at December 31, 2005	983,334	$0.66
Granted	600,000	$0.01
Vested	(1,000,000)	$0.37
Forfeited	-	-
Nonvested at December 31, 2006	583,334	$0.49

As at December 31, 2006, the total compensation cost not yet recognized related to nonvested option awards is $54,548 which is expected to be realized over a weighted average period of 0.5 years.

The weighted-average significant assumptions used to determine those fair values, using a Black-Scholes option pricing model are as follows:

	2006	2005
Significant assumptions (weighted-average):
Risk-free interest rate at grant date	4.9%	3.6%
Expected stock price volatility	201%	107%
Expected dividend payout	0%	0%
Expected option life-years based on management’s estimate (a)	3yrs	3yrs

(a)The expected option life is based on management’s estimate.

The Company elected early adoption of SFAS No. 123R effective for 2004, in advance of the Company's required adoption date of December 15, 2005. This Statement requires public entities to measure the cost of equity awards to employees based on the grant-date value of the award. During the years ended December 31, 2006 and 2005, the Company recognized $238,550 and $976,987 respectively as expense relating to vested stock options. For the year ended December 31, 2006 $151,204 was recognized as R&D expense and $87,345 as general and administrative expense, and for the year ended December 31, 2005 $386,410 was recognized as R&D expense and $590,577 as general and administrative expense.

Warrants

The following tables summarize the warrants outstanding and the related exercise prices for the shares of the Company’s common stock issued by the Company as of December 31, 2006:

Warrants Outstanding & Exercisable
Exercise Prices	Number Outstanding	Weighted Average Remaining Contractual Life (Years)	Weighed Average Exercise Price
$0.01	550,935	2.6	$0.01
$0.14	4,000,000	7.0	$0.14
$0.18	1,306,191	2.6	$0.18
$0.45	7,692,306	3.6	$0.45

	13,549,432	4.5	$0.31

	Number of Shares	Weighted Average Exercise Price
Outstanding at December 31, 2004	2,979,704	$0.16
Granted	7,942,306	$0.45
Exercised	(517,000)	$0.01
Canceled or expired	-	-
Outstanding at December 31, 2005	10,405,010	$0.38
Granted	4,000,000	$0.14
Exercised	(855,578)	$0.01
Canceled or expired	-	-
Outstanding at December 31, 2006	13,549,432	$0.31

All warrants were exercisable at the date of grant. All of the warrants, except 250,000 warrants, were issued in connection with financings. The exercise price of the warrants issued in 2005 and 2006 can be adjusted downward if stock is issued below the market price. The Company granted a warrant to purchase 250,000 shares at $0.18 per share to a non-employee for past consulting services in June 2004. The warrant was valued at the fair market value of services performed. The Black-Scholes option pricing model was used to value the 4,000,000 warrants with an exercise price of $0.14 which were issued in connection with the $400,000 note payable. The following assumptions were used.

	2006	2005
Significant assumptions (weighted-average):
Risk-free interest rate at grant date	4.7%	3.6%
Expected stock price volatility	213%	107%
Expected dividend payout	0%	0%
Expected option life-years based on management’s estimate (a)	3 to 7 yrs	3yrs

(a)The expected option life is based on management’s estimate.

NOTE K - COMMITMENTS AND CONTINGENCIES

On July 20, 2004, the Company entered into an exclusive license agreement to use certain technologies in its cervical cancer tests. The term of the license agreement is 17 years, and requires the Company to make annual royalty payments ranging from 1% to 3% of net sales, with annual minimum royalty payments of $48,000 to be paid monthly in $4,000 installments. The license agreement can be terminated with 90 days notice.

Minimum payments due under this license agreement are as follows:

Year	Amount
2007	$48,000
2008	48,000
2009	48,000
2010	48,000
2011	48,000
2012 and after	504,000
$744,000

On March 7, 2005, the Company signed a 10-year licensing agreement for rapid test technologies. Under the terms of the agreement, the Company made an initial payment of $15,000, executed a note for $35,000 payable over two years, and pay 3% royalties on net sales of licensed products. The license can be terminated with 90 days notice by the Company. On March 7, 2005, the Company also entered into a 27-month consulting Agreement with Ravi Pottahil and  Indira Pottahil in support of the License, pursuant to which these Consultants received 310,000 shares of common stock of the Company. As at December 31, 2006, the 310,000 shares had been issued.

NOTE L- SUBSEQUENT EVENTS

In January 2007 the Company issued 95,000 shares to a vendor in payment for services provided.

During January, February and until March 21, 2007, the Company issued 18,000,000 shares upon conversion of $578,840 of the convertible notes payable.

In March 2007 the Board of Directors awarded 11,550,000 options to members of management and the board. The options vest over a period of 2 years, are exercisable at $0.054 and expire in 10 years from date of issue.

In February and March 2007, the Company entered into Securities Purchase Agreements with New Millennium Capital Partners II, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd. and AJW Partners, LLC for the sale of (i) $300,000 in callable secured convertible notes and (ii) stock purchase warrants to buy 2,000,000 shares of our common stock. As with the previous convertible notes the Company will treat the detachable warrants and the embedded derivative in the conversion feature of the convertible note as liabilities.

PART II — INFORMATION NOT REQUIRED IN PROSPECTUS

Section 78.7502 of the Nevada Revised Statutes allows a corporation to indemnify any officer, director, employee or agent who is a party or is threatened to be made a party to a litigation by reason of the fact that he or she is or was an officer, director, employee or agent of the corporation, or is or was serving at the request of the corporation as an officer, director, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by such director or officer if:

•         there was no breach by the officer, director, employee or agent of his or her fiduciary duties to the corporation involving intentional misconduct, fraud or knowing violation of law; or

•         the officer, director, employee or agent acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Our Amended and Restated Articles of Incorporation provide for the indemnification of our officers and directors to the maximum extent permitted by Nevada law, and also provide that:

•         the indemnification right is a contract right that may be enforced in any manner by our officers and directors,

•         the expenses of our officers and directors incurred in any proceeding for which they are to be indemnified are to be paid to them as they are incurred, with such payments to be returned to us if it is determined that an officer or director is not entitled to be indemnified,

•         the indemnification right is not be exclusive of any other rights that our officers and directors have or may acquire and includes any other rights of indemnification under any bylaw, agreement, vote of stockholders or provision of law,

•         our Board of Directors may adopt bylaws to provide for the fullest indemnification permitted by Nevada law,

•         our Board of Directors may cause us to purchase and maintain insurance for our officers and directors against any liability asserted against them while acting in their capacity as our officers or directors, and

•         these indemnification rights shall continue to apply after any officer or director has ceased being an officer or director and shall apply to their respective heirs, executors and administrators.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Grant Life Sciences pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

These provisions of our Amended and Restated Articles of Incorporation became effective November 12, 2004.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the fees and expenses we expect to incur in connection with the issuance and distribution of the securities being registered. With the exception of the SEC registration fee, all amounts are estimates.

Securities and Exchange Commission Registration Fee	$21.01
Printing Fees and Expenses	$1,000.00
Legal Fees and Expenses	$50,000.00
Accounting Fees and Expenses	$50,000.00
Miscellaneous	$5,000.00

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

In March 2005, we issued 1,395,322 shares of our common stock to convertible note holders in exchange for the cancellation of $122,500 of notes, plus accrued interest of $7,350, pursuant to the original terms of the notes.

In March 2005, we issued an 8% Senior Secured Note due June 15, 2005 in the principal amount of $200,000 and a warrant to purchase up to an aggregate of 250,000 shares of our common stock to DCOFI Master LDC in connection with bridge financing of $200,000.

In September 2005, we issued 200,000 shares of our common stock to Sichenzia Ross Friedman Ference LLP as consideration for legal services provided.

In September 2006, we issued 5,226,524 shares of our common stock to various investors in connection with the settlement of a lawsuit.

In January 2007, the Company issued 95,000 shares to a vendor in payment for services provided.

During January, February and until March 21, 2007, the Company issued 18,000,000 shares upon conversion of $578,840 of the convertible notes payable.

In February and March 2007, the Company entered into Securities Purchase Agreements with New Millennium Capital Partners II, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd. and AJW Partners, LLC for the sale of (i) $300,000 in callable secured convertible notes and (ii) stock purchase warrants to buy 2,000,000 shares of our common stock. As with the previous convertible notes the Company will treat the detachable warrants and the embedded derivative in the conversion feature of the convertible note as liabilities.

Between March 31, 2007 and June 20, 2007, the Company issued 12,000,000 shares of common stock upon the conversion of $156,600 of convertible notes. In addition, on May 11, 2007, the Company issued 2,075,000 shares of common stock in settlement of an account payable of $45,000. Subsequent to March 31, 2007, an additional 470,250 shares of common stock were issued in settlement of other obligations totaling $6,270, and 64,879 common shares were issued upon exercise of warrants.

In June 2007, the Company granted directors, officers, employees and a consultant options to purchase an aggregate of 24,900,000 shares of the Company’s common stock. The exercise price of those options is $0.03 per share, which was the closing price of the Company’s common stock on the grant date. The options vest over a period of two years; however, vesting is accelerated, subject to certain restrictions, in the event of a merger, the acquisition of the Company by another entity or other similar transaction. The options have a contractual life of ten years.

In June 2007, the Company entered into a Securities Purchase Agreements with New Millennium Capital Partners II, LLC, AJW Master Fund, Ltd., AJW Offshore, Ltd. and AJW Partners, LLC for the sale of (i) $500,000 in callable secured convertible notes and (ii) stock purchase warrants to buy 10,000,000 shares of our common stock. As with the previous convertible notes, the Company will treat the detachable warrants and the embedded derivative in the conversion feature of the convertible note as liabilities.

Between June 30, 2007 and August 7, 2007, the Company issued 55,697,780 shares of common stock upon the conversion of $543,583 of convertible notes in various transactions.

Between September 30, 2007 and October 26, 2007, the Company issued 13,783,727 shares of common stock upon the conversion of $84,908 of convertible notes.

In October 2007, the Company issued 13,783,727 shares of common stock upon the conversion of $84,908 of convertible notes.

In November 2007, the Company entered into a Securities Purchase Agreement with New Millennium Capital Partners II, LLC, AJW Master Fund, Ltd. and AJW Partners, LLC (collectively, the “Investors”) for the sale of (i) $400,000 in callable secured convertible notes (the “Notes”) and (ii) stock purchase warrants (the “Warrants”) to buy 8,000,000 shares of our common stock. As with the previous convertible notes, the Company will treat the detachable warrants and the embedded derivative in the conversion feature of the convertible note as liabilities.

In December 2007, we issued 4,000,000 shares of our common stock to Sichenzia Ross Friedman Ference LLP, as consideration for legal services provided.

* All of the above offerings and sales were deemed to be exempt under rule 506 of Regulation D and Section 4(2) of the Securities Act of 1933, as amended. No advertising or general solicitation was employed in offering the securities. The offerings and sales were made to a limited number of persons, all of whom were accredited investors, business associates of Grant Life Sciences or executive officers of Grant Life Sciences, and transfer was restricted by Grant Life Sciences in accordance with the requirements of the Securities Act of 1933. In addition to representations by the above-referenced persons, we have made independent determinations that all of the above-referenced persons were accredited or sophisticated investors, and that they were capable of analyzing the merits and risks of their investment, and that they understood the speculative nature of their investment. Furthermore, all of the above-referenced persons were provided with access to our Securities and Exchange Commission filings.

ITEM 27.               EXHIBITS

Exhibit No.	Description

2.1
Agreement and Plan of Merger, dated as of July 6, 2004, by and among Grant Ventures, Inc., Impact Acquisition Corporation and Impact Diagnostics, Inc. (incorporated by reference to Form SB-2 filed with the SEC on September 30, 2004).

3.1	Articles of Incorporation of North Ridge Corporation, filed with the Secretary of State of Nevada on January 31, 2000 (incorporated by reference to Form SB-2 filed with the SEC on September 30, 2004).

3.2
Certificate of Amendment to Articles of Incorporation of North Ridge Corporation, changing its name to Grant Ventures, Inc. and changing its authorized capital to 50,000,000 shares, par value $0.001 per share, filed with the Secretary of State of Nevada on May 30, 2001 (incorporated by reference to Form SB-2 filed with the SEC on September 30, 2004).

3.3	Form of Amended and Restated Articles of Incorporation of Grant Ventures, Inc. (incorporated by reference to Form SB-2 filed with the SEC on September 30, 2004).

3.4
Articles of Merger for the merger of Impact Diagnostics, Inc. (Utah) and Impact Acquisitions Corporation (Utah), filed with the Secretary of State of Utah on July 30, 2004 (incorporated by reference to Form SB-2 filed with the SEC on September 30, 2004).

3.5	Bylaws of Grant Life Sciences, Inc. (incorporated by reference to Form SB-2/A filed with the SEC on January 25, 2005).

5.1	Opinion of Sichenzia Ross Friedman Ference LLP (filed herewith).

10.1	2004 Stock Incentive Plan of Grant Ventures, Inc. (incorporated by reference to Form SB-2 filed with the SEC on September 30, 2004).

10.2	Incentive Stock Option Agreement, dated as of July 6, 2004, between Impact Diagnostics, Inc. and Stan Yakatan. (incorporated by reference to Form SB-2 filed with the SEC on September 30, 2004).

10.3	Incentive Stock Option Agreement, dated as of July 6, 2004, between Impact Diagnostics, Inc. and John C. Wilson (incorporated by reference to Form SB-2 filed with the SEC on September 30, 2004).

10.4	2007 Stock Incentive Plan of Grant Life Sciences, Inc.

10.5
Employment Agreement between Michael L. Ahlin and Impact Diagnostics, Inc., dated January 1, 2004, as amended by the Amendment of Employment Agreement, dated July 1, 2004. (incorporated by reference to Form SB-2 filed with the SEC on September 30, 2004).

10.6
Securities Purchase Agreement dated December 27, 2006 by and among the Company and New Millennium Capital Partners II, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd. and AJW Partners, LLC (incorporated by reference to Form 8-K filed with SEC on January 3, 2007).

10.7	Form of Callable Secured Convertible Note dated December 27, 2006 (incorporated by reference to Form 8-K filed with SEC on January 3, 2007).

10.8	Form of Stock Purchase Warrant dated December 27, 2006 (incorporated by reference to Form 8-K filed with SEC on January 3, 2007).

10.9
Registration Rights Agreement dated December 27, 2006 by and among the Company and New Millennium Capital Partners II, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd. and AJW Partners, LLC (incorporated by reference to Form 8-K filed with SEC on January 3, 2007).

10.10
Intellectual Property Security Agreement dated December 27, 2006 by and among the Company and New Millennium Capital Partners II, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd. and AJW Partners, LLC (incorporated by reference to Form 8-K filed with SEC on January 3, 2007).

10.11
Securities Purchase Agreement dated February 7, 2007 by and among the Company and New Millennium Capital Partners II, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd. and AJW Partners, LLC (incorporated by reference to Form 8-K/A filed with SEC on February 13, 2007).

10.12	Form of Callable Secured Convertible Note dated February 7, 2007 (incorporated by reference to Form 8-K/A filed with SEC on February 13, 2007).

10.13	Form of Stock Purchase Warrant dated February 7, 2007 (incorporated by reference to Form 8-K/A filed with SEC on February 13, 2007).

10.14
Registration Rights Agreement dated February 7, 2007 by and among the Company and New Millennium Capital Partners II, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd. and AJW Partners, LLC (incorporated by reference to Form 8-K/A filed with SEC on February 13, 2007).

10.15
Security Agreement dated February 7, 2007 by and among the Company and New Millennium Capital Partners II, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd. and AJW Partners, LLC (incorporated by reference to Form 8-K/A filed with SEC on February 13, 2007).

10.16
Intellectual Property Security Agreement dated February 7, 2007 by and among the Company and New Millennium Capital Partners II, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd. and AJW Partners, LLC (incorporated by reference to Form 8-K/A filed with SEC on February 13, 2007).

10.17
Securities Purchase Agreement dated March 7, 2007 by and among the Company and New Millennium Capital Partners II, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd. and AJW Partners, LLC (incorporated by reference to Form 8-K filed with SEC on March 13, 2007).

10.18	Form of Callable Secured Convertible Note dated March 7, 2007 (incorporated by reference to Form 8-K filed with SEC on March 13, 2007).

10.19	Form of Stock Purchase Warrant dated March 7, 2007 (incorporated by reference to Form 8-K filed with SEC on March 13, 2007).

10.20
Registration Rights Agreement dated March 7, 2007 by and among the Company and New Millennium Capital Partners II, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd. and AJW Partners, LLC (incorporated by reference to Form 8-K filed with SEC on March 13, 2007).

10.21
Security Agreement dated March 7, 2007 by and among the Company and New Millennium Capital Partners II, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd. and AJW Partners, LLC (incorporated by reference to Form 8-K filed with SEC on March 13, 2007).

10.22
Intellectual Property Security Agreement dated March 7, 2007 by and among the Company and New Millennium Capital Partners II, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd. and AJW Partners, LLC (incorporated by reference to Form 8-K filed with SEC on March 13, 2007).

10.23	Employment Agreement dated April 9, 2007 between Doyle Judd and Grant Life Sciences, Inc.

10.24
Securities Purchase Agreement dated June 15, 2007 by and among the Company and New Millennium Capital Partners II, LLC, AJW Master Fund, Ltd. and AJW Partners, LLC (incorporated by reference to Form 8-K filed with SEC on June 22, 2007).

10.25	Form of Callable Secured Convertible Note dated June 15, 2007 (incorporated by reference to Form 8-K filed with SEC on June 22, 2007).

10.26	Form of Stock Purchase Warrant dated June 15, 2007 (incorporated by reference to Form 8-K filed with SEC on June 22, 2007).

10.27
Registration Rights Agreement dated June 15, 2007 by and among the Company and New Millennium Capital Partners II, LLC, AJW Master Fund, Ltd. and AJW Partners, LLC (incorporated by reference to Form 8-K filed with SEC on June 22, 2007).

10.28
Security Agreement dated June 15, 2007 by and among the Company and New Millennium Capital Partners II, LLC, AJW Master Fund, Ltd. and AJW Partners, LLC (incorporated by reference to Form 8-K filed with SEC on June 22, 2007).

10.29
Intellectual Property Security Agreement dated June 15, 2007 by and among the Company and New Millennium Capital Partners II, LLC, AJW Master Fund, Ltd. and AJW Partners, LLC (incorporated by reference to Form 8-K filed with SEC on June 22, 2007).

10.30	Exclusive License Purchase Agreement, dated November 6, 2007 by and among the Company and Mr. Sveshnikov and Mr. Kiselev (incorporated by reference to Form 8-K filed with SEC on November 16, 2007).

10.31
Exclusive License Purchase Agreement, dated November 10, 2007 by and among the Company and Alphagenics Diaco Biotechnologies S.r.l. (incorporated by reference to Form 8-K filed with SEC on November 16, 2007).

10.32
Securities Purchase Agreement dated November 27, 2007 by and among the Company and New Millennium Capital Partners II, LLC, AJW Master Fund, Ltd. and AJW Partners, LLC (incorporated by reference to Form 8-K filed with SEC on November 30, 2007).

10.33	Form of Callable Secured Convertible Note dated November 27, 2007 (incorporated by reference to Form 8-K filed with SEC on November 30, 2007).

10.34	Form of Stock Purchase Warrant dated November 27, 2007 (incorporated by reference to Form 8-K filed with SEC on November 30, 2007).

10.35
Registration Rights Agreement dated November 27, 2007 by and among the Company and New Millennium Capital Partners II, LLC, AJW Master Fund, Ltd. and AJW Partners, LLC (incorporated by reference to Form 8-K filed with SEC on November 30, 2007).

10.36
Security Agreement dated November 27, 2007 by and among the Company and New Millennium Capital Partners II, LLC, AJW Master Fund, Ltd. and AJW Partners, LLC (incorporated by reference to Form 8-K filed with SEC on November 30, 2007).

10.37
Intellectual Property Security Agreement dated November 27, 2007 by and among the Company and New Millennium Capital Partners II, LLC, AJW Master Fund, Ltd. and AJW Partners, LLC (incorporated by reference to Form 8-K filed with SEC on November 30, 2007).

14.1	Code of Ethics (incorporated by reference herein to the Annual Report on Form 10-KSB filed on March 31, 2005).

16.1	Letter from Singer Lewak Greenbaum & Goldstein LLP, dated April 30, 2007 (incorporated by reference to Form 8-K filed with SEC on April 30, 2007).

21.1	Subsidiaries of Grant Life Sciences, Inc. (incorporated by reference to Form SB-2 filed with the SEC on September 30, 2004).

23.1	Consent of Singer Lewak Greenbaum & Goldstein LLP (filed herewith).

23.2	Consent of Sichenzia Ross Friedman Ference LLP (see exhibit 5.1).

ITEM 28. UNDERTAKINGS.

The undersigned Company hereby undertakes to:

(1) File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement, and

(iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4) For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser

(i) Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(iv) Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

(5) Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

                        In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the city of Salt Lake City, state of Utah, on January 24, 2008:

GRANT LIFE SCIENCES, INC.

By:	/s/ Dr. Hun-Chi Lin
Dr. Hun-Chi Lin
President and Director (principal executive officer)

By:	/s/ Doyle R. Judd
Doyle R. Judd
Chief Financial Officer (principal financial and accounting officer)

Each person whose signature appears below constitutes and appoints Hun-Chi Lin his true and lawful attorney-in-fact and agent, acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, any Amendments thereto and any Registration Statement of the same offering which is effective upon filing pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent, each acting alone, full powers and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all said attorney-in-fact and agent, acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof:

Signature	Title	Date

/s/ Stan Yakatan. Stan Yakatan	Chairman of the Board	January 24, 2008

/s/ Dr. Hun-Chi Lin Dr. Hun-Chi Lin	President, Chief Scientific Officer and Director (principal executive officer)	January 24, 2008

/s/ Doyle R. Judd Doyle R. Judd	Chief Financial Officer (principal financial and accounting officer)	January 24, 2008

/s/ Michael Ahlin Michael Ahlin	Vice President and Director	January 24, 2008

/s/ Jack Levine Jack Levine	Director	January 24, 2008